EXHIBIT 4

                             SOUTHERN UNION COMPANY
                      PROVENERGY VOLUNTARY INVESTMENT PLAN




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                                TABLE OF CONTENTS
                                                                  Page


I.       INTRODUCTION.......................................        1

     1.1.     Establishment of Plan by Adopting Employer....        1

     1.2.     Trust Agreement and Trust.....................        1

     1.3.     Effective Date................................        1


II.      DEFINITIONS........................................        2

     2.1.     Accounts......................................        2

     2.2.     Actual Contribution Percentage................        3

     2.3.     Actual Deferral Percentage....................        3

     2.4.     Adopting Employer.............................        4

     2.5.     Adoption Agreement............................        4

     2.6.     After-Tax Contributions.......................        4

     2.7.     Beneficiary...................................        4

     2.8.     Code..........................................        4

     2.9.     Collectively Bargained Employee...............        4

     2.10.    Compensation..................................        4

     2.11.    Disability; Disabled..........................        6

     2.12.    Distribution Starting Date....................        6

     2.13.    Early Retirement Age..........................        7

     2.14.    Earned Income.................................        7

     2.15.    Effective Date................................        7

     2.16.    Elective Deferrals............................        7

     2.17.    Eligibility Computation Period................        8

     2.18.    Eligible Employee.............................        8

     2.19.    Employee......................................        9

     2.20.    Employer......................................        9

     2.21.    Employer Matching Contributions...............        9

     2.22.    Employer Profit Sharing Contributions.........        9

     2.23.    Employment Commencement Date..................       10

     2.24.    Entry Date....................................       10

     2.25.    ERISA.........................................       10

     2.26.    Excess Aggregate Contributions................       10

     2.27.    Excess Compensation...........................       11

     2.28.    Excess Elective Deferrals.....................       11

     2.29.    Excess Salary Deferral Contributions..........       11

     2.30.    Fiduciary.....................................       11

     2.31.    Five-Percent Owner............................       12

     2.32.    Forfeiture....................................       12

     2.33.    Former Participant............................       12

     2.34.    415 Compensation..............................       12

     2.35.    Highly Compensated Employee...................       12

     2.36.    Hour of Service...............................       13

     2.37.    Investment Manager............................       14

     2.38.    Key Employee..................................       15

     2.39.    Leased Employee...............................       15

     2.40.    Limitation Year...............................       16

     2.41.    Month of Service..............................       16

     2.42.    Nonhighly Compensated Employee................       16

     2.43.    Normal Retirement Age.........................       16

     2.44.    One-Year Break in Service.....................       17

     2.45.    One-Year Period of Severance..................       17

     2.46.    Owner-Employee................................       18

     2.47.    Participant...................................       18

     2.48.    Permitted Disparity Percentage................       18

     2.49.    Plan..........................................       18

     2.50.    Plan Administrator............................       18

     2.51.    Plan Year.....................................       18

     2.52.    Preretirement Survivor Annuity................       19

     2.53.    Prior Plan....................................       19

     2.54.    Prototype Plan................................       19

     2.55.    Prototype Sponsor.............................       19

     2.56.    Qualified Deductible Employee Contributions...       19

     2.57.    Qualified Defined Benefit Plan................       19

     2.58.    Qualified Defined Contribution Plan...........       20

     2.59.    Qualified Domestic Relations Order............       20

     2.60.    Qualified Joint and Survivor Annuity..........       20

     2.61.    Qualified Matching Contributions..............       20

     2.62.    Qualified Nonelective Contributions...........       21

     2.63.    Qualified Plan................................       21

     2.64.    Reemployment Commencement Date................       21

     2.65.    Related Defined Benefit Plan..................       21

     2.66.    Related Defined Contribution Plan.............       21

     2.67.    Related Employer..............................       21

     2.68.    Safe Harbor Matching Contributions............       22

     2.69.    Safe Harbor Nonelective Contributions.........       23

     2.70.    Salary Deferral Contributions.................       24

     2.71.    Self-Employed Individual......................       24

     2.72.    Shareholder-Employee..........................       24

     2.73.    Sign-On Matching Contribution.................       24

     2.74.    Spouse........................................       24

     2.75.    Termination Date..............................       25

     2.76.    Testing Compensation..........................       25

     2.77.    Trust.........................................       26

     2.78.    Trust Agreement...............................       26

     2.79.    Trustee.......................................       26

     2.80.    USERRA........................................       26

     2.81.    Valuation Date................................       26

     2.82.    Vested Percentage.............................       26

     2.83.    Vesting Computation Period....................       28

     2.84.    Year of Elapsed Time..........................       28

     2.85.    Year of Eligibility Service...................       29

     2.86.    Year of Vesting Service.......................       30


III.     PARTICIPATION......................................       31

     3.1.     Becoming a Participant........................       31

     3.2.     Age and Service Requirements..................       31

     3.3. Additional Requirements to Receive Profit Sharing Contributions or Employer Matching Contributions32




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IV.      EMPLOYER CONTRIBUTIONS.............................       33

     4.1.     Method and Time of Contributions..............       33

     4.2.     Employer Profit Sharing Contributions.........       33

     4.3.     Employer Money Purchase Contributions.........       37

     4.4.     Salary Deferral Contributions.................       39

     4.5.     Actual Deferral Percentage Tests..............       41

     4.6.     Refunds of Excess Salary Deferral Contributions..    43

     4.7.     Refunds of Excess Elective Deferrals.........        44

     4.8.     Employer Matching Contributions..............        44

     4.9.     Actual Contribution Percentage Tests.........        47

     4.10.    Correction of Excess Aggregate Contributions.        51

     4.11. Qualified Nonelective Contributions, Qualified Matching Contributions, and Use of Salary Deferral Contributions
               to Satisfy Actual Contribution Percentage Test..    52

     4.12.    After-Tax Contributions.....................         53

     4.13.    Qualified Deductible Employee Contributions.         54

     4.14.    Rollover from Another Plan..................         54

     4.15.    Other Required Contributions................         54


V.       VALUATION AND ADJUSTMENTS OF ACCOUNTS............         54

     5.1.     Method of Adjustment........................         54

     5.2.     Determination of Adjustments................         55


VI.      THE TRUST AND THE INVESTMENT OF TRUST ASSETS.....         55

     6.1.     The Trustee and the Trust...................         55

     6.2.     Establishment of Trust......................         55

     6.3.     Participant-Directed Investments............         55

     6.4.     Insurance Contracts.........................         56

     6.5.     Voting of Employer Stock....................         57

     6.6.     Non-Reversion...............................         57


VII.     DISTRIBUTIONS TO PARTICIPANTS AND BENEFICIARIES;
           FORFEITURES....................................         57

     7.1.     Eligibility for Distributions...............         57

     7.2.     Form of Distribution - Profit Sharing and
               401(k) Plans...............................         58

     7.3.     Time of Distribution; Elections - Profit
                Sharing and 401(k)Plans (Adoption
                Agreement NS-2)...........................         58

     7.4.     Form of Distribution - Money Purchase Plans.         60

     7.5.     Time of Distribution; Elections - Money
               Purchase Plans (Adoption Agreement NS-1)...         61

     7.6.     Form of Distribution When Participant Dies..         63

     7.7.     Time of Distribution When Participant Dies..         65

     7.8.     Required Minimum Distributions..............         65

     7.9.     Direct Rollovers............................         67

     7.10.    Distributions in Cash or Other Property.....         67

     7.11.    Forfeitures.................................         67

     7.12.    Facility of Payment Provision...............         70

     7.13.    Distribution When Payee's Address Is Unknown.        70

     7.14.    Qualified Domestic Relations Orders.........         70

     7.15.    Transitional Rule for Qualified Joint and
               Survivor Annuity...........................         71

     7.16.    Designated Beneficiary......................         71


VIII.    IN-SERVICE WITHDRAWALS AND LOANS.................         72

     8.1.     General Rules for In-Service Withdrawals....         72

     8.2.     Hardship In-Service Withdrawals.............         73

     8.3.     Age-Based In-Service Withdrawals............         74

     8.4.     Other In-Service Withdrawals................         74

     8.5.     Loans from After-Tax Account, Employer Profit
                Sharing Account, Employer Matching Account,
                Salary Deferral Account, or Rollover Account       74


IX.      LIMITATIONS ON ANNUAL ADDITIONS..................         77

     9.1.     Basic Limitation............................         77


X.       "TOP-HEAVY" PROVISIONS...........................         81

     10.1.    Annual "Top-Heavy" Calculation..............         81

     10.2.    Minimum Contribution if Plan is "Top-Heavy."         82

     10.3.    Top-Heavy Vesting Schedule..................         83


XI.      AMENDMENT AND TERMINATION.......................          84

     11.1.    Amendments by Adopting Employer............          84

     11.2.    Amendments by Prototype Sponsor............          84

     11.3.    Prohibited Amendments......................          85

     11.4.    Amendments Affecting Vested Percentage.....          85

     11.5.    Termination by Adopting Employer...........          85

     11.6.    Distribution of Participant Accounts on
                Termination or Partial Termination.......          86

     11.7.    Role of Trustee............................          86

     11.8.    Plan Merger, Consolidation, or Transfer....          86


XII.     THE TRUSTEE, THE TRUST, AND THE TRUST AGREEMENT.          87

     12.1.    Existence of Trust Fund; Exclusive Benefit.          87


XIII.    ADMINISTRATION.................................           87

     13.1.    Allocation of Responsibilities among Fiduciaries     87

     13.2.    Legal Status of Plan Administrator........           87

     13.3.    Powers of Plan Administrator..............           88

     13.4.    Reliance..................................           88

     13.5.    Expenses..................................           89

     13.6.    Bonding...................................           89

     13.7.    Denial of Claims; Appeals.................           89

     13.8.    Fiduciary Duty............................           90

     13.9.    Eligible Employee Omitted or Included in Error       90


XIV.     MISCELLANEOUS..................................           90

     14.1.    Rights in Trust...........................           90

     14.2.    Limitation of Participants' Rights........           91

     14.3.    Non-Alienation............................           91

     14.4.    Notices...................................           91

     14.5.    Severability..............................           91

     14.6.    Failure of Plan to Qualify................           92

     14.7.    Governing Law.............................           92




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I.       INTRODUCTION

1.1.     Establishment of Plan by Adopting Employer.
         ------------------------------------------

         The Adopting Employer, as designated in the Adoption Agreement, establishes a retirement plan (the "Plan") by adopting the American Century Prototype Defined Contribution Plan and the Trust Agreement, in order to provide retirement benefits to Eligible Employees who become Participants in the Plan. A Plan consists of the Adoption Agreement executed by the Adopting Employer and this American Century Prototype Defined Contribution Plan Basic Plan Document #02 (the "Prototype Plan").

1.2.     Trust Agreement and Trust.
         -------------------------

         The Adopting Employer, in addition to establishing a Plan using Adoption Agreement NS-1 or NS-2, has entered into a Trust Agreement, and, unless provided otherwise in the Adoption Agreement or Trust Agreement, the trust created by the Trust Agreement (the "Trust") is the sole funding vehicle for the Plan.

1.3.     Effective Date.
         --------------

         The Adopting Employer adopts the Plan either as a new plan or as an amendment and restatement of a Prior Plan, as designated in the Adoption Agreement. The Effective Date of the Plan, whether as a new Plan or an amendment and restatement, is as designated in the Adoption Agreement.


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II.      DEFINITIONS


         Each capitalized term in the Plan Document is defined in this Article or in the Article in which it first appears. All such defined terms will have the meanings set out in this Article or the Article in which they first appear, unless the context clearly indicates another meaning. All references in the Plan Document to specific Articles or sections will refer to Articles or sections of the Plan Document unless otherwise indicated.

2.1.     Accounts.
         --------

         "Account" means any of the accounts maintained for a Participant under the Plan. A Plan will have as many of the following Accounts as required by the Adopting Employer's choices in the Adoption Agreement:

(a) "After-Tax Account" to hold a Participant's After-Tax Contributions and to be adjusted as provided in section 5.1.

(b)  "Employer  Matching  Account"  to  hold  Employer  Matching   Contributions
allocated to a  Participant  under section 4.8 and to be adjusted as provided in section 5.1.

(c)  "Employer   Profit  Sharing   Account"  to  hold  Employer  Profit  Sharing
Contributions allocated to a Participant under section 4.2 and to be adjusted as provided in section 5.1.

(d) "Money Purchase Account" to hold Employer Money Purchase Contributions allocated to a Participant under section 4.3 and to be adjusted as provided in section 5.1.

(e) "Qualified Matching Contributions Account" to hold Qualified Matching Contributions allocated to a Participant under section 4.11 and to be adjusted as provided in section 5.1.

(f) "Qualified Nonelective Contributions Account" to hold Qualified Nonelective Contributions allocated to a Participant under section 4.11 and to be adjusted as provided in section 5.1.

(g)  "Rollover  Account" to hold Rollover  Amounts of a  Participant  made under section 4.14 and to be adjusted as provided in section 5.1.

(h) "Safe Harbor Matching Contributions Account" to hold Safe Harbor Matching Contributions allocated to a Participant under section 4.8 and to be adjusted as provided in section 5.1.

(i) "Safe Harbor Nonelective Contributions Account" to hold Safe Harbor Nonelective Contributions allocated to a Participant under section 4.2 and to be adjusted as provided in section 5.1.

(j) "Salary Deferral Account" to hold Salary Deferral Contributions made for a Participant under section 4.4 and to be adjusted as provided in section 5.1.

2.2.     Actual Contribution Percentage.
         ------------------------------

         "Actual Contribution Percentage" means the average, for a Plan Year, of the "actual contribution ratios" for all Participants who are Highly Compensated Employees during such Plan Year or for all Participants who are Nonhighly Compensated Employees during such Plan Year.

         The "actual contribution ratio" for a Participant is the sum of (i) Matching Contributions (other than Qualified Matching Contributions taken into account under the Actual Deferral Percentage test), (ii) Qualified Nonelective Contributions not taken into account under the Actual Deferral Percentage test,
(iii) Salary Deferral Contributions not taken into account under the Actual Deferral Percentage test allocated to him or her for the Plan Year, and (iv) After-Tax Contributions made by him or her for the Plan Year, divided by his or her Testing Compensation for that Plan Year. The actual contribution ratio of a Participant for whom no contributions described in the previous sentence are made is zero. In determining a Participant's actual contribution ratio, (i) forfeitures of Matching Contributions allocated to the Participant's Accounts (but not forfeitures of Excess Aggregate Contributions), or (ii) Matching Contributions forfeited because the contributions to which they relate are Excess Salary Deferral Contributions, Excess Elective Deferrals or Excess Aggregate Contributions, will be taken into account in the Plan Year for which those forfeitures are allocated.

         With respect to calculation and application of the Actual Contribution Percentage, the terms "Current Year Method" and "Prior Year Method" will have the meanings set out in section 4.9(a).

2.3.     Actual Deferral Percentage.
         --------------------------

         "Actual Deferral Percentage" means the average, for a Plan Year, of the "actual deferral ratios" for all Participants who are Highly Compensated Employees during such Plan Year or for all Participants who are Nonhighly Compensated Employees during such Plan Year.

         The "actual deferral ratio" for a Participant is the amount of Salary Deferral Contributions (including Qualified Nonelective Contributions and Qualified Matching Contributions treated as Salary Deferral Contributions) made on his or her behalf for the Plan Year, divided by his or her Testing Compensation for the Plan Year. The actual deferral ratio of a Participant for whom no Salary Deferral Contributions are made is zero. In determining a Participant's actual deferral ratio, Excess Elective Deferrals of Highly Compensated Employees will be considered Salary Deferral Contributions, but a Participant's Salary Deferral Contributions will not include Salary Deferral Contributions taken into account under the Actual Contribution Percentage test, provided that the Actual Deferral Percentage test is satisfied both with and without the exclusion of those Salary Deferral Contributions.

         With respect to calculation and application of the Actual Deferral Percentage, the terms "Current Year Method" and "Prior Year Method" will have the meanings set out in section 4.5(a).

2.4.     Adopting Employer.
         -----------------

         "Adopting Employer" means the entity which executes an Adoption Agreement to establish a Plan. The Adopting Employer can be a corporation (Subchapter C or Subchapter S), a partnership (general or limited), a limited liability corporation, a sole proprietorship, a governmental entity, or an organization which is exempt from tax under Subtitle A of the Code.

2.5.     Adoption Agreement.
         ------------------

        "Adoption Agreement" means one of the Adoption Agreements available for use with this Plan Document, as executed by the Adopting Employer to adopt a Plan.

2.6.     After-Tax Contributions.
         -----------------------

         "After-Tax  Contributions"  mean  contributions by a Participant  under section 4.12 which are included in his or her "wages" as reported on Form W-2.

2.7.     Beneficiary.
         -----------

         "Beneficiary" means a person or entity who is eligible, under the terms of the Plan, to receive any amount payable under the Plan after a Participant's death.

2.8.     Code.
         ----

         "Code" means the Internal Revenue Code of 1986, as amended.

2.9.     Collectively Bargained Employee.
         -------------------------------

         "Collectively Bargained Employee" means an Employee of an Employer covered by a collective bargaining agreement between the Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include a representative of any organization more than one-half of whose members are owners, officers, or executives of an Employer.

2.10.    Compensation.
         ------------

         "Compensation" of a Participant will be determined as follows:

(a) Compensation means Earned Income for a Participant who is a Self-Employed Individual and for any other Participant, it means the Participant's "wages" as reported on Form W-2, unless one of the following is elected in the Adoption
Agreement:

(i)   the  Participant's   "wages"  for  purposes  of  Code Section   3401(a),
      plus all other payments of compensation by the Employer in the course of its trade or business to the Participant for which a written statement is required under Code Section 6041(d), 6051(a)(3), or 6052, without applying any rules of Code Section 3401(a) that limit "wages" based on the nature or location of an employee's work;

(ii)  the Participant's  "compensation" as determined under Treasury Regulation
      ss. 1.415-2(d)(10),   which includes   his  or  her  wages, salary, fees
      for professional services, and other amounts received(whether or not in cash) for personal services actually performed in the course of his or her employment with an Employer, and excluding other amounts; or

(iii) a different definition as set out specifically in the Adoption Agreement.


         Compensation will also include all amounts excluded from the Participant's income under Code Sections 401(k), 125, 402(h), 403(b), and 457(b), unless it is elected in the Adoption Agreement to exclude all such amounts.

         In addition, "Compensation" will exclude fringe benefit items described in Treasury Regulation ss. 1.414(s)-1(c)(3), unless it is elected in the Adoption Agreement to include them; and "Compensation" will exclude any of the following items only if they are elected as excluded in the Adoption Agreement:

                  (i)      overtime (for all Participants);

                  (ii) overtime (only for Participants who are Highly Compensated Employees);

                  (iii)    commissions (for all Participants);

                  (iv) commissions (only for Participants who are Highly Compensated Employees);

                  (v)      bonuses (for all Participants);

                  (vi) bonuses (only for Participants who are Highly Compensated Employees).

(b) Compensation for a Plan Year may in no event exceed $160,000, as adjusted under Code Section 401(a)(17)(B) unless a lower limit on Compensation is elected in the Adoption Agreement. For a "short" Plan Year of fewer than 12 months, the Code Section 401(a)(17)(B) limit described in the preceding sentence (but not any lower limit) will be prorated by multiplying it by a fraction whose numerator is the number of whole months in the "short" Plan Year and whose denominator is 12.

(c) Compensation in the Plan Year an Employee becomes a Participant will include only Compensation from the date the Employee became a Participant, unless it is elected in the Adoption Agreement to include all his or her Compensation for the Plan Year.

(d) If the Plan is adopted using Adoption Agreement NS-2, Compensation will be determined on the basis of each payroll period for purposes of Salary Deferral Contributions, Matching Contributions, and, if applicable, After-Tax Contributions, unless it is elected in the Adoption Agreement to determine Compensation for these purposes on the basis of the Plan Year.

2.11.    Disability; Disabled.
         --------------------

         "Disability" or "Disabled" has the meaning in paragraph (a), unless one of the meanings in paragraphs (b)-(d) is elected in the Adoption Agreement:

(a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Plan Administrator on the basis of a written determination by the Social Security Administration that disability benefits under the Social Security Act have been approved;

(b) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Plan Administrator on the basis of a written determination by a physician selected by the Plan Administrator;

(c) eligibility for benefits under the long-term disability benefits plan identified in the Adoption Agreement, determined under the rules of that Plan; or

(d) a different definition of "Disability" or "Disabled" as set out specifically in the Adoption Agreement.

2.12.    Distribution Starting Date.
         --------------------------

         "Distribution Starting Date" means for any Participant, if distribution is made as an annuity or installments, the first day of the first period for which the annuity or an installment is payable, and otherwise, the Participant's Termination Date.

2.13.    Early Retirement Age.
         --------------------

         "Early Retirement Age" means either of the following, if elected in the Adoption Agreement:

(a)      the date a Participant reaches the age specified in the Adoption
Agreement; or

(b) the date a Participant reaches the age specified in the Adoption Agreement and has completed the number of Years of Vesting Service specified in the Adoption Agreement.


         If neither (a) nor (b) is elected in the Adoption Agreement, there is no Early Retirement Age under the Plan.

2.14.    Earned Income.
         -------------

         "Earned Income" means a Participant's net earnings from self-employment (as defined in Code Section 1402(a)) in the trade or business with respect to which the Plan is established, for which personal services of the Participant are a material income-producing factor. The Earned Income for any Plan Year of any Participant who is a Self-Employed Individual will be determined without regard to any items not includable in gross income for federal income tax purposes or to the deductions related to such items. Earned Income will be reduced by the aggregate amount of all contributions made by an Employer on behalf of the Participant to any Qualified Plan maintained by the Employer to the extent that the Employer is allowed a deduction for those contributions under Code Section 404. Earned Income will be determined with regard to the deduction allowed to the Employer by Code Section 164(f).

2.15.    Effective Date.
         --------------

         "Effective Date" means the date specified in the Adoption Agreement. It is the date as of which the provisions of the Plan are in force.

2.16.    Elective Deferrals.
         ------------------

         "Elective Deferrals" for a Participant in a taxable year means the sum of the following: (i) any elective contribution under a qualified cash-or-deferred arrangement (as defined in Code Section 401(k)), to the extent it is not includable in the individual's gross income for the taxable year on account of Code Section 402(e)(3) (before applying the limits of Code Section 402(g)); (ii) any employer contribution to a simplified employee pension (as defined in Code Section 408(k)), to the extent it is not includable in the individual's gross income for the taxable year on account of Code Section 402(h)(1)(B) (before applying the limits of Code Section 402(g)); (iii) any employer contribution to an annuity contract under Code Section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)), to the extent it is not includable in the individual's gross income for the taxable year on account of Code Section 403(b) (before applying the limits of Code Section 402(g)); (iv) any elective employer contribution to a "Simple IRA" described in Code Section 408(p)(2)(A)(i) to the extent it is not includable in the individual's gross income; and (v) any contribution designated as deductible under a trust described in Code Section 501(c)(18), to the extent that it is deductible from the individual's income for the taxable year under that Code Section (before applying the limits of Code Section 402(g)). Amounts described in the previous sentence which are distributed as excess annual additions under Code Section 415 will not be treated as Elective Deferrals. For purposes of this definition, any amount which is an Elective Deferral will be treated as though it were excluded from the individual's gross income.

2.17.    Eligibility Computation Period.
         ------------------------------

         "Eligibility Computation Period" means, for calculating Years of Eligibility Service, the Standard Computation Period in paragraph (a), except where it is elected in the Adoption Agreement to use the Anniversary Year Computation Period in paragraph (b).

(a) "Standard Computation Period" means the 12-consecutive-month period beginning on the Employee's Employment Commencement Date (or Reemployment Commencement Date) and, after that first 12-month period, the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date (or Reemployment Commencement Date) and each subsequent Plan Year.

(b) "Anniversary Year Computation Period" means the 12-consecutive-month period beginning on the Employee's Employment Commencement Date (or Reemployment Commencement Date) and each 12-consecutive-month period beginning on an anniversary of that date.

2.18.    Eligible Employee.
         -----------------

(a) "Eligible Employee" means any Employee of an Employer, unless it is elected in the Adoption Agreement to restrict Eligible Employees to one of the following classes:

(i)      Employees paid on a salaried basis;

(ii)     Employees paid on an hourly basis;

(iii)    Collectively Bargained Employees;

(iv) Employees in a class (but not including a class based on service, such as "part-time" employees) which is designated in the Adoption Agreement.

(b) Each of the following classes of persons will be excluded from the definition of Eligible Employees, unless they are designated as included in the Adoption Agreement:

(i) Collectively Bargained Employees (unless the definition of Eligible Employee has been elected to be Collectively Bargained Employees only);

(ii) Employees who are nonresident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from an Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3));

(iii)    Leased Employees described in section 2.39.

(c) Any of the following classes may then be excluded from the definition of Eligible Employee, if they are designated as excluded in the Adoption Agreement:

(i)      Highly Compensated Employees;

(ii) Employees participating in another Qualified Plan maintained by the Adopting Employer which is designated in the Adoption Agreement;

(iii) Employees of a business unit, such as a facility or a division, or in a class (but not including a class based on service, such as "part-time" employees) which is designated in the Adoption Agreement.

2.19.    Employee.
         --------

         "Employee" means any common-law employee (including a Self-Employed Individual) who receives Compensation from an Employer, including any Leased Employee. A person who is classified as an independent contractor by the Employer for which he or she performs services will not be treated as an Employee, for purposes of becoming an Eligible Employee or Participant, even if such a person is subsequently treated as an employee of an Employer for other purposes.

2.20.    Employer.
         --------

         "Employer" means the Adopting Employer or any Related Employer whose employees are designated in the Adoption Agreement as eligible to become Participants in the Plan.

2.21.    Employer Matching Contributions.
         -------------------------------

         "Employer Matching Contributions" means contributions by an Employer which are made under section 4.8, other than Safe Harbor Matching Contributions.

2.22.    Employer Profit Sharing Contributions.
         -------------------------------------

         "Employer Profit Sharing Contributions" means contributions by an Employer which are made under section 4.2, other than Safe Harbor Nonelective Contributions.

2.23.    Employment Commencement Date.
         ----------------------------

         "Employment Commencement Date" means the day on which an Employee first performs an Hour of Service while employed by an Employer or Related Employer.

2.24.    Entry Date.
         ----------

         "Entry Date" means the date an Eligible Employee becomes a Participant in the Plan. For each Eligible Employee, it is the earliest date described in the Plan's definition of "Entry Date" on which he or she meets the Plan's definition of Eligible Employee and has also satisfied the eligibility requirements described in Article III.

         If the Plan is established using Adoption Agreement NS-1, the "Entry Date" will be the first day of a Plan Year or the first day of the seventh month of a Plan Year, and if the Plan is established using Adoption Agreement NS-2 the "Entry Date" will be the first day of each calendar month, unless one of the following is elected in the Adoption Agreement:

(a) the first day of a Plan Year (in which case, the Plan cannot require an age greater than 20 1/2 nor a period of Eligibility Service greater than six Months of Service as a condition of becoming a Participant);

(b)      the first day of each calendar month;

(c) the first day of a Plan Year or the first day of the seventh month of a Plan Year;

(d)      the first day of each calendar quarter;

(e)      the first day of each payroll period of the Employer;

(f) the first day after the Eligible Employee satisfies the eligibility requirements described in Article III.

2.25.    ERISA.
         -----

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.26.    Excess Aggregate Contributions.
         ------------------------------

         "Excess Aggregate Contributions" means, for any Plan Year, the excess of:

(a)  the  aggregate  Matching  Contributions,   After-Tax   Contributions,   and
forfeitures, if any, taken into account in computing the Actual Contribution Percentage of all Highly Compensated Employees for the Plan Year, over

(b) the maximum amount of such contributions permitted under the Actual Contribution Percentage test.

2.27.    Excess Compensation.
         -------------------

         "Excess Compensation" will be defined only if the Plan uses the "Permitted Disparity" method of allocating Employer Contributions under section
4.2 or 4.3. Under those circumstances, "Excess Compensation" means the amount of a Participant's Compensation for a Plan Year in excess of whichever of the following is elected in the Adoption Agreement:

(a)      the Taxable Wage Base as of the beginning of the Plan Year;

(b) an amount equal to the percentage elected in the Adoption Agreement (not more than 100%) of the Taxable Wage Base as of the beginning of that Plan Year; or

(c) the dollar amount elected in the Adoption Agreement (which, for any Plan Year, cannot exceed the Taxable Wage Base as of the beginning of that Plan
Year).

         In all cases, "Taxable Wage Base" means the contribution and benefit base in effect under Section 230 of the Social Security Act on the first day of the Plan Year.

2.28.    Excess Elective Deferrals.
         -------------------------

         "Excess Elective Deferrals" means for a Participant, with respect to his or her taxable year, the amount of his or her Elective Deferrals in excess of the dollar limitation under Code Section 402(g) for that taxable year.

2.29.    Excess Salary Deferral Contributions.
         ------------------------------------

         "Excess Salary Deferral Contributions" means, for any Plan Year, the excess of:

(a) the aggregate Salary Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions actually taken into account in computing the Actual Deferral Percentage of all Highly Compensated Employees for the Plan Year, over

(b) the maximum amount of such contributions permitted under the Actual Deferral Percentage test.

2.30.    Fiduciary.
         ---------

         "Fiduciary" means the Adopting Employer, each Related Employer that participates in the Plan, the Plan Administrator, the Trustee, and any Investment Manager or other named fiduciary, but only to the extent of the specific duties and responsibilities of each under the Plan and Trust which cause such person or entity to be a "Fiduciary" under ERISA Section 3(21)(A).

2.31.    Five-Percent Owner.
         ------------------

         "Five-Percent Owner" means, in the case of an Employer or Related Employer that is not a corporation, a person who owns more than 5% of the capital or profits interest in the organization and, in the case of an Employer or Related Employer that is a corporation, a person who owns (or is considered to own within the meaning of Code Section 318) more than 5% of the outstanding stock of the corporation, or stock possessing more than 5% of the total combined voting power of all stock of the corporation. For purposes of applying Code
Section 318 to this definition, Code Section 318(a)(2)(C) will be applied by substituting "5%" for "50%."

2.32.    Forfeiture.
         ----------

         "Forfeiture" means the portion of a Participant's Account in excess of the Vested Percentage of that Account, and which is treated as a "Forfeiture" under Article VII.

2.33.    Former Participant.
         ------------------

         "Former Participant" means any former Participant who is receiving or will receive distributions under the Plan.

2.34.    415 Compensation.
         ----------------

         "415 Compensation" means a Participant's compensation, as determined under Treasury Regulation ss. 1.415-2(d)(10), plus any amount excluded from the Participant's compensation under Code Sections 401(k), 125, 402(h), 403(b), and 457(b).

2.35.    Highly Compensated Employee.
         ---------------------------

         "Highly Compensated Employee" means an Employee who has performed services for an Employer or Related Employer during the current Plan Year (the "determination year") and:

(a) was a Five-Percent Owner at any time during the determination year or the 12-consecutive-month period immediately preceding it (the "look-back year"); or

(b) for the look-back year, received Testing Compensation from an Employer or Related Employer in excess of $80,000 (as adjusted under Code Sections 415(d) and 414(q)(1)); provided, however,

(c) if the Plan is adopted using Adoption Agreement NS-2, either or both of the following rules may be elected:

(i) if the Plan Year is not the calendar year, the look-back year for a Plan Year will be the calendar year ending in that Plan Year;

(ii) an Employee described in paragraph (b) will be a Highly Compensated Employee only if, during the look-back year, he or she also was in the group consisting of the top 20% of all Employees, ranked by Testing Compensation paid during that year.

         In addition, the term Highly Compensated Employee will, for any determination year, include any Employee whose Termination Date was before the determination year if he or she was a Highly Compensated Employee at his or her Termination Date or at any time after attaining age 55. This determination will be made using the rules applicable to determining Highly Compensated Employee status for prior determination year(s) and in accordance with Treasury Regulations ss.2.414(q)-2T, A-4 and IRS Notice 97-45.


         For purposes of applying this section, the determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the applicable Treasury Regulations. For a Plan Year beginning in 1997, this section will be treated as having been in effect in 1996.

2.36.    Hour of Service.
         ---------------

         "Hour of Service" means each hour for which:

(a) an Employee is directly or indirectly paid or entitled to payment by an Employer or Related Employer for the performance of duties;

(b) an Employee is directly or indirectly paid or entitled to payment by an Employer or Related Employer for reasons (such as vacation, holiday, sickness, incapacity, disability, layoff, jury duty, military duty, or paid leave of absence) other than for the performance of duties (irrespective of whether the employment relationship has terminated), unless such payment is solely for the purpose of complying with applicable workers' compensation or disability insurance laws;

(c) back pay for an Employee, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Related Employer.


         The same Hours of Service will not be credited under both (a) or (b), as the case may be, and under (c).

         Hours of Service for the performance of duties will be credited to an Employee for the Computation Period in which the duties were performed, and Hours of Service for reasons other than the performance of duties or for back pay will be credited to the Employee for the Computation Period to which such hours are related, but there will be no duplication in the crediting of Hours of Service. Hours of Service as defined above will be determined and credited in a manner consistent with Department of Labor Regulation ss. 2530.200b-2, which is incorporated herein by reference.

         The number of Hours of Service to be credited to an Employee will be calculated on the basis of the actual hours for which the Employee is paid or entitled to payment, unless it is elected in the Adoption Agreement to calculate Hours of Service using one of the equivalencies listed below. Different methods of crediting Hours of Service (actual hours or one or more equivalencies) may be specified for different classifications of Employees in the Adoption Agreement, as long as the classifications are reasonable and consistently applied.

         These are the permissible equivalencies for crediting Hours of Service:

(i) 10 Hours of Service for each day for which the Employee would be required to be credited with at least one Hour of Service under Department of Labor Regulationss.2530.200b-2.

(ii) 45 Hours of Service for each week during which the Employee would be required to be credited with at least one Hour of Service under Department of Labor
         Regulation ss. 2530.200b-2.

(iii) 95 Hours of Service for each semi-monthly payroll period during which the Employee would be required to be credited with at least one Hour of Service under Department of Labor Regulation ss. 2530.200b-2.

(iv) 190 Hours of Service for each month during which the Employee would be required to be credited with at least one Hour of Service under Department of Labor
         Regulation ss. 2530.200b-2.


         No more than 501 Hours of Service will be credited to an Employee for any single continuous period during which duties are not performed by the Employee (whether or not such period occurs in a single Computation Period).

         Hours of Service will also be credited under these rules for any individual who is an Employee of a Related Employer (while it is a Related Employer), and for any individual for the period when he or she was a Leased Employee of an Employer or Related Employer.

2.37.    Investment Manager.
         ------------------

         "Investment Manager" means any entity which meets the definition of "investment manager" in ERISA Section 3(38) and which is appointed as an Investment Manager for assets of the Plan, pursuant to the Trust Agreement.

2.38.    Key Employee.
         ------------

         "Key Employee" means, with respect to any Plan Year, any Employee or former Employee (and the Beneficiaries of such Employee) who, at any time during that Plan Year or any of the four preceding Plan Years (or, if the Plan has not been in existence that long, all preceding Plan Years), is any of the following:

(a) an officer of an Employer or a Related Employer with 415 Compensation in excess of 50% of the dollar limitation then in effect under Code Section 415(b)(1)(A);

(b) an  Employee  who owns (or is  considered  to own within the meaning of Code
Section 318, but substituting "5%" for "50%" in Section 318(a)(2)(C)) one of the 10 largest interests in an Employer, or Related Employer, and who has 415 Compensation in excess of the dollar limitation in effect under Code Section 415(c)(1)(A);

(c)      a Five-Percent Owner; or

(d) an Employee with 415 Compensation of more than $150,000 and who would be described in the definition of Five-Percent Owner if "l%" were substituted for "5%."

         The maximum number of persons who will be treated as officers under paragraph (a) is the greater of three or 10% of the total number of Employees (but not more than 50). In determining the number of persons who will be treated as officers under paragraph (a), any Employee will be excluded if he or she has not completed six months of service, normally works less than 17 1/2 hours per week or less than six months per year, is not yet age 21, or is covered by a bona fide collective bargaining agreement. Under paragraph (b), no Participant or former Participant will be a Key Employee unless his or her ownership interest is or was at least 1/2 of 1%, and if two or more Employees have equal ownership interests, the Employee with the highest compensation will be treated as owning the largest interest.

         The rules of Code Sections 414(b), (c), and (m) will not apply for purposes of determining percentage ownership under paragraphs (c) and (d) of this section.

         The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and applicable Treasury Regulations.

2.39.    Leased Employee.
         ---------------

         "Leased Employee" means any person (other than a common-law employee of an Employer or Related Employer) who, under an agreement between an Employer or Related Employer and any other person (the "leasing organization"), has performed services for an Employer or for an Employer and related persons
(determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, provided that the services are performed under the primary direction or control of an Employer. Contributions provided to a Leased Employee by the leasing organization that are attributable to services performed for an Employer will be treated as provided by the Employer or Related Employer.

         The term "Leased Employee" will not include any person who would otherwise be described in this section, if (i) the person is covered by a money purchase pension plan providing (A) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed in accordance with a salary reduction agreement that are excludable from the person's gross income under Code Section 125, 402(e)(3), 402(h), or 403(b), (B) immediate participation, and (C) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20% of the workforce of the Employer and all Related Employers who are Nonhighly Compensated Employees.

2.40.    Limitation Year.
         ---------------

         "Limitation Year" means the Plan Year unless it is elected in the Adoption Agreement to use a different 12-consecutive-month period. If the Limitation Year is changed to a different 12-consecutive-month period, the new Limitation Year must begin on a day within the Limitation Year in which the change is made.

         All Qualified Plans maintained by an Employer must use the same Limitation Year.

2.41.    Month of Service.
         ----------------

         "Month of Service" means a calendar month for which an Employee is credited with at least one Hour of Service described in section 2.36(a).

2.42.    Nonhighly Compensated Employee.
         ------------------------------

         "Nonhighly Compensated Employee" means an Employee who, with respect to the current Plan Year, does not meet the definition of a Highly Compensated Employee.

2.43.    Normal Retirement Age.
         ---------------------

         "Normal Retirement Age" means the date a Participant attains age 65, unless one of the following is elected in the Adoption Agreement:

(a) the date the Participant attains the age (not more than 65) specified in the Adoption Agreement; or

(b) the date the Participant attains both the age (not more than 65) and number of Years of Vesting Service (not more than five) specified in the Adoption Agreement.

2.44.    One-Year Break in Service.
         -------------------------

         "One-Year Break in Service" means, for purposes of determining a Participant's Years of Eligibility Service, an Eligibility Computation Period for which an Employee is not credited with at least 501 Hours of Service with an Employer or Related Employer, and, for purposes of determining a Participant's Years of Vesting Service, a Vesting Computation Period for which an Employee is not credited with at least 501 Hours of Service with an Employer or Related Employer.

         For purposes of determining whether an Employee has incurred a One-Year Break in Service, the Employee will be credited with up to 501 Hours of Service for any period of absence from work for maternity or paternity reasons resulting from (i) pregnancy of the individual, (ii) birth of a child of the individual,
(iii) placement of a child with the individual in connection with the adoption of the child by the individual, or (iv) caring for the child by the individual for a period beginning immediately after the birth or placement. The Employee will receive credit for the number of Hours of Service that would otherwise have been credited to him or her during such absence, or if that number cannot be determined, eight Hours of Service for each day of such absence. These Hours of Service will be credited to the Employee for the Computation Period during which the absence begins or, if the Employee would not otherwise have incurred a One-Year Break in Service for that Computation Period, for the following Computation Period.

         To the extent the Plan uses Years of Elapsed Time instead of Years of Eligibility Service or Years of Vesting Service, the term One-Year Period of Severance (as defined in section 2.45) will be substituted for One-Year Break in Service.

2.45.    One-Year Period of Severance.
         ----------------------------

         "One-Year Period of Severance" means a 12-consecutive-month period, beginning on a Participant's Severance from Service Date (as defined in section 2.78), or any anniversary of that date during which the Participant is credited with no Hours of Service described in section 2.36(a). If the Participant's Severance from Service Date is because of maternity or paternity reasons resulting from (i) pregnancy of the individual, (ii) birth of a child of the individual, (iii) placement of a child with the individual, or (iv) caring for the child by the individual for a period beginning immediately after birth or placement, then "first anniversary of his or her Severance from Service Date" will be substituted for "Severance from Service Date" in the preceding sentence.

2.46.    Owner-Employee.
         --------------

         "Owner-Employee" means any individual who is a sole proprietor or who is a partner owning more than 10% of either the capital or profits interest of the partnership.

2.47.    Participant.
         -----------

         "Participant" means any Employee who becomes a Participant under the rules of Article III and, where the context requires, any Former Participant.

2.48.    Permitted Disparity Percentage.
         ------------------------------

         "Permitted Disparity Percentage" means the greater of (i) the percentage in the following table or (ii) the rate of tax under Code Section 3111(a) in effect at the beginning of the Plan Year which is applicable to old age insurance under the Social Security Act. For a Plan Year in which the percentage in (ii) exceeds 5.7%, the table will be revised as directed by the Commissioner of Internal Revenue under Treasury Regulation ss. 1.401(l)-2(b)(2).


If the  limit  above  which  Compensation      then the Permitted Disparity
is Excess Compensation under section 2.23      Percentage is:
is:

Taxable Wage Base                               5.7%

More than 80% of Taxable Wage Base,  but less
than Taxable Wage Base                          5.4%

Equal to or less than 80% of
Taxable  Wage  Base,  but more
than 20% of Taxable Wage Base                   4.3%

Equal to or less than the  greater of
$10,000 or 20% of Taxable Wage Base             5.7%

2.49.    Plan.
         ----

         "Plan" means the retirement plan established under the terms of the Prototype Plan and an Adoption Agreement executed by an Adopting Employer, and including any Addendum and any amendments permitted under this document.

2.50.    Plan Administrator.
         ------------------

         "Plan Administrator" means the person(s) or entity designated in the Adoption Agreement by the Adopting Employer to administer the Plan.

2.51.    Plan Year.
         ---------

         "Plan Year" means the calendar year, unless a different 12-month period is specified in the Adoption Agreement. The Plan may have a "short" Plan Year, beginning on the effective date of its adoption or restatement and ending on the date specified in the Adoption Agreement, with each subsequent Plan Year ending on the anniversary of the last day of that "short" Plan Year. 2.52. Preretirement Survivor Annuity.

         "Preretirement Survivor Annuity" means an annuity for the life of the surviving Spouse of a deceased Participant, the amount of which is the amount the surviving Spouse would have been entitled to receive if: (i) the Participant's Early Retirement Date was the day before his or her death and he or she had elected the Qualified Joint and Survivor Annuity option; or (ii) the Participant died before the date that would have been his or her Early
Retirement Date (or if the Plan does not provide for an Early Retirement Date, as if his or her Termination Date was his or her date of death (unless his or her Termination Date actually was before his or her death)) and he or she lived to his or her Early Retirement Date, retired on that day having elected the Qualified Joint and Survivor Annuity Option, then died the next day.

2.53.    Prior Plan.
         ----------

         "Prior Plan" means the plan, if any, which was amended and restated by the Adopting Employer's adoption of this Plan.

2.54.    Prototype Plan.
         --------------

         "Prototype   Plan"  means  the  American  Century   Prototype   Defined
Contribution Plan, Basic Plan Document #02, as set out in this document and including any subsequent amendments.

2.55.    Prototype Sponsor.
         -----------------

         "Prototype Sponsor" means American Century Investment Management, Inc., or any successor or assignee.

2.56.    Qualified Deductible Employee Contributions.
         -------------------------------------------

         "Qualified   Deductible   Employee   Contributions"   mean  Participant
contributions made under a Prior Plan for a taxable year beginning before December 31, 1986, which were deductible by the Participant when made.

2.57.    Qualified Defined Benefit Plan.
         ------------------------------

         "Qualified Defined Benefit Plan" means a defined benefit plan that is a Qualified Plan.

2.58.    Qualified Defined Contribution Plan.
         -----------------------------------

         "Qualified Defined Contribution Plan" means a defined contribution plan that is a Qualified Plan.

2.59.    Qualified Domestic Relations Order.
         ----------------------------------

         "Qualified Domestic Relations Order" means a judicial order described in Code Section 414(p) and ERISA Section 206(d)(3), as determined by the Plan Administrator.

2.60.    Qualified Joint and Survivor Annuity.
         ------------------------------------

         "Qualified Joint and Survivor Annuity" means, for a married Participant, an immediate annuity payable for the life of the Participant with a survivor annuity for the life of his or her spouse that is at least 50% of the amount of the annuity payable during the Participant's life. For any other Participant, "Qualified Joint and Survivor Annuity" means an immediate annuity payable for the life of the Participant only. The actuarial value of the Qualified Joint and Survivor Annuity must equal the aggregate of the Vested Percentage of the balance(s) of the Participant's Account(s).

2.61.    Qualified Matching Contributions.
         --------------------------------

         "Qualified Matching Contribution" means any Matching Contribution to a Qualified Plan on behalf of an Employee that (i) the Employee may not elect to receive in cash until paid from the Qualified Plan, (ii) is 100% vested when made, and (iii) is not payable under the terms of the Qualified Plan to Employees or their beneficiaries before the earliest of:

                  (A) separation from service, death, or Disability of the Employee;

                  (B) attainment of age 59 1/2by the Employee in a Qualified Plan that is a profit sharing plan;

                  (C) termination of the Qualified Plan without establishment of a successor Qualified Defined Contribution Plan;

                  (D) the disposition by an Employer that is a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section
                           409(d)(2)) in the trade or business of the corporation if the Employer continues to maintain the Qualified Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets; or

                  (E) the disposition by an Employer that is a corporation to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Code Section 409(d)(3)), if the Employer continues to maintain the Qualified Plan, but only with respect to Employees who continue employment with such subsidiary.

2.62.    Qualified Nonelective Contributions.
         -----------------------------------

         "Qualified Nonelective Contributions" means any contribution made by an Employer to a Qualified Plan of an Employer (other than Salary Deferral or Matching Contributions) that (i) the Employee may not elect to receive in cash until paid from the Qualified Plan, (ii) is 100% vested and nonforfeitable when made, and (iii) is not payable under the terms of the Qualified Plan to the Employee or his or her Beneficiaries before the earliest of the five events listed in the definition of Qualified Matching Contribution.

2.63.    Qualified Plan.
         --------------

         "Qualified Plan" means a retirement plan that meets the requirements for qualification under Code Section 401(a).

2.64.    Reemployment Commencement Date.
         ------------------------------

         "Reemployment Commencement Date" means the first date on which an Employee performs an Hour of Service for an Employer or Related Employer following one or more One-Year Breaks in Service.

2.65.    Related Defined Benefit Plan.
         ----------------------------

         "Related Defined Benefit Plan" means a Qualified Defined Benefit Plan maintained by an Employer or Related Employer.

2.66.    Related Defined Contribution Plan.
         ---------------------------------

         "Related  Defined   Contribution   Plan"  means  a  Qualified   Defined
Contribution Plan (other than the Plan) maintained by an Employer or Related Employer.

2.67.    Related Employer.
         ----------------

         "Related Employer" means: (i) any member of a controlled group of corporations, as defined in Code Section 414(b), of which the Adopting Employer is a member; (ii) any other trade or business under common control, as defined in Code Section 414(c), of or with the Adopting Employer; (iii) any member of an affiliated service group, as defined under Code Section 414(m), of which the Adopting Employer is a member; and (iv) any other entity required to be aggregated under Code Section 414(o) and applicable Treasury Regulations with the Adopting Employer.

2.68.    Safe Harbor Matching Contributions.
         ----------------------------------

         "Safe Harbor Matching Contribution" means an Employer Matching Contribution made under a Plan which is adopted using Adoption Agreement NS-2 and which meets all of the following requirements for the Plan Year for which the contribution is made:

(a) The contribution is made for each Nonhighly Compensated Employee who is a Participant in the Plan for the Plan Year at a rate equal to one of the following:

                  Basic rate. 100 percent of the Participant's Salary Deferral Contributions up to three percent of his or her Testing Compensation for the Plan Year, plus 50 percent of the Participant's Salary Deferral Contributions, above three percent and up to five percent, of his or her Testing Compensation for the Plan Year.

                  Enhanced rate. A rate or combination of rates that, at any rate of Salary Deferral Contributions elected by a Participant, provides an aggregate amount of Employer Matching Contributions for a Participant at least equal to the amount which would have been provided under the Basic rate. The rate of Employer Matching Contributions cannot increase as any Participant's rate of Salary Deferral Contributions increases.

(b) Under the Plan and any Related Defined Contribution Plan, no Participant who is a Highly Compensated Employee can receive matching contributions at a rate which is higher than the rate of Employer Matching Contributions which a Nonhighly Compensated Employee, who has the same rate of elective contributions, would receive under the Plan.

(c) Under the Plan, each Participant who is a Nonhighly Compensated Employee has the opportunity to make Salary Deferral Contributions at a rate which will entitle him or her to receive the maximum amount of Employer Matching Contributions available for the Plan Year, subject to any limitation on Salary Deferral Contributions, either under Code Section 402(g) or 415 or resulting from a hardship withdrawal under Treasury Regulation ss.ss. 1.401(k)-1(d)(2)(iv)(B)(3) or (4).

(d) The contribution is allocated to the Participant's Safe Harbor Matching Contribution Account as of a date within the Plan Year, and the contribution is actually paid to the Plan within 12 months following the end of the Plan Year for which it is made.

(e) Each Employee who is eligible to be a Participant in the Plan for a Plan Year for which a Safe Harbor Matching Contribution will be made receives a written notice which meets the following requirements:

                  Content requirement. The notice is written in a manner calculated to be understood by the average Participant, and accurately describes the following features of the Plan: (i) the Safe Harbor Matching Contribution; (ii) any other contributions available (including Employer Profit Sharing Contributions) and the conditions under which they are made;
                  (iii) whether the Safe Harbor Matching Contribution is being made to the Plan or to another Qualified Defined Contribution Plan; (iv) the definition of "Compensation" and the amount of Salary Deferral Contributions which may be made; (v) how to make Salary Deferral Contributions; (vi) when elections to make Salary Deferral Contributions may be made; and (vii) withdrawal and vesting rules.

                  Timing requirement. The notice must be given to each Employee entitled to receive it at least 30 days and not more than 90 days before the first day of the Plan Year. If an Employee becomes eligible to become a Participant fewer than 90 days before the beginning of the Plan Year, he or she may receive the notice at any time beginning 90 days before he or she becomes eligible and ending on the date he or she becomes a Participant. For Plan Years beginning on or before April 1, 1999, the notice may be given at any time on or before March 1, 1999.

                  Election requirement. Following receipt of the notice, each Participant must have a period of at least 30 days to make or change his or her election applicable to Salary Deferral Contributions.

     The requirements of this paragraph (e) may be modified by the Adopting Employer in accordance with I.R.S. Notice 2000-3 or other controlling guidance issued by the Internal Revenue Service.

2.69.    Safe Harbor Nonelective Contributions.
         -------------------------------------

         "Safe Harbor Nonelective Contribution" means an Employer contribution made under a Plan which is adopted using Adoption Agreement NS-2 and which meets all of the following requirements:

(a) The contribution is made for each Nonhighly Compensated Employee who is eligible to be a Participant in the Plan for the Plan Year, regardless of whether he or she makes Salary Deferral Contributions for the Plan Year, in an amount equal to the same percentage (not less than 3%) of each such Participant's Testing Compensation for the Plan Year.

(b) The contribution is allocated to the Participant's Safe Harbor Nonelective Contribution Account as of a date within the Plan Year, without being made subject to either status as a Participant or performance of services after the date of such allocation, and the contribution is actually paid to the Plan within 12 months following the end of the Plan Year for which it is made.

(c) Each Employee who is eligible to be a Participant in the Plan for a Plan Year for which a Safe Harbor Nonelective Contribution will be made receives a written notice which meets the following requirements:

                  Content requirement. The notice is written in a manner calculated to be understood by the average Participant, and accurately describes the following features of the Plan: (i) the Safe Harbor Nonelective Contribution; (ii) any other contributions available (including Employer Profit Sharing Contributions) and the conditions under which they are made;
                  (iii) whether the Safe Harbor Nonelective Contribution is being made to the Plan or to another Qualified Defined Contribution Plan; (iv) the definition of "Compensation" and the amount of Salary Deferral Contributions which may be made;
                  (v) how to make Salary Deferral Contributions; (vi) when elections to make Salary Deferral Contributions may be made; and (vii) withdrawal and vesting rules.

                  Timing requirement. The notice must be given to each Employee entitled to receive it at least 30 days and not more than 90 days before the first day of the Plan Year. If an Employee becomes eligible to become a Participant fewer than 90 days before the beginning of the Plan Year, he or she may receive the notice at any time beginning 90 days before he or she becomes eligible and ending on the date he or she becomes a Participant. For Plan Years beginning on or before April 1, 1999, the notice may be given at any time on or before March 1, 1999.

The requirements of this paragraph (c) may be modified by the Adopting Employer in accordance with I.R.S. Notice 2000-3 or other controlling guidance issued by the Internal Revenue Service.


2.70.    Salary Deferral Contributions.
         -----------------------------

         "Salary Deferral Contributions" means Employer contributions made to a plan through an election under a cash-or-deferred arrangement (whether or not such arrangement is a qualified cash-or-deferred arrangement under Code Section 401(k)).

2.71.    Self-Employed Individual.
         ------------------------

         "Self-Employed Individual" means any individual who has Earned Income for a Plan Year or who would have had Earned Income if his or her trade or business had net profits for the taxable year.

2.72.    Shareholder-Employee.
         --------------------

         "Shareholder-Employee" means any individual who is an employee or officer of an "S Corporation" within the meaning of Code Section 1361(a)(1) and who owns (or is considered as owning within the meaning of Code Section 318(a)(1)), on any day of the S Corporation's fiscal year, more than 5% of the S Corporation's outstanding stock.

2.73.    Sign-On Matching Contribution.
         -----------------------------

         "Sign-On Matching Contribution" means a special Matching Contribution which is made under section 4.8(c)(vii).

2.74.    Spouse.
         ------

         "Spouse" means the person to whom a Participant is legally married.

2.75.    Termination Date.
         ----------------

         "Termination Date" means the date as of which a Participant ceases to be employed by his or her Employer or any Related Employer for any reason, including retirement, Disability, discharge, resignation, or death.

2.76.    Testing Compensation.
         --------------------

         "Testing Compensation" means Earned Income for a Participant who is a Self-Employed Individual and for any other Participant, it means the Participant's "wages" as reported on Form W-2, unless one of the following is elected in the Adoption Agreement:
         (a) the Participant's "wages" for purposes of Code Section 3401(a), plus all other payments of compensation by the Employer in the course of its trade or business to the Participant for which a written statement is required under Code Section 6041(d), 6051(a)(3), or 6052, without applying any rules of Code Section 3401(a) that limit "wages" based on the nature or location of an employee's work;

(b) the Participant's "compensation" as determined under Treasury Regulation ss.1.415-2(d)(10), which includes his or her wages, salary, fees for professional services, and other amounts received (whether or not in cash) for personal services actually performed in the course of his or her employment with an Employer, and excluding other amounts.

An Employee's Testing Compensation will not necessarily be the same as his or her Compensation or 415 Compensation. An Employee's Testing Compensation will determine who is a Highly Compensated Employee.

Testing Compensation in the Plan Year an Employee becomes a Participant will include only Compensation from the date the Employee became a Participant, unless it is elected in the Adoption Agreement to include all his or her Compensation for the Plan Year.

For purposes of applying the definition of Testing Compensation for Actual Deferral Percentage and Actual Contribution Percentage testing under section 4.5 and 4.9, respectively, the Employer will determine on a Plan Year basis whether Testing Compensation will include amounts excluded from the Participant's compensation under Code Sections 401(k), 125, 402(h), 403(b), and 457(b).

2.77.    Trust.
         -----

         "Trust" means the trust created by the Adopting Employer and the Trustee, pursuant to the Trust Agreement.

2.78.    Trust Agreement.
         ---------------

         "Trust Agreement" means the trust agreement between the Adopting Employer and the Trustee, including any validly adopted amendments to that trust agreement.

2.79.    Trustee.
         -------

         "Trustee" means the person or persons designated in the Trust Agreement to serve as Trustee under the Plan, or any successor or additional Trustee properly appointed under the Trust Agreement.

2.80.    USERRA.
         ------

         "USERRA" means the Uniform Services Employment and Reemployment Act of 1994, as amended.

2.81.    Valuation Date.
         --------------

         "Valuation Date" means the date as of which all or any part of the assets of the Trust are valued and Participant's Accounts are adjusted under
Article V. A Valuation Date shall occur on each day that the New York Stock Exchange is open for business.

2.82.    Vested Percentage.
         -----------------

         "Vested Percentage" means the percentage of a Participant's Account(s) in which his or her rights are nonforfeitable, determined as follows:

(a) A Participant's Vested Percentage in all his or her Accounts will be 100% at the earliest of his or her Normal Retirement Age, Early Retirement Age, death, or Disability.

(b) A Participant's Vested Percentage in any of the following Accounts maintained for him or her under the Plan will be 100% at all times: Salary Deferral Account, Rollover Account, Qualified Matching Contributions Account, Qualified Nonelective Contributions Account, After-Tax Account, Safe Harbor Matching Contributions Account, and Safe Harbor Nonelective Contributions Account.

(c) A Participant's Vested Percentage in his or her Employer Profit Sharing Account, Employer Matching Account, or Money Purchase Account will be 100% at all times unless it is elected in the Adoption Agreement that one of the vesting schedules from paragraph (d) will be applicable. To the extent elected in the Adoption Agreement, a different vesting schedule from paragraph (d) may be used for each type of Account described in the previous sentence which is available under the Plan.

(d)      The following vesting schedules may be elected in the Adoption
Agreement.

(i)      Two to Six Year Graded Vesting.


         Years of Vesting Service                Vested Percentage
               0 - 1 year                                 0%
                   2 years                                20%
                   3 years                                40%
                   4 years                                60%
                   5 years                                80%
                   6 years                               100%

(ii)     Three to Seven Year Graded Vesting.


          Years of Vesting Service               Vested Percentage
               0 - 2 years                                0%
                   3 years                               20%
                   4 years                               40%
                   5 years                               60%
                   6 years                               80%
                   7 years                              100%

(iii)    Three Year Cliff Vesting.


           Years of Vesting Service             Vested Percentage
                0 - 2 years                              0%
                    3 years                            100%

(iv)     Five Year Cliff Vesting.

           Years of Vesting Service             Vested Percentage
                0 - 4 years                              0%
                    5 years                           100%

(v) Another vesting schedule (which can be the Prior Plan vesting schedule), as set out in the Adoption Agreement, provided that it is at least as generous to Participants as vesting schedule (ii) or (iv).


         No amendment to the Plan provisions governing a Participant's Vested Percentage will deprive a Participant of the Vested Percentage of his or her Accounts accrued to the date of the amendment. Each Participant who had three Years of Eligibility Service as of the effective date of any amendment to the Plan's provisions governing Vested Percentage will automatically have his or her Vested Percentage computed under the pre-amendment vesting schedule if it provides a greater Vested Percentage.

2.83.    Vesting Computation Period.
         --------------------------

         "Vesting Computation Period" means, for calculating Years of Vesting Service, the Plan Year Computation Period in paragraph (a), except where it is elected in the Adoption Agreement to use the Anniversary Year Computation Period in paragraph (b).

(a) "Plan Year Computation Period" means the Plan Year and each subsequent Plan Year. If the Plan Year is changed, the first Plan Year Computation Period after the change will be the 12-month period beginning within the last "old" Plan Year and ending with the last day of the first "new" Plan Year. If the Plan has a "short" initial Plan Year, the first Plan Year Computation Period will be the 12-month period ending with the last day of that "short" Plan Year.

(b) "Anniversary Year Computation Period" means the 12-consecutive-month period beginning on the Employee's Employment Commencement Date (or Reemployment Commencement Date) and each 12-consecutive-month period beginning on an anniversary of that date.

2.84.    Year of Elapsed Time.
         --------------------

         "Year of Elapsed Time" means a year of service calculated under the Elapsed Time method. If elected in the Adoption Agreement, "Year of Elapsed Time" will be substituted for "Year of Eligibility Service," "Year of Vesting Service," or both, as applicable, and "One-Year Period of Severance" will be substituted for "One-Year Break in Service" as applicable.

         "Elapsed Time" means an Employee's service with an Employer or Related Employer, beginning on the date for which he or she is first credited with an Hour of Service described in section 2.36(a). In determining an Employee's Elapsed Time, the following rules apply:

(a) Elapsed Time continues until an Employee's "Severance from Service Date," which is either a Termination Date on account of retirement, resignation, discharge, or death or the first anniversary of a Termination Date on account of any other reason.

(b) There is no Severance from Service Date if an Employee retires, resigns or is discharged, but then is credited with an Hour of Service described in section 2.36(a) within 12 months.

(c) There is no Severance from Service Date if an Employee has a Termination Date other than for retirement, resignation, or discharge, then, within 12 months of that Termination Date, he or she retires, resigns, or is discharged, if he or she is then credited with an Hour of Service described in section 2.36(a) within 12 months of the original Termination Date.

(d) Elapsed Time is aggregated in full and fractional years, with 30 days equaling one month and 12 months equaling one year.

(e) If an Employee has a Severance from Service Date, then is again credited with an Hour of Service described in section 2.36(a), a new period of Elapsed Time begins, which is aggregated with his or her prior periods of Elapsed Time.

(f) Any service which would be disregarded under section 2.86 in calculating Years of Vesting Service (substituting One-Year Period of Severance for One-Year Break in Service where appropriate) will be disregarded in determining Elapsed Time for vesting purposes.

(g) Except as otherwise provided in this section, all service with any Employer or Related Employer will be taken into account in determining an Employee's Elapsed Time.

(h) To the extent required by USERRA, a Participant will receive credit under this section 2.84 for a period of military service, but only if the Participant recommences employment with the Employer within the time period specified under 38 U.S.C. 4312 or other applicable law.

2.85.    Year of Eligibility Service.
         ---------------------------

         "Year of Eligibility Service" means an Eligibility Computation Period for which an Employee is credited with at least 1,000 Hours of Service, unless a lesser number of Hours of Service is specified in the Adoption Agreement. If the Plan uses the Standard Eligibility Computation Period in section 2.17(a), an Employee who is credited with 1,000 Hours of Service (or the lesser number of Hours of Service specified in the Adoption Agreement) for both that initial Standard Computation Period and the first Plan Year that commences after the Employee's Employment Commencement Date (or Reemployment Commencement Date) will be credited with two Years of Eligibility Service.

         Service with any former employer of an Employee which is not an Employer or Related Employer (a "Predecessor Employer") will be disregarded in determining Years of Eligibility Service, unless it is elected in the Adoption Agreement to include such service, and the name(s) of the Predecessor Employer(s) and the period(s) of service to be counted are specified in the Adoption Agreement.

         To the extent required by USERRA, a Participant will receive credit under this section 2.85 for a period of military service, but only if the Participant recommences employment with the Employer within the time period specified under 38 U.S.C. 4312 or other applicable law.

2.86.    Year of Vesting Service.
         -----------------------

(a) "Year of Vesting Service" means a Vesting Computation Period for which an Employee is credited with at least 1,000 Hours of Service, regardless of whether his or her Termination Date occurs before the last day of the Vesting Computation Period.

(b) For purposes of determining an Employee's Years of Vesting Service, the following rules apply:

(i) If the Plan is an amendment and restatement of a Prior Plan, service prior to the Effective Date will be included.

(ii) If the Plan is a new plan and not an amendment and restatement of a Prior Plan, service prior to the Effective Date will be included, unless it is elected in the Adoption Agreement to exclude such service.

(iii) Service prior to an Employee's 18th birthday will be included, unless it is elected in the Adoption
         Agreement to exclude such service.

(iv) Service with any former employer of any Employee which is not an Employer or Related Employer (a "Predecessor Employer") will be disregarded, unless it is elected in the Adoption Agreement to include such service, and the name(s) of the Predecessor Employer(s) and the period(s) of service to be counted are specified in the Adoption Agreement.

(v) For a Participant whose Vested Percentage in his or her Employer Profit Sharing Account, Employer Matching Account or Money Purchase Account is zero, service before a period of consecutive One-Year Breaks in Service will be disregarded if the number of consecutive One-Year Breaks in Service equals or exceeds five (or the number of pre-break Years of Vesting Service, if more than five). Otherwise, except as provided in section 7.11, all of an Employee's Years of Vesting Service will always be taken into account under the Plan.

(vi) To the extent required by USERRA, a Participant will receive credit under this section 2.86 for a period of military service, but only if such Participant recommences employment with the Employer within the time period specified under 38 U.S.C. 4312 or other applicable law.


III.     PARTICIPATION
         -------------

3.1.     Becoming a Participant.
         ----------------------

(a) If the Plan is a restatement of a Prior Plan, any Participant in the Prior Plan will be a Participant in this Plan as of the Effective Date, provided he or she is an Eligible Employee on the Effective Date.

(b) Any Eligible Employee who is employed on the Effective Date will become a Participant as of the Effective Date, unless it is elected in the Adoption Agreement that only Eligible Employees who meet the applicable requirements in section 3.2 will become Participants as of the Effective Date.

(c) Any other Eligible Employee will become a Participant as of his or her Entry Date, provided he or she has met any applicable requirements in section 3.2 and is an Eligible Employee on that Entry Date.

(d) Even though an Eligible Employee has become a Participant, he or she may have to meet additional requirements in order to make or receive some contributions under the Plan, as set out in section 3.3 and the Adoption Agreement.

3.2.     Age and Service Requirements.
         ----------------------------

(a) There is no minimum age to become a Participant, unless an age requirement (not greater than age 21) is elected in the Adoption Agreement.

(b) There is a service requirement of one Year of Eligibility Service to become a Participant, unless it is elected in the Adoption Agreement to require:

(i)      no service requirement;

(ii) the number of consecutive Months of Service (not more than 12) specified in the Adoption Agreement, but this requirement will be deemed to be met if the Employee is credited with one Year of Eligibility Service before meeting this consecutive Months of Service requirement;

(iii) two Years of Eligibility Service, in which case the Plan cannot use any of the optional vesting schedules in section 2.82(d) nor provide for Salary Deferral
         Contributions under section 4.4; or

(iv) another service requirement specified in the Adoption Agreement, but this requirement will be deemed to be met if the Employee is credited with one Year of Eligibility Service before meeting this service requirement.

(c) A former Employee who has met the applicable requirements of paragraph (b), but ceased to be an Eligible Employee before his or her Entry Date, will become a Participant immediately upon becoming an Eligible Employee again.

(d) A Former Participant will become a Participant as of the date he or she becomes an Eligible Employee again.

(e) A Former Participant will continue to have all the rights of a Participant, except making or receiving contributions, until all distributions to him or her under the Plan are completed.

3.3. Additional Requirements to Receive Profit Sharing Contributions or Employer Matching Contributions.
         ----------------------------------------------------------------------

(a) If the Plan is adopted using Adoption Agreement NS-2, it may be elected in the Adoption Agreement to impose one of the following as an additional service requirement before a Participant receives allocations of Employer Profit Sharing
Contributions:

(i)      one Year of Eligibility Service;

(ii) the number of months of Eligibility Service (not to exceed 12) specified in the Adoption Agreement;

(iii)    two Years of Eligibility Service;

(iv)     another service requirement as specified in the Adoption Agreement.


For purposes of this paragraph (a), "Eligibility Service" will have the same meaning as elected in the Adoption Agreement for purposes of Article III, unless it is elected in the Adoption Agreement, for purposes of this paragraph (a) only, to determine Eligibility Service as follows:

                  (i) a Year of Eligibility Service means the number of Hours of Service in a Computation Period (not to exceed 1,000), as specified in the Adoption Agreement;

                  (ii) Eligibility Service will be determined on the basis of Elapsed Time.

No additional service requirement may be elected under this paragraph with respect to Safe Harbor Nonelective Contributions.

(b) If the Plan is adopted using Adoption Agreement NS-2, it may be elected in the Adoption Agreement to impose one of the following as an additional service requirement before a Participant receives allocations of Employer Matching
Contributions:

(i)      one year of Eligibility Service;

(ii) the number of months of Eligibility Service (not to exceed 12) specified in the Adoption Agreement;

(iii)    two Years of Eligibility Service;

(iv)     another service requirement as specified in the Adoption Agreement.


For purposes of this paragraph (b), "Eligibility Service" will have the same meaning as elected in the Adoption Agreement for purposes of Article III, unless it is elected in the Adoption Agreement, for purposes of this paragraph (b) only, to determine Eligibility Service as follows:

                  (i) a Year of Eligibility Service means the number of Hours of Service in a Computation Period (not to exceed 1,000), as specified in the Adoption Agreement;

                  (ii) Eligibility Service will be determined on the basis of Elapsed Time.

No additional service requirement may be elected under this paragraph with respect to Safe Harbor Matching Contributions.

IV.      EMPLOYER CONTRIBUTIONS

4.1.     Method and Time of Contributions.
         --------------------------------

(a) All contributions (including Salary Deferral Contributions) to the Trust will be made by wire transfer, check, or any other method acceptable to the Trustee or the Trustee's designated agent.

(b) Except as otherwise provided in this document, contributions under sections 4.2, 4.3, and 4.8 for a Plan Year will be made no later than the due date
(including extensions) for filing the Adopting Employer's federal income tax return for the Adopting Employer's taxable year which begins within or with the Plan Year.

(c) Salary Deferral Contributions must be made to the Plan as quickly as practicable after amounts are withheld from a Participant's Compensation, but in no event later than the time permitted for deposit of such contributions under Department of Labor Regulations ss. 2510.3-102 or other applicable law.

(d) Qualified Nonelective Contributions and Qualified Matching Contributions will be made by the date provided for in section 4.11.

4.2.     Employer Profit Sharing Contributions.
         -------------------------------------

(a) If the Plan is adopted using Adoption Agreement NS-2, an Employer may make Employer Profit Sharing Contributions under the rules of this section.

(b) A Participant will be eligible to receive an allocation of Employer Profit Sharing Contributions, subject to Section 3.3(a), if applicable, and the rules of paragraphs (c)-(g) of this section.

(c) For each Plan Year, an Employer may make an Employer Profit Sharing Contribution equal to the amount described in subparagraph (i) below, unless it is elected in the Adoption Agreement that the contribution will be in the amount described in subparagraph (ii) or (iii) below:

(i)   the  percentage  (including  zero)  of the  aggregate
      Compensation of all Participants eligible for an allocation under paragraph (e), with that percentage determined by resolution of the Employer's board of directors if it is a corporation, or by other legally binding action of the Employer;

(ii) the dollar amount, if any, determined by resolution of the Employer's board of directors, if it is a corporation, or other legally binding action of the Employer;

(iii) the amount which  satisfies  the  requirements  for a
      Safe  Harbor   Nonelective   Contribution.   If  this
      election is made, an Employer will be obligated to make a Safe Harbor Nonelective Contribution for each Plan Year for which such election is in effect, and the Safe Harbor Nonelective Contribution may not be allocated under either the Permitted Disparity or "safe harbor points" method of paragraph (g).

(d) Employer Profit Sharing Contributions will be made on an annual basis, as of the last day of the Plan Year, unless it is elected in the Adoption Agreement that Employer Profit Sharing Contributions will be made as of the last day of each payroll period, or as of the last day of each calendar quarter. In each case, the period for which the Employer Profit Sharing Contribution is made will be the "Profit Sharing Allocation Period."

(e) Employer Profit Sharing Contributions will be allocated to Participants as of the last day of the Plan Year or the last day of each calendar quarter (the "Profit Sharing Allocation Date"), by applying the rules in paragraphs (f) and
(g).

(f) The following rules will be applied, in order, to determine which Participants are eligible to receive an allocation of Employer Profit Sharing Contributions as of a particular Profit Sharing Allocation Date:

         (1)......Employer  Profit Sharing Contributions will be allocated among all Participants who received any Compensation during a Profit Sharing Allocation Period from an Employer who made a contribution, unless it is elected in the Adoption Agreement that the Employer Profit Sharing Contributions of each Employer will be separately allocated among the Participants who received Compensation from the Employer who made the contribution, taking into account only Compensation from that Employer when making the allocation.

         (2)......If  the Profit Sharing  Allocation Date is the last day of the
Plan Year, a Participant will not be eligible for any allocation of Employer Profit Sharing Contributions made for a Plan Year in which he is not credited with 1,000 Hours of Service unless it is elected in the Adoption Agreement that Employer Profit Sharing Contributions will be allocated to Participants under one of the following rules:

(i) No minimum Hours of Service in a Plan Year is required for allocation of Employer Profit Sharing Contributions.

(ii) The number of Hours of Service specified in the Adoption Agreement (not more than 1,000) in a Plan
        Year is required for  allocation  of Employer  Profit
        Sharing Contributions for that Plan Year.

         (3)......After  application of the  applicable  rules in (1) and/or (2)
and subject to (4), Employer Profit Sharing Contributions will be allocated to all Participants who were employed by an Employer on the Profit Sharing
Allocation Date, unless it is elected in the Adoption Agreement that a Participant who is employed by an Employer on any day during the Profit Sharing Allocation Period will be entitled to share in the allocation.

         (4)......Allocations of Employer Profit Sharing Contributions will also be made to a Participant whose Termination Date because of retirement, death, or Disability occurred before the Profit Sharing Allocation Date, unless the Profit Sharing Allocation Date is the last day of the Plan Year and it is elected in the Adoption Agreement that a Participant whose Termination Date because of retirement, death, or Disability occurred before the last day of the Plan Year must meet the Plan's requirements under subparagraphs (2) and/or (3) in order to receive an allocation of Employer Profit Sharing Contributions for that Plan Year.1

         (5)......To  the extent  required by USERRA,  the Employer will make an
Employer Profit Sharing Contribution on behalf of a Participant who is on leave for military service, but only if such Participant recommences employment with the Employer within the time period specified under 38 U.S.C. 4312 or other applicable law. Contributions made pursuant to this section 4.2(f)(5) shall be limited to the amount of Employer Profit Sharing Contributions that the Participant could have received under the Plan in the applicable prior Plan Years if he or she had continued to participate actively in the Plan during the period of his or her military service at the rate of Compensation that he or she was receiving immediately prior to such period. Contributions made under this section 4.2(f)(5) shall not be credited with earnings retroactively for the Participant's period of military service. There will be no reallocation to the Participant of forfeitures made, if any, during the Participant's period of military service.

(g) Employer Profit Sharing Contributions will be allocated, as of each Profit Sharing Allocation Date, to the Employer Profit Sharing Accounts of Participants eligible to receive them under paragraph (f), using the method described in subparagraph (i) below, unless it is elected in the Adoption Agreement to use the Permitted Disparity method of allocation described in subparagraph (ii) below or the "safe harbor points" method described in subparagraph (iii) below. Use of the Permitted Disparity method of allocation is not permitted if the Employer maintains any other Qualified Defined Contribution Plan which allocates contributions in a manner permitted under Code Section 401(l)(2). In addition, for any Participant who was covered under a defined benefit or target benefit plan in any plan year beginning on or after January 1, 1994, the maximum number of years in which the Participant may receive allocations or accruals permitted by Code Section 402(l) or any prior law on "integration" of benefits or contributions, under this Plan and any other Qualified Plan ever maintained by the Employer or a Related Employer, is 35.

(i) Under this subparagraph, each eligible Participant will receive a percentage of the contribution equal to his or her Compensation for the Profit Sharing Allocation Period divided by the aggregate Compensation of all eligible Participants for the Profit Sharing Allocation Period.

(ii)     Under this subparagraph, each eligible Participant will receive:

                           First, a percentage of the contribution equal to his or her Excess Compensation for the Profit Sharing Allocation Period divided by the Excess Compensation of all eligible Participants for the Profit Sharing Allocation Period, but not to exceed his or her Excess Compensation for the Profit Sharing Allocation Period multiplied by the Permitted Disparity Percentage; and

                           Second, a percentage of any remainder of the contribution equal to his or her Compensation for the Profit Sharing Allocation Period divided by the Compensation of all eligible Participants for the Profit Sharing Allocation Period.

(iii) Under this subparagraph, each eligible Participant will receive a percentage of the contribution equal to his or her points for the Profit Sharing Allocation Period divided by the aggregate points of all eligible Participants for the Profit Sharing Allocation Period. For purposes of this subparagraph, the Plan's points allocation formula must be set out as an Addendum to the Adoption Agreement and must comply with Treasury Regulation ss. 1.401(a)(4)-2(b)(3).


If a Minimum Contribution is required under section 10.2 for a Plan Year, the Employer Profit Sharing Contribution will first be applied to make the Minimum Contribution, then any remainder will be allocated under this paragraph (g).

4.3.     Employer Money Purchase Contributions.
         -------------------------------------

(a) If the Plan is adopted using Adoption Agreement NS-1, each Employer will make Money Purchase Contributions under the rules of this section.

(b) An Employer will make an Employer Money Purchase Contribution equal to the percentage, specified in the Adoption Agreement, of the aggregate Compensation paid by it to Participants eligible for an allocation under paragraph (d). Employer Money Purchase Contributions will be made on an annual basis, as of the last day of the Plan Year, unless it is elected in the Adoption Agreement to make Employer Money Purchase Contributions for each calendar quarter, as of the last day of the calendar quarter. In each case, the period for which the Employer Money Purchase Contribution is made will be the "Money Purchase Allocation Period."

(c) Employer Money Purchase Contributions will be allocated to Participants as of the last day of the Plan Year or the last day of each calendar quarter (the "Money Purchase Allocation Date"), by applying the rules in paragraphs (d) and
(e).

(d) The following rules will be applied, in order, to determine which Participants are eligible to receive an allocation of Employer Money Purchase Contributions at a particular Money Purchase Allocation Date:

         (1)......Employer  Money Purchase Contributions will be allocated among all Participants who received any Compensation during the Money Purchase Allocation Period from an Employer who made a contribution, unless it is elected in the Adoption Agreement that the Employer Money Purchase Contributions of each Employer will be separately allocated among the Participants who received Compensation during the Money Purchase Allocation Period from the Employer who made the contribution, taking into account only Compensation from that Employer when making the allocation.

         (2)......Employer  Money  Purchase  Contributions  will be allocated to each Participant who was employed by an Employer on the Money Purchase Allocation Date (or whose Termination Date because of retirement, death or Disability occurred during that period), except to the extent it is elected in the Adoption Agreement to apply one or more of the following rules:

(i) Participant must be employed by the Employer on any day during the Money Purchase Allocation Period.

(ii) Participant must be employed by the Employer on the Money Purchase Allocation Date, so a Participant whose Termination Date because of retirement, death, or Disability occurred during the Money Purchase Allocation Period will receive no allocation.

(iii) Participant (including, to the extent elected in the Adoption Agreement, a Participant whose Termination Date because of retirement, death, or Disability occurred before the last day of the Plan Year) must be credited with at least 1,000 Hours of Service in the Plan Year for which the contribution is made, but only if the Money Purchase Allocation Date is the last day of the Plan Year.2

(e) Employer Money Purchase  Contributions  will be allocated,  as of each Money
Purchase Allocation Date, to the Money Purchase Accounts of Participants eligible to receive them under paragraph (d), using the method described in subparagraph (i) below, unless it is elected in the Adoption Agreement to use the Permitted Disparity method of allocation described in subparagraph (ii) below. Use of the Permitted Disparity method of allocation is not permitted if the Employer maintains any other Qualified Defined Contribution Plan which allocates contributions in a manner permitted under Code Section 401(l)(2). In addition, for any Participant who was covered under a defined benefit or target benefit plan in any plan year beginning on or after January 1, 1994, the maximum number of years in which the Participant may receive allocations or accounts permitted by Code Section 402(l) or any prior law on "integration" of benefits or contributions, under this Plan and any other Qualified Plan ever maintained by the Employer or a Related Employer, is 35.

(i) Under this subparagraph, each eligible Participant will receive a percentage of the contribution equal to his or her Compensation for the Money Purchase Allocation Period divided by the Compensation of all eligible Participants for the Money Purchase Allocation Period.

(ii)     Under this subparagraph, each eligible Participant will receive:

       First, a percentage of the contribution equal to his or her Excess Compensation for the Money Purchase Allocation Period divided by the Excess Compensation of all eligible Participants for the Money Purchase Allocation Period, but not to exceed his or her Excess Compensation for the Money Purchase Allocation Period multiplied by the Permitted Disparity Percentage; and

       Second, a percentage of any remainder of the contribution equal to his or her Compensation for the Money Purchase Allocation Period divided by the Compensation of all eligible Participants for the Money Purchase Allocation Period.

If a Minimum Contribution is required under section 10.2 for a Plan Year, the Employer Money Purchase Contribution will first be applied to make the Minimum Contribution, then any remainder will be allocated under the preceding rules.

(f) An Employer must obtain a waiver from the Internal Revenue Service for any Plan Year for which it is unable to make the full required contribution to the Plan under this section. In the event a waiver is obtained, this Plan will be deemed to be an individually designed plan.

(g) To the extent required by USERRA, the Employer will make an Employer Money Purchase Contribution on behalf of a Participant who is on leave for military service, but only if such Participant recommences employment with the Employer within the time period specified in 38 U.S.C. 4312 or other applicable law. Contributions made pursuant to this section 4.3(g) shall be limited to the amount of Employer Money Purchase Contributions that the Participant could have received under the Plan in the applicable prior Plan Years if he or she had continued to participate actively in the Plan during the period of her or her military service at the rate of Compensation that he or she was receiving immediately prior to such period. Any contributions made pursuant to this section 4.3(g) shall not be credited with earnings retroactively for the Participant's period of military service. There will be no reallocation to the Participant of forfeitures made, if any, during the Participant's period of military service.

4.4.     Salary Deferral Contributions.
         -----------------------------

(a) If the Plan is adopted using Adoption Agreement NS-2, each Participant may enter into a salary reduction agreement in order to have Salary Deferral Contributions made to his or her Salary Deferral Account. Under the salary reduction agreement, the Participant may elect to have his or her Compensation reduced by either a percentage or a dollar amount, as elected in the Adoption Agreement, and within the limits for deferrals specified in the Adoption Agreement.

(b) The Adopting Employer may elect in the Adoption Agreement that each Employee who becomes eligible to make a salary reduction agreement will be deemed to have made a salary reduction agreement to have his or her Compensation reduced by a percentage specified in the Adoption Agreement, subject to the Employee's right, prior to the effective date of the deemed salary reduction agreement, and, following full disclosure of the effect of the deemed salary reduction agreement, to elect to enter into a different salary reduction agreement or to elect to have no salary reduction agreement in place with respect to him or her.

(c) Each salary reduction agreement in (a) or (b), as applicable, will apply to bonuses, unless it is elected in the Adoption Agreement to permit Participants to make a separate salary reduction agreement with respect to specified bonuses, in either a percentage or a dollar amount, as elected in the Adoption Agreement, and within the limits specified in the Adoption Agreement.

(d) The Employer of a Participant for whom a salary reduction election is in effect under paragraph (a), (b), or (c) will make Salary Deferral Contributions to the Plan, in the amount of the Participant's salary reduction, to be allocated to the Participant's Salary Deferral Account.

(e) A Participant may elect to begin, modify, or end his or her salary reductions under paragraph (a) as of the first day of any month, unless it is elected in the Adoption Agreement that salary reductions may be begun, modified, or ended as of one of the following:

(i)      the first day of any week;

(ii)     the first day of any payroll period;

(iii)    the first day of any calendar quarter;

(iv) the first day of any other period (not less frequent than annually) specified in the Adoption Agreement.

(f) The Plan Administrator may, in its discretion, limit or reduce the deferral elections of Participants who are Highly Compensated Employees, in order to enable the Plan to satisfy the Actual Deferral Percentage test in section 4.5.

(g) To the extent required by USERRA, a Participant returning to employment with the Employer within the time period specified under 38 U.S.C. 4312 or other applicable law after a period of military service may elect to have Salary Deferral Contributions made on his or her behalf with respect to the Plan Years that occurred during his or her military service in accordance with the following provisions:

(i)                        Any such  contributions  shall be  designated  by the
                           Participant as Salary Deferral Contributions and shall apply to a Plan Year or Years during such military leave as designated by the Participant. Such contributions shall be made by pretax payroll deductions or by payment by the Participant.

(ii) Contributions made pursuant to this section 4.4(g) shall be limited to the amount of Salary Deferral Contributions that the Participant could have made under the Plan in the applicable prior Plan Years if he or she had continued to participate actively in the Plan during the period of his or her military service (reduced by any Salary Deferral Contributions actually made in such prior Plan Years) at the rate of Compensation that he or she would have received during such period. Such contributions shall not be subject to the limitations on Salary Deferral Contributions described in Section 4.5 that apply to a Participant in the year such make-up contributions are actually made.

(iii) Contributions made pursuant to this section 4.4(g) shall be characterized as Salary Deferral Contributions and shall be eligible for Employer Matching Contributions, if applicable, to the extent such Matching Contributions would have been required had the Salary Deferral Contributions actually been made during the military leave.

(iv) Any contributions made pursuant to this section 4.4(g) shall not be credited with earnings retroactively for the Participant's period of military service. There will be no reallocation of forfeitures made, if any, during a Participant's period of military service.

(v) Contributions under this section 4.4(g) shall be made pursuant to such forms and pursuant to such procedures established by the Plan Administrator. Any such Contributions must be made during the period beginning with the payroll period occurring on or immediately following the Participant's reemployment date and ending within the lesser of five years or the length the Participant's period of military service multiplied by three after such reemployment date.

4.5.     Actual Deferral Percentage Tests.
         --------------------------------

         For  each  Plan  Year  in  which  it  provides   for  Salary   Deferral
Contributions, the Plan must satisfy either paragraph (a) or paragraph (b):

(a) To satisfy this paragraph (a) for a Plan Year, the Actual Deferral Percentage for Participants who are Highly Compensated Employees and the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees must satisfy either of the following Actual Deferral Percentage tests:


                           1.25 Test. The Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage for the group of Participants who are Nonhighly Compensated Employees, multiplied by 1.25.

                           Alternate Test. The excess of the Actual Deferral Percentage for Participants who are Highly Compensated Employees over the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees is not more than two percentage points, and the Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Actual Deferral Percentage of Participants who are Nonhighly Compensated Employees, multiplied by two. The use of this alternate limit to the Actual Deferral Percentage test is subject to the multiple use limitations in section 4.9(d).

         In applying either test, the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees will be calculated for either the current Plan Year ("Current Year Method") or the immediately preceding Plan Year ("Prior Year Method"), as elected in the Adoption Agreement, and the Actual Deferral Percentage for Highly Compensated Employees will be calculated for the current Plan Year. If the Current Year Method is selected in the Adoption Agreement, any change to use the Prior Year Method can only be made as permitted by the IRS Notice 98-1 (or superseding guidance). For the first Plan Year of a new Plan, the Actual Deferral Percentage for Nonhighly Compensated Employees may be calculated using the data available for that first Plan Year or, in the alternative, the Actual Deferral Percentage of Nonhighly Compensated Employees may be deemed to be three percent for purposes of this section.

         The following special rules apply under this paragraph (a):

     (i) The Actual  Deferral  Percentage  for any  Participant  who is a Highly
Compensated Employee for the Plan Year and who is eligible to have Salary Deferral Contributions (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Salary Deferral Contributions for purposes of this section) allocated to his or her Accounts under two or more 401(k) arrangements that are maintained by any Employer or Related Employer will be determined as if all such contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more 401(k) arrangements that have different plan years, all 401(k) arrangements with plan years ending within the same calendar year will be treated as a single arrangement.

     (ii) If the Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other Qualified Plans maintained by the Employer or a Related Employer, or if one or more other Qualified Plans satisfy any such requirements only if aggregated with the Plan, then this section will be applied by determining the Actual Deferral Percentages of Employees as if all such plans were a single plan, provided such plans have the same plan year and use the same testing method. Any adjustments to the Actual Deferral Percentages of Nonhighly Compensated Employees for the prior plan year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Current Year Method has been elected in the Adoption Agreement.

     (iii) For the purpose of being considered in the Actual Deferral Percentage test, Salary Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which the contributions relate.

     (iv) The Plan Administrator will maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Nonelective Contributions and/or Qualified Matching Contributions used in the test.

     (v) The determination and treatment of the Actual Deferral Percentage of any Participant will satisfy any other requirements prescribed by the Secretary of the Treasury.

(b) To satisfy this paragraph (b) for a Plan Year, each Participant who is a Nonhighly Compensated Employee must receive either a Safe Harbor Matching Contribution, or a Safe Harbor Nonelective Contribution, which meets all the requirements for such a contribution. The contribution described in the previous sentence may be made under the Plan or it can be a contribution under another Qualified Defined Contribution Plan which satisfies all applicable requirements as if made under this Plan (regardless of whether that Qualified Defined Contribution Plan could be aggregated with the Plan for purposes of Code Section 410(b)), provided that the other Qualified Defined Contribution Plan has the same Plan Year as the Plan and that every Eligible Employee is also eligible to participate in the other Qualified Defined Contribution Plan on the same conditions as under this Plan. The plan to which the contribution is made (this Plan or the other Qualified Defined Contribution Plan, as applicable) must meet all requirements applicable to Safe Harbor Matching Contributions or Safe Harbor Nonelective Contributions, as applicable.

4.6.     Refunds of Excess Salary Deferral Contributions.
         -----------------------------------------------

         Excess Salary Deferral Contributions for a Plan Year, adjusted for any income and loss, will be refunded to each Participant for whom they were made by the close of the following Plan Year. If the payments are made more than 2 1/2 months after the last day of the Plan Year for which the Excess Salary Deferral Contributions were made, the Employer will be subject to a 10% excise tax.

         Refunds of Excess Salary Deferral Contributions will be made by (i) determining the amount of the total Excess Salary Deferral Contributions that must be distributed in order to meet the Actual Deferral Percentage test, and then (ii) reducing the dollar amount of Salary Deferral Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Salary Deferral Contributions to the level of the Highly Compensated Employee(s) with the next highest dollar amount of Salary Deferral Contributions, and refunding the excess amount to the affected Highly Compensated Employee(s). However, if a lesser reduction, when added to the total amount distributed under step (ii), would equal total Excess Salary Deferral Contributions, then the lesser amount will be distributed. If the total amount distributed is less than the total Excess Salary Deferral Contributions, then step (ii) will be repeated as many times as necessary.

         The Plan Administrator may compute the income or loss allocable to Excess Salary Deferral Contributions which are being refunded, using any reasonable method which is consistently applied for all Participants and for all corrective distributions under the Plan for the Plan Year, and used by the Plan for allocating income or loss to Participants' Accounts. Income or loss between the end of the Plan Year and the date of distribution will be disregarded.

         Excess   Salary   Deferral   Contributions   will  be  paid   from  the
Participant's (i) Salary Deferral Account and (ii) Qualified Matching Contributions Account (if applicable) in proportion to the Participant's (i) Salary Deferral Contributions and (ii) Qualified Matching Contributions, to the extent each is included in the Participant's Actual Deferral Percentage for the Plan Year. If the balance in the Participant's Salary Deferral Account and Qualified Matching Contributions Account is insufficient to remedy the Excess Salary Deferral Contributions, then refunds will be made from the Participant's Qualified Nonelective Contributions Account, but only to the extent necessary to remedy the excess. Any Employer Matching Contributions attributable to Excess Salary Deferral Contributions which are returned under this section to a Participant who is a Highly Compensated Employee will be forfeited.

         Any amount forfeited under the preceding paragraph will be treated as Forfeitures under section 7.11(c)(i) if the Plan is adopted using Adoption Agreement NS-1 and will be treated as Forfeitures under section 7.11(c)(ii) if the Plan is adopted using Adoption Agreement NS-2.

4.7.     Refunds of Excess Elective Deferrals.
         ------------------------------------

         Salary Deferral Contributions attributable to a Participant's Excess Elective Deferrals, plus or minus any allocable income and loss, will be paid no later than each April 15 to each Participant who notifies the Plan Administrator that he or she had Excess Elective Deferrals for the preceding calendar year. A Participant will be deemed to have notified the Plan Administrator of Excess Elective Deferrals to the extent that the Participant has Excess Elective Deferrals for the calendar year, as calculated by the Plan Administrator for the Plan or any other plan maintained by an Employer. A Participant may also submit a claim for distribution of excess elective deferrals if the deemed notification in the preceding sentence would not result in correction of excess elective deferrals under all plans in which the Participant participates. A Participant's claim for distribution (i) will be submitted to the Plan Administrator no later than March 15, (ii) will specify the Participant's Excess Elective Deferrals for the preceding calendar year, and (iii) will be accompanied by the Participant's statement that, if such amounts are not paid, the Excess Elective Deferrals, when added to other Elective Deferrals of the Participant, exceed the limit of Code Section 402(g) for a calendar year.

         Excess Elective Deferrals will be adjusted for the income or loss allocable to the Participant's Salary Deferral Account for the calendar year, multiplied by a fraction whose numerator is his or her Excess Elective Deferrals for the calendar year and whose denominator is his or her Salary Deferral Account balance (not including any income or loss during the calendar year).
4.8. Employer Matching Contributions.

(a) If the Plan is adopted using Adoption Agreement NS-2, an Employer may make Employer Matching Contributions under the rules of this section.

(b) A Participant for whom Salary Deferral Contributions are made will be eligible to receive an allocation of Employer Matching Contributions, subject to
Section 3.3(b), if applicable, and the other rules of this section.

(c) An Employer will make Employer Matching Contributions based on whichever of the following methods is elected in the Adoption Agreement:

(i) Employer Matching Contributions will be the percentage specified in the Adoption Agreement of the Compensation deferred by a Participant in his or her salary reduction agreement, subject to any limit on the level of Participant salary reductions to be matched or the dollar amount of Employer Matching Contributions for any Participant, which is specified in the Adoption Agreement.

(ii) Employer Matching Contributions will be made in an amount determined by the Adopting Employer for each Plan Year, by resolution of its board of directors, if it is a corporation, or by other legally binding action of the Adopting Employer.

(iii) Employer Matching Contributions will be the percentage specified in the Adoption Agreement of the Compensation deferred by a Participant in his or her salary reduction agreement up to a level of Participant salary reductions specified in the Adoption Agreement, plus either a second percentage specified in the Adoption Agreement, up to a level of Participant salary reductions specified in the Adoption Agreement or a discretionary amount determined by the Adopting Employer for each Plan Year, by resolution of its board of directors, if it is a corporation, or by other legally binding action of the Adopting Employer.

(iv) The Compensation deferred by a Participant in his or her salary reduction agreement (expressed as a percentage of such Compensation) may be divided into up to four "tiers," and Employer Matching Contributions will be the percentage specified in the Adoption Agreement of the Compensation deferral by a participant in each tier.

(v) Employer Matching Contributions will be made in an amount which satisfies the requirements for a Safe Harbor Matching Contribution.

(vi) Employer Matching Contributions will be made under a formula set outspecifically in the Adoption Agreement

(vii)                      In   addition   to  any   other   Employer   Matching
                           Contributions, it may be elected in the Adoption Agreement to provide a Sign-On Matching Contribution to a Participant for the first Plan Year in which he or she has a salary reduction agreement in force. The amount of this Sign-On Matching Contribution will be either a percentage of the Participant's Salary Deferral Contributions for the Plan Year or a flat dollar amount, in either case, as specified in the Adoption Agreement.

(d) The following will be applied, in order, to determine which Participants are eligible to receive an allocation of Employer Matching Contributions.

         (1)......Employer Matching Contributions will be made as of a date (the
"Matching  Contribution  Allocation  Date") for all Participants for whom Salary
Reduction Contributions were made during the period ending on that Matching Contribution Allocation Date. The Matching Contribution Allocation Date will be the last day of each payroll period, unless it is elected in the Adoption Agreement that the Matching Contribution Allocation Date will be the last day of each calendar quarter or of the Plan Year. In each case, the period for whom the Employer Matching Contribution is made will be the "Matching Contribution Allocation Period."

         (2)......Employer  Matching  Contributions  will be  allocated  to each
Participant who was employed by an Employer on the Matching Contribution Allocation Date, except to the extent it is elected in the Adoption Agreement to apply one or more of the following rules:

(i) Participant (not including Participant whose Termination Date was because of retirement, death, or Disability) must be employed by the Employer on the Matching Contribution Allocation Date.

(ii) If the Matching Contribution Allocation Period is the Plan Year, a Participant (including, to the extent elected in the Adoption Agreement, a Participant whose Termination Date because of retirement, death, or Disability occurred before the last day of the Plan Year) must be credited with at least 1,000 Hours of Service in the Plan Year.3

(iii) Employer Matching Contributions will be allocated to any Participant who was employed for at least one day during the Matching Contribution Allocation Period.

         (3)......Employer  Matching Contributions shall be made with respect to any Salary Deferral Contributions made pursuant to section 4.4(g). Any such Employer Matching Contributions shall apply to the prior Plan Year or Years in which such Contributions are deemed to have been made. Amounts contributed by the Employer to a Participant's Account as a result of military service pursuant to section 4.4(g) shall be characterized as Employer Matching Contributions. Any contributions made pursuant to this section 4.8(d)(3) shall not be credited with earnings retroactively for the Participant's period of military service. There will be no reallocation of forfeitures made, if any, during a Participant's period of military service.

4.9.     Actual Contribution Percentage Tests.
         ------------------------------------

         In any Plan Year for which Employer Matching Contributions or After-Tax Contributions may be made, the Plan must satisfy either paragraphs (a) and (b) with respect to both Matching Contributions and After-Tax Contributions or paragraphs (a) and (b) with respect to After-Tax Contributions and paragraph (c) with respect to Employer Matching Contributions.

(a) In order to satisfy this paragraph (a) for a Plan Year, the Actual Contribution Percentage for Participants who are Highly Compensated Employees and the Actual Contribution Percentage for Participants who are Nonhighly Compensated Employees must satisfy either of the alternatives of the following Actual Contribution Percentage test:

(i) 1.25 Test. The Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees is not more than the Actual Contribution Percentage for the group of Participants who are Nonhighly Compensated Employees, multiplied by 1.25.

(ii) Alternate Test. The excess of the Actual Contribution Percentage for Participants who are Highly
                           Compensated Employees over the Actual Contribution Percentage for Participants who are Nonhighly Compensated Employees is not more than two percentage points, and the Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees is not more than the Actual Contribution Percentage of the Participants who are Nonhighly Compensated Employees, multiplied by two.


         In applying either test, the Actual Contribution Percentage for Participants who are Nonhighly Compensated Employees will be calculated for either the current Plan Year ("Current Year Method") or the immediately preceding Plan Year ("Prior Year Method"), as elected in the Adoption Agreement, and the Actual Contribution Percentage for Highly Compensated Employees will be calculated for the current Plan Year. If the Current Year Method is selected in the Adoption Agreement, any change to use the Prior Year Method can only be made as permitted by the IRS Notice 98-1 (or superseding guidance). For the first Plan Year of a new Plan, the Actual Contribution Percentage for Nonhighly Compensated Employees may be calculated using the data available for that first Plan Year or, in the alternative, the Actual Contribution Percentage of Nonhighly Compensated Employees may be deemed to be three percent for purposes of this section.

(b)The following special rules apply to the Actual Contribution Percentage test:

(i) The Actual Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to receive an allocation of the types of contributions considered in determining the Participant's Actual Contribution Percentage under two or more Qualified Plans or cash-or-deferred arrangements that are maintained by the Employer, will be determined as if all such contributions were made under a single plan. If a Highly Compensated Employee participates in two or more cash-or-deferred arrangements that have different Plan Years, all cash-or-deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

     (ii) If the Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other Qualified Plans maintained by the Employer, or if one or more other Qualified Plans satisfy any such requirements only if aggregated with the Plan, then this section will be applied by determining the Actual Contribution Percentages of Employees as if all the plans were a single plan. Plans may be aggregated to satisfy Code
Section 401(m) only if they have the same Plan Year and use the same testing method. Any adjustments to the Actual Contribution Percentages of Nonhighly Compensated Employees for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Current Year Method has been elected in the Adoption Agreement.

(iii) For the purpose of being considered in the Actual Contribution Percentage test, Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

(iv) The Plan Administrator will maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage test and the amount of Qualified Nonelective Contributions and/or Qualified Matching Contributions used in the test.

(v) The determination and treatment of the Actual Contribution Percentage of any Participant must satisfy any other requirements prescribed by the Secretary of the Treasury.

(c) In order to satisfy this paragraph (c) for a Plan Year with respect to Employer Matching Contributions, each Participant who is a Nonhighly Compensated Employee who is eligible to receive Employer Matching Contributions for the Plan must be eligible to make Salary Deferral Contributions under a cash-or-deferred arrangement which satisfies the safe harbor described in section 4.5(b) and must receive either:

(i) A Safe Harbor Matching Contribution pursuant to section 4.5(b) at the Basic rate;

(ii)                       A  Safe  Harbor  Matching  Contribution  pursuant  to
                           section 4.5(b) at the Enhanced rate, with no such contribution made on Salary Deferral Contributions in excess of six percent of any Participant's Testing Compensation;

(iii) An Employer Matching Contribution made under a formula which meets the following requirements:

                           (A) no such contributions are made with respect to Salary Deferral Contributions (or After-Tax Contributions) that in the
                                    aggregate   exceed   six   percent   of  the
                                    Participant's Testing Compensation;

                           (B) the rate of such contributions does not increase as the rate of the Salary Deferral Contributions(or After-Tax Contributions) increases;

                           (C) no Participant who is a Highly Compensated Employee can receive such contributions at a rate which is higher than the rate of such contributions which a Nonhighly Compensated Employee, who has the same rate elective contributions, would receive under the Plan; and

                           (D) the Salary Deferral Contributions (or After-Tax Contributions) with respect to which such contributions are made are not limited other than limits under Code Section 402(g) or 415 or resulting from a hardship withdrawal under Treasury Regulation ss.ss.1.401(k)-1(d)(2)(iv)(B)(3) or (4).

         Under this paragraph (c), additional, discretionary Employer Matching Contributions may be made (if provided for in the Adoption Agreement), but such contributions may not exceed, for any Plan Year beginning after December 31, 1999, four percent of the Participant's Testing Compensation. This discretionary Employer Matching Contributions must satisfy section 4.9(a) and (b).

         The contribution described in (i), (ii), or (iii) may be made under the Plan or it can be a contribution under another Qualified Defined Contribution Plan which satisfies all applicable requirements as if made under this Plan (regardless of whether that Qualified Defined Contribution Plan could be aggregated with the Plan for purposes of Code Section 410(b)), provided that the other Qualified Defined Contribution Plan has the same Plan Year as the Plan and that every Eligible Employee under the Plan is eligible to participate in the other Qualified Defined Contribution Plan on the same conditions as under this Plan. The plan to which the contribution is made (this Plan or the other Qualified Defined Contribution Plan, as applicable) must meet all requirements applicable to Safe Harbor Matching Contributions for the entire Plan Year for which the contribution is made.

(d) The following limitation applies to the multiple use of the alternative limits in the Actual Deferral Percentage test and Actual Contribution Percentage test. If one or more Highly Compensated Employees participate in both a cash-or-deferred arrangement maintained by an Employer and a Qualified Plan subject to the Actual Contribution Percentage test maintained by an Employer (including this Plan), and the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Employees subject to either test exceeds the "Aggregate Limit" (defined below), then one or a combination of the following steps will be taken so that the Aggregate Limit is not exceeded:

(i) the Actual Contribution Percentage of those Highly Compensated Employees will be reduced (in a manner consistent with a method described in section 4.10), with the amount by which each such Highly Compensated Employee's Actual Contribution Percentage is reduced to be treated as an Excess Aggregate Contribution; or

(ii) the Actual Deferral Percentage of those Highly Compensated Employees will be reduced as provided in section 4.4(f).

         The Actual Deferral Percentage and Actual Contribution Percentage of Highly Compensated Employees are determined for purposes of this section after any corrections required to meet the Actual Deferral Percentage test and Actual Contribution Percentage test are separately made. This section will not apply if the sum of the Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees does not exceed 125% of the sum of the Actual Deferral Percentage and Actual Contribution Percentage of the Nonhighly Compensated Employees.

         For purposes of this paragraph (d), the term "Aggregate Limit" means the greater of (i) or (ii):

                  (i) The sum of (A) 125% of the greater of the Actual Deferral Percentage of the Nonhighly Compensated Employees under the cash-or-deferred arrangement for the prior Plan Year or the Actual Contribution Percentage of Nonhighly Compensated Employees under the Plan subject to Code Section 401(m) for the prior Plan Year beginning with or within the Plan Year of the cash-or-deferred arrangement, and (B) the lesser of 200% or the lesser of such Actual Deferral Percentage or Actual Contribution Percentage, plus two percent; or

                  (ii) The sum of (A) 125% of the lesser of the Actual Deferral Percentage of the Nonhighly Compensated Employees under the cash-or-deferred arrangement for the prior Plan Year or the Actual Contribution Percentage of Nonhighly Compensated Employees under the Plan subject to Code Section 401(m) for the prior Plan Year beginning with or within the Plan Year of the cash-or-deferred arrangement, and (B) the lesser of 200% or the greater of such Actual Deferral Percentage or Actual Contribution Percentage, plus two percent.

If the Current Year Method is used in calculating the Actual Deferred Percentage and Actual Contribution Percentage of Nonhighly Compensated Employees, then "Current Plan Year" is substituted for "Prior Plan Year" in subparagraph (i).

This paragraph (d) is inapplicable to the Plan if the Plan satisfies section 4.5 by using the "safe harbor" of section 4.5(b) or if it satisfies section 4.9 by using the "safe harbor" of section 4.9(c) and does not provide for After-Tax Contributions.

4.10.    Correction of Excess Aggregate Contributions.
         --------------------------------------------
         Corrections of Excess Aggregate Contributions will be made by (i) determining the amount of the total Excess Aggregate Contributions that must be forfeited or distributed in order to meet the Actual Contribution Percentage test, and then (ii) reducing the dollar amount of contributions taken into account in determining the Actual Contribution Percentage of the Highly
Compensated Employee(s) who has (have) the highest dollar amount of Excess Aggregate Contributions to the level of the Highly Compensated Employee(s) with the next highest dollar amount of Excess Aggregate Contributions. The resulting reduction in such contributions will be forfeited or returned to the affected Highly Compensated Employee(s). However, if a lesser reduction, when added to the total amount distributed under step (ii) would equal the total Excess Aggregate Contributions, then the lesser amount will be forfeited or distributed. If the total amount forfeited or distributed is less than the total Excess Aggregate Contributions, then step (ii) will be repeated as many times as necessary.

         Excess Aggregate Contributions, plus or minus any allocable income or loss, will be paid to the Participants to whose Accounts they were allocated, no later than the last day of the Plan Year following the Plan Year for which they were allocated. If such payments are insufficient to effect the necessary correction, Excess Aggregate Contributions, plus or minus any allocable income or loss, will be forfeited, if otherwise forfeitable under the terms of the Plan. If the payments (or forfeitures) are made more than 2 1/2 months after the last day of the Plan Year for which the Excess Aggregate Contributions were allocated, the Employer will be subject to a 10% excise tax.

         Excess Aggregate Contributions will be adjusted for income or loss allocable to them for the Plan Year in which they were allocated, using a method used for allocating income and loss to Participants' Accounts, applied consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Income or loss allocable to the period between the end of the Plan Year for which the Excess Aggregate Contributions were allocated and the date they are distributed will be disregarded.

         If the rate of Matching Contribution to a Highly Compensated Employee (determined as a percentage of Compensation, after all corrective measures have been taken under the other provisions of this Article) violates the discrimination rules under Treasury Regulation ss. 1.401(a)(4)-4, such Highly Compensated Employee will forfeit the Matching Contribution to the extent necessary to satisfy such discrimination rules. Such forfeiture will occur regardless of whether the Matching Contribution is otherwise forfeitable under the terms of the Plan.

         Any amount forfeited under the preceding paragraph will be treated as Forfeitures under section 7.11(c)(i) if the Plan is adopted using Adoption Agreement NS-1 and will be treated as Forfeitures under section 7.11(c)(ii) if the Plan is adopted using Adoption Agreement NS-2.

     4.11.    Qualified    Nonelective    Contributions,    Qualified   Matching
Contributions,   and  Use  of   Salary   Deferral   Contributions   to   Satisfy
Actual Contribution Percentage Test.

(a) An Employer may, for any Plan Year, make Qualified Nonelective Contributions for Participants who received Compensation from the Employer for the Plan Year. The following rules apply to Qualified Nonelective Contributions:

(i) Qualified Nonelective Contributions for any Plan Year must be allocated to Participants' Qualified Nonelective Contributions Accounts as of a date no later than the last day of that Plan Year, and must be actually paid to the Plan within the 12-month period following the last day of that Plan Year.

(ii) The Employer may designate which Participants are to receive allocations of Qualified Nonelective Contributions, and the method by which they are to be allocated to Participants.

(iii) Any Qualified Nonelective Contribution may be taken into account under either the Actual Deferral Percentage Test or the Actual Contribution Percentage Test for the Plan Year for which it is made, but not both.

(b) An Employer may, for any Plan Year, pursuant to an election in the Adoption Agreement, make Qualified Matching Contributions for Participants who were eligible to receive Matching Contributions from the Employer for the Plan Year. The following rules apply to Qualified Matching Contributions:

(i) Qualified Matching Contributions for any Plan Year must be allocated to Participants' Qualified Matching Contributions Accounts as of a date no later than the last day of that Plan Year, and must be actually paid to the Plan within the 12-month period following the last day of that Plan Year.

(ii) The Employer may designate which Participants are to receive allocations of Qualified Matching Contributions, and the method by which they are to be allocated to Participants.

(iii) Any Qualified Nonelective Contribution may be taken into account under the Actual Deferral Percentage Test for the Plan Year for which it is made.

(c) An Employer may, for any Plan Year, treat Salary Deferral Contributions allocated to a Participant as if they were Employer Matching Contributions allocated to the same Participant, for purposes of the Actual Contribution Percentage Test. Any Salary Deferral Contributions treated in that way will not be taken into account in performing the Actual Deferral Percentage Test.

(d) To the extent they are in excess of the amounts needed to satisfy the "safe harbor" tests of section 4.5(b) or 4.9(c), Safe Harbor Elective Contributions and Safe Harbor Matching Contributions may be treated as Qualified Nonelective Contributions or Qualified Matching Contributions under this section.

4.12.    After-Tax Contributions.
         -----------------------

(a) After-Tax Contributions made under a Prior Plan which were non-deductible, whether they were required or voluntary, will be allocated in a separate, fully vested After-Tax Account. No new After-Tax Contributions will be permitted under the Plan, unless the Plan is established using Adoption Agreement NS-2 and it is elected in the Adoption Agreement to permit new After-Tax Contributions, in which case paragraph (b) will be applicable.

(b) Each Participant may elect to have After-Tax Contributions deducted from his or her Compensation, in either a percentage or dollar amount, as provided for in the Adoption Agreement, and within the limits specified in the Adoption Agreement. A Participant may elect to begin, modify, or end his or her After-Tax Contributions as of the first day of any month, unless it is elected in the Adoption Agreement that salary reductions may be begun, modified, or ended as of one of the following:

(i)      the first day of any week;

(ii)     the first day of any payroll period;

(iii)    the first day of any calendar quarter;

(iv) the first day of any other period (not less frequent than annually) specified in the Adoption Agreement.


         After-Tax Contributions must be made to the Plan as quickly as practicable after they are withheld from a Participant's Compensation, but in no event later than the time permitted for deposit of such contributions under Department of Labor Regulations ss. 2510.3-102 or other applicable law.

         To the extent required by USERRA, a Participant returning to employment with the Employer may elect to have After-Tax Contributions deducted from his or her Compensation, subject to the same requirements and limitations as provided for Salary Deferral Contributions under section 4.4(g).

4.13.    Qualified Deductible Employee Contributions.
         -------------------------------------------

         Qualified Deductible Employee Contributions made under a Prior Plan will be allocated to a separate, fully-vested account ("Qualified Deductible Employee Contributions Account") which will be nonforfeitable at all times. No part of the Qualified Deductible Employee Contributions Account can be used to purchase life insurance. Any Qualified Deductible Employee Contributions Account will be adjusted in the same manner as an After-Tax Contributions Account.

4.14.    Rollover from Another Plan.
         --------------------------

         A Participant who has received an "eligible retirement distribution" from an "eligible retirement plan" (as defined in Code Section 402(c)(4)) may, with the approval of the Plan Administrator, roll over the amount of such distribution (including any federal income tax withheld) into this Plan for credit to a Rollover Account established for him or her under the Plan. The rollover may be a transfer to the Plan of the distribution made to the Participant within 60 days of receipt, or a rollover of the balance of an IRA (i.e., individual retirement account, individual retirement annuity, or individual retirement bond) in which such payment was separately invested. In the alternative, the Participant may cause such "eligible rollover distribution" to be paid directly to the Plan from the "eligible retirement plan" as a direct rollover. In either case, the Participant will be required to represent that the rollover satisfies the requirements of the Code applicable to rollovers to Qualified Plans.

4.15.    Other Required Contributions.
         ----------------------------

         In addition to any other contributions under this Article IV, an Employer will make any contribution required either to provide for restoration of Forfeitures under section 7.11(f) or to satisfy the minimum contribution requirements of section 10.2 when the Plan is Top-Heavy.

V.       VALUATION AND ADJUSTMENTS OF ACCOUNTS

5.1.              Method of Adjustment.
                  --------------------

         As of each Valuation Date, the Trustee will determine the fair market value of the Plan assets. Each distribution, withdrawal, or loan shall be charged to the proper Account on the Valuation Date as of which such distribution, withdrawal, or loan is processed. Each contribution made by or on behalf of a Participant under Article IV will be credited to the proper Accounts on the Valuation Date as of which such contribution is made.

5.2.     Determination of Adjustments.
         ----------------------------

         The determination of the net asset value of the investments of the Trust Fund and of the charges or credits to the Accounts of Participants will be conclusive and binding on all parties under the Plan.

VI.      THE TRUST AND THE INVESTMENT OF TRUST ASSETS
         --------------------------------------------

6.1.     The Trustee and the Trust.
         -------------------------

         The assets of the Trust will be held by the Trustee under the terms of the Trust Agreement.

6.2.     Establishment of Trust.
         ----------------------

(a) All contributions under the Plan will be deposited in the Trust. All assets of the Trust will be held in a single Trust, to be held, invested, and paid by the Trustee (except to the extent otherwise provided in this Article and in the Trust Agreement) in accordance with the provisions of the Trust Agreement.

(b) Assets of the Trust will be invested in any manner permitted in the Trust Agreement.

6.3.     Participant-Directed Investments.
         --------------------------------

(a) The Plan Administrator is designated as a "named fiduciary" under ERISA, with the authority to direct the Trustee as to the investment of all Plan assets held in the Trust. The Plan Administrator may effect such direction, as provided for in the Adoption Agreement, by either (i) directing the Trustee or (ii) establishing rules and procedures for each Participant to direct the investment of all of his or her Accounts among investment options specified by the Plan Administrator for this purpose, except to the extent that an Investment Manager has been approved to direct the Trustee with respect to any portion of the assets of the Trust.

(b) If the Adoption Agreement provides for Participant direction of investments, the rules and procedures for Participant direction, along with a description of the investment options, will be set out in the Plan's enrollment materials as provided to Participants by the Plan Administrator. The Plan Administrator will also establish procedures for Participants to transmit their investment instructions to the Trustee, which procedures may include any telephonic, electronic, or other means.

(c) The Adopting Employer may also provide for a self-directed brokerage account option for Participants, under rules and procedures which are set out in the Plan's enrollment materials as provided to Participants by the Plan Administrator.

(d) If the Adoption Agreement provides for Participant direction of investments, then it is intended that the Plan is to comply with ERISA Section 404(c) and, in receiving and effecting Participants' investment directions under this section, the Trustee may assume that such instructions are made in accordance with ERISA
Section 404(c), and the Trustee will not be responsible for any loss that relates to amounts invested at the direction of a Participant, to the extent provided in ERISA Section 404(c). It is the sole responsibility of the Plan Administrator to effect compliance with the requirements of ERISA Section 404(c).

(e) Notwithstanding anything to the contrary herein, the direction of investments by Participants shall be subject to and shall not override any restrictions or rules of the underlying investment options selected by the Plan Administrator.

(f) The Plan Administrator retains the sole authority and responsibility to direct the Trustee as to the investment of any amounts under the Trust with respect to which no Investment Manager has been appointed nor any Participant directions are received by the Trustee.

6.4.     Insurance Contracts.
         -------------------

(a) If investment in contracts of life insurance ("Contracts") was permitted under the Prior Plan, and it is elected in the Adoption Agreement to permit the holding of such Contracts, then no new Contracts may be purchased with Plan assets, but the Trustee, at the direction of the Plan Administrator, shall apply, own, and pay all premiums on the previously-purchased Contracts on the lives of Participants, subject to the conditions of this section.

(b) The aggregate premiums for ordinary life insurance Contracts (i.e., Contracts with both non-decreasing death benefits and non-increasing premiums) for a Participant must be less than 50% of the aggregate contributions and Forfeitures allocated to his or her Accounts. The aggregate premiums for Contracts of term insurance or universal life insurance for a Participant must be 25% or less of the aggregate contributions and Forfeitures allocated to his or her Accounts. If both term or universal life insurance and ordinary life insurance are purchased for a Participant, the aggregate premiums for term insurance plus one-half of the aggregate premiums for ordinary life insurance may not, together, exceed 25% of the aggregate contributions made by the Employer and Forfeitures allocated to his or her Accounts. The limitations in the preceding provisions of this paragraph shall not apply, however, in the case of a profit sharing plan, to the portion of a Participant's Accounts that has accumulated for at least two Plan Years.


         Notwithstanding anything else in this paragraph (b), amounts credited to any Qualified Voluntary Employee Contributions Account maintained for a Participant shall not be applied to the purchase of Contracts.

(c) The Trustee will be the owner of any Contract purchased under this section. When a Participant becomes entitled to distributions under the Plan, any Contracts purchased under this section will be paid to the Participant, in accordance with Article VII. Any Contract must provide that all death benefits will be payable to the Trustee, and the Trustee shall pay over all death benefits to the Participant's Beneficiary in accordance with the provisions of
Article VII. Under no circumstances shall the Trustee retain any part of the death benefits or otherwise deal with a Contract on its own behalf.

6.5.     Voting of Employer Stock.
         ------------------------

         If investment in shares of stock of an Employer or Related Employer ("Employer Stock") is provided for in the Adoption Agreement, the voting, tender, and other incidents of ownership of Employer Stock will be governed by the applicable provisions of the Trust Agreement.
6.6.     Non-Reversion.
         -------------

         Except as otherwise provided below, assets of the Plan will not be used for any purpose other than for the exclusive benefit of Participants and their Beneficiaries, and to pay the reasonable expenses of the Plan and Trust, to the extent not paid by an Employer, and no assets of the Trust Fund will at any time revert or be repaid to an Employer, except that:

(a) If the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, each Employer contribution which conditioned upon the initial qualification by an Employer must be returned to that Employer within one year after the date as of which the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Adopting Employer's federal income tax return for the taxable year in which the Plan is adopted (including extensions), or at such later date as the Secretary of the Treasury may prescribe.

(b) If, due to a mistake of fact made in good faith, an Employer makes a contribution (i) that otherwise would not have been made or (ii) that is of a greater amount than the amount that otherwise would have been contributed, such contribution or excess amount may be repaid by the Trustee to that Employer, provided that the repayment is made within 12 months from the date the contribution was made.

(c) If a contribution (or portion of it) made by an Employer is disallowed as a deduction for federal income tax purposes to that Employer, the amount of the contribution (or portion of it) may be repaid by the Trustee to that Employer, provided that the repayment is made within 12 months after the disallowance of the deduction has occurred.


         In making a repayment under either paragraph (a) or (b), only the amount of the contribution (or portion of it) involved may be repaid, and no attributable earnings may be included in the repayment. If any net investment losses are attributable to such amount, the amount repayable will be adjusted to reflect its proportional share of any such net investment losses.

VII.     DISTRIBUTIONS TO PARTICIPANTS AND BENEFICIARIES; FORFEITURES
         ------------------------------------------------------------

7.1.     Eligibility for Distributions.
         -----------------------------

         Upon a Participant's Termination Date, he or she (or his or her Beneficiary, in the event of the Participant's death) will be entitled to receive distributions under the Plan in the amount of the Vested Percentage of the value of his or her Accounts, in the form and at the time determined under the applicable provisions of this Article. Once the Vested Percentage of a Participant's Accounts has been reduced to zero, he or she will not be entitled to further payments under the Plan. 7.2. Form of Distribution - Profit Sharing and 401(k) Plans.

(a) If the Plan is established using Adoption Agreement NS-2, all distributions will be in the form of a lump sum, unless it is elected in the Adoption Agreement to provide an alternate normal form of benefit or additional optional form(s) of distribution described in paragraph (b) or (c), and the Participant (or the Beneficiary of a deceased Participant) elects such an optional form under section 7.3(c).

(b) To the extent elected in the Adoption Agreement, distributions may be offered in the form of substantially equal monthly, quarterly, semi-annual, or annual installments over a period certain, over the Participant's life, or over the joint lives of the Participant and a Beneficiary, as elected by the Participant (or the Beneficiary of a deceased Participant), but in any case subject to the rules of sections 7.7 and 7.8. The Adopting Employer may elect in the Adoption Agreement to limit installment payments to (i) a period not longer than 10 years, or (ii) a specified period longer than 10 years.

(c) If the Plan is an amendment and restatement of a Prior Plan, or the result of a merged plan, and it is specified in the Adoption Agreement that there are certain normal or optional forms of benefit (as defined under Code Section 411(d)(6)) which are to be made available under the Plan, then distributions must be offered in each such form, to be elected by any affected Participant (or the Beneficiary of a deceased Participant), but subject to the rules of sections
7.7 and 7.8.

(d) If the value of the Vested Percentage of the Participant's Accounts does not exceed $5,000 on the Valuation Date immediately preceding the date as of which distribution is to begin under section 7.3, distribution under this section will be made in a lump sum, with no right to elect another form of distribution, and the Participant will then be deemed to have received a distribution of his or her entire interest in the Plan.

7.3. Time of Distribution; Elections - Profit Sharing and 401(k)Plans (Adoption Agreement NS-2).
         --------------------------------------------------------------------

(a) Subject to the other provisions of this section, distributions to a Participant or Beneficiary will be made or begin as soon as administratively feasible after the Participant's Termination Date, or, if provided for in the Adoption Agreement, his or her Normal Retirement Age, if earlier, except that no distributions will be made from any Qualified Deductible Employee Contributions Account before the earlier of the Participant reaching age 59 1/2 or suffering a Disability. If it is elected in the Adoption Agreement, distributions will be made or begin as soon as administratively feasible after one of the following dates, rather than after a Participant's Termination Date (or Normal Retirement Age, if applicable):

(i) the date the Participant has a One-Year Break in Service following his or her Termination Date;

(ii) within the number of months (as specified in the Adoption Agreement) following the Participant's Termination Date;

(iii)    the first anniversary of the Participant's Termination Date.

(b)      Distributions will be made or begin subject to the following rules:

(i) Until a Participant reaches the later of age 62 or Normal Retirement Age, if the value of the Vested Percentage of his or her Accounts exceeds $5,000 on the Valuation Date immediately preceding the date as of which distribution is to begin, distribution cannot be made unless the notice requirements of paragraph (c) are satisfied and the election requirements of paragraph (d) are satisfied.

(ii) In addition, if a Participant would be covered by this paragraph except that his or her Termination Date has not occurred by the later of his or her 62nd birthday or Normal Retirement Age, he or she must receive notice under paragraph (c) and the right to make an election under paragraph (d) before any distribution can be made.

(c)      The notice requirements are as follows:

(i) If distribution is not available in any annuity form, the Participant must receive a general description of the eligibility requirements and the material features of the available forms of distribution and enough information to explain their relative financial values. The notice must also advise the Participant of the right to defer distribution and that he or she has 90 days from the date of receiving the notice to elect whether to begin or defer distribution.

(ii) If distribution is available in an annuity form, the notice requirements are the same as in section 7.5(c).

(d)      The election requirements are as follows:

(i) If distribution is not available in any annuity form, the Participant must elect his or her form of distribution (if the Plan offers optional forms) and to have distribution made, or begin, as of a specific date. This election can be made at any time during an election period beginning on the date the Participant receives the notice under subparagraph (c)(i) and ending 90 days after the Participant receives the notice.

(ii) If distribution is available in an annuity form, the election requirements are the same as in section 7.5(d).

(e) Subject to paragraph (f), distribution to a Participant described in paragraph (b) will be made, or begin, as of the date and in the form which he or she elected under paragraph (d), but, if no such election was made, distribution will be made in a lump sum as soon as administratively feasible after the latest of the Participant's Termination Date, 62nd birthday, or Normal Retirement Age.

(f) Distributions must be made, or begin, as of a Participant's "required beginning date," as determined under this paragraph. The required beginning date of any Participant who is a Five-Percent Owner will be April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2. Once a Five-Percent Owner reaches his or her required beginning date, he or she must continue to receive distributions, even if such Participant ceases to be a Five-Percent Owner in a subsequent year. The required beginning date for any other Participant will be as follows:


                  (i) Plan Years beginning before 1999. As set forth by the Employer in the Adoption Agreement.
                           --------------------------------

                  (ii) Plan Years beginning on or after January 1, 1999. The later of his or her Termination Date or April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2; unless it is elected in the Adoption Agreement (A) to permit Participants to elect to commence distributions as of the April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2; or
                  (B) to require Participants to commence distributions as of the April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2.

7.4.     Form of Distribution - Money Purchase Plans.
         -------------------------------------------

(a) If the Plan is established using Adoption Agreement NS-1, and the value of Vested Percentage of the Participant's Accounts does not exceed $5,000 on the Valuation Date immediately preceding the date as of which distribution is to begin under section 7.5, distribution will be made in a lump sum, with no right to elect another form of distribution, and the Participant will then be deemed to have received a distribution of his or her entire interest in the Plan.

(b) For any Participant not described in paragraph (a), the value of the Vested Percentage of the Participant's Accounts will be distributed in the form of a Qualified Joint and Survivor Annuity, unless it is elected in the Adoption Agreement to provide an optional form of distribution described in paragraph
(c), (d), or (e), and the Participant (or the Beneficiary of a deceased Participant) elects such an optional form under section 7.5(d). The Adopting Employer may elect in the Adoption Agreement to limit installment payments to
(i) a period not longer than 10 years, or (ii) a specified period longer than 10 years.

(c) To the extent elected in the Adoption Agreement, distributions may be offered in the form of a lump sum, or in substantially equal monthly, quarterly, semi-annual, or annual installments over a period certain, over the Participant's life, or over the joint lives of the Participant and a Beneficiary, as elected by the Participant (or the Beneficiary of a deceased Participant), but in any case subject to the rules of sections 7.7 and 7.8.

(d) To the extent elected in the Adoption Agreement, distributions may be offered in the form of an immediate annuity payable for the life of the Participant with a survivor annuity for the life of his or her Beneficiary that is at least 50% and not more than 100% of the amount of the annuity payable during the Participant's life, as elected by the Participant, but in any case subject to the rules of sections 7.7 and 7.8.

(e) If the Plan is an amendment and restatement of a Prior Plan, and it is specified in the Adoption Agreement that there are certain optional forms of benefit (as defined under Code Section 411(d)(6)), which are to be made available under the Plan, then distributions must be offered in each such optional form, to be elected by the Participant (or the Beneficiary of a deceased Participant), but subject to the rules of sections 7.7 and 7.8.

7.5. Time of Distribution; Elections - Money Purchase Plans (Adoption Agreement NS-1).
         -------------------------------------------------------------------

(a) Subject to the other provisions of this section, distributions to a Participant or Beneficiary will be made or begin as soon as administratively feasible after the Participant's Termination Date or, if elected in the Adoption Agreement, his or her Normal Retirement Age, if earlier, except that no distributions will be made from any Qualified Deductible Employee Contributions Account before the earlier of the Participant reaching age 59 1/2 or suffering a Disability. If it is elected in the Adoption Agreement, distributions will be made or begin as soon as administratively feasible after one of the following dates, rather than after a Participant's Termination Date (or Normal Retirement Age, if applicable):

(i) the date the Participant has a One-Year Break in Service following his or her Termination Date;

(ii)     the first anniversary of the Participant's Termination Date.

(b)      Distributions will be made or begin subject to the following rules:

(i) Until a Participant reaches the later of age 62 or Normal Retirement Age, if the value of the Vested Percentage of his or her Accounts exceeds $5,000 on the Valuation Date immediately preceding the date as of which distribution is to begin, distribution cannot be made unless the notice requirements of paragraph (c) are satisfied and the election requirements of paragraph (d) are satisfied.

(ii) In addition, if a Participant would be covered by this paragraph except that his or her Termination Date has not occurred by the later of his or her 62nd birthday or Normal Retirement Age, he or she must receive notice under paragraph (c) and the right to make an election under paragraph (d).

(c) To satisfy the notice requirements of this paragraph, the Participant must receive a description of the terms of the Qualified Joint and Survivor Annuity, the circumstances in which it will be provided if no election of an optional form of distribution is made, the eligibility requirements and the material features of the optional forms of distribution, and enough information to explain the relative financial values of the Qualified Joint and Survivor
Annuity and optional forms of distribution. The notice must also advise the Participant of the election period within which he or she may elect to waive the Qualified Joint and Survivor Annuity and receive an optional form of distribution, the effect of such a waiver, the requirement that the Participant's Spouse must consent to the waiver, and the right to revoke the election and the consequences of revocation. This notice must be provided to the Participant no more than 90 days before the date distribution would otherwise begin, and may be provided after the Participant's Distribution Starting Date.

(d)      To satisfy the election requirements of this paragraph:

(i) The Participant must elect to receive his or her distribution in an optional form, whether to have a specific person other than the Participant's Spouse as his or her Beneficiary, and whether to have distribution made or begin as of a specific date.

(ii) The Participant's Spouse must consent to the election and acknowledge its effect, with the consent witnessed by a notary public or a Plan representative. The Spouse's consent may be a general consent covering any subsequent changes by the Participant of his or her form of distribution or Beneficiary, if the general consent acknowledges that it could be limited to a particular Beneficiary and form of distribution, but that the Spouse waives that right.

(iii) The election must be made in an election period beginning 90 days before the Participant's Distribution Starting Date and ending 30 days after the Participant receives the notice in paragraph (c). A Participant may, in his or her election, waive the requirement that the election period extend 30 days after receipt of the notice described in paragraph
                           (c), but in any event, distributions must begin more than 7 days after the notice is received.

(iv) Before the end of the subparagraph (iii) election period, a Participant may revoke any election he or she made earlier in that period. No consent of the Participant's Spouse is required for a revocation.

(e) Subject to paragraph (f), distribution to a Participant described in paragraph (b) will be made, or begin, as of the date and in the form which he or she elected under paragraph (d), but if no such election was made, distribution will be made in a Qualified Joint and Survivor Annuity and the Participant's Distribution Starting Date will be as soon as administratively feasible after the latest of the Participant's Termination Date, 62nd birthday, or Normal Retirement Age.

(f) Distributions must be made, or begin, as of a Participant's "required beginning date," as determined under this paragraph. The required beginning date of any Participant who is a Five-Percent Owner will be April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2. Once a Five-Percent Owner reaches his or her required beginning date, he or she must continue to receive distributions, even if such Participant ceases to be a Five-Percent Owner in a subsequent year. The required beginning date for any other Participant will be as follows:

                  (i) Plan Years beginning before 1999. As set forth by the Employer in the Adoption Agreement.
                           --------------------------------

                  (ii) Plan Years beginning on or after January 1, 1999. The later of his or her Termination Date or April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2; unless it is elected in the Adoption Agreement (A) to permit Participants to elect to commence distributions as of the April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2; or
                  (B) to require Participants to commence distributions as of the April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2.

7.6.     Form of Distribution When Participant Dies.
         ------------------------------------------

(a) If the Plan provides for an annuity form of distribution, the rules of this paragraph (a) apply. If a Participant dies while receiving distribution under a Qualified Joint and Survivor Annuity or other annuity with a survivor feature, the annuity survivor benefit will be paid under the terms of the annuity and the Participant's Beneficiary designation.


         If a Participant dies before his or her Distribution Starting Date, the following rules apply:

(i) For a married Participant whose Vested Percentage of his or her Accounts exceeds $5,000, unless an election was made under subparagraph (iii), 50% of the Vested Percentage of the Participant's Accounts
                           will be used to purchase a Preretirement Survivor Annuity for the Participant's Spouse, with any remainder of the Vested Percentage of the Participant's Accounts to be paid to his or her Beneficiary in a lump sum.

(ii)                       For any  Participant  not  described in  subparagraph
                           (i), or who has made an election  under  subparagraph
                           (iii), the Vested Percentage of the Participant's Accounts will be distributed to his or her Beneficiary in a lump sum.

(iii) A Participant may elect to waive the Preretirement Survivor Annuity and have subparagraph (ii) apply instead under the rules of this subparagraph.


     (A) A Participant may waive the Preretirement Survivor Annuity at any time beginning in the Plan Year of his or her 35th birthday and before his or her death. An election may be made before the beginning of the Plan Year of the Participant's 35th birthday, but will expire on the last day of the Plan Year preceding the Plan Year of the Participant's 35th birthday.

     (B) A Participant cannot elect to waive the Preretirement Survivor Annuity unless he or she has received a notice concerning the Preretirement Survivor Annuity comparable to the Qualified Joint and Survivor Annuity notice described in section 7.5(c) within whichever of the following ends latest: (1) the period beginning on the first day of the Plan Year when the Participant's 32nd birthday occurs and ending with the last day of the Plan Year in which his or her 34th birthday occurs or (2) a reasonable period following the date he or she became a Participant. If a Participant's Termination Date is before his or her 35th birthday, the notice must be given during the period one year before and one year after the Termination Date and if the person becomes a Participant again, the notice requirement must be complied with again.

     (C) The Participant must elect to waive the Preretirement Survivor Annuity and may elect to name a specific person other than the Participant's Spouse to be his or her Beneficiary. The Participant's Spouse must consent to any such election and acknowledge its effect, with such consent and acknowledgment witnessed by a notary public or a Plan representative.

     (D) A Participant may revoke an election made under this subparagraph at any time prior to his or her death. No consent of the Participant's Spouse is required for a revocation.

(b) If the Plan does not provide for annuity distributions the rules of this paragraph (b) apply:

(i) If a Participant dies before his or her distributions begin, the Vested Percentage of his or her Accounts will be paid to his or her Beneficiary in a lump sum, and the Beneficiary will be deemed to have received distribution of the Participant's entire interest in the Plan.

(ii) If a Participant dies after beginning to receive distributions in installments, the remaining installments will be paid to his or her Beneficiary, at the same rate as they were being paid to the Participant, unless the Beneficiary elects to receive all unpaid amounts in a lump sum.

7.7.     Time of Distribution When Participant Dies.
         ------------------------------------------

         All distributions made after a Participant dies are subject to the following rules:

(a) If the Participant dies after his or her Distribution Starting Date, but before the Vested Percentage of his or her Account Balances has been distributed, and distributions were being made over a period certain not exceeding the life or life expectancy of the Participant or the joint lives or joint life expectancy of the Participant and his or her Beneficiary, the undistributed portion will continue to be distributed over that period certain, unless the Beneficiary elects to receive all unpaid amounts in a lump sum.

(b) If the Participant dies before his or her Distribution Starting Date, the Vested Percentage of his or her Account Balances must be distributed by the December 31 following the fifth anniversary of the Participant's death, with the following exceptions:

(i) If the Beneficiary is the Participant's surviving Spouse, distribution to the surviving Spouse will begin no later than December 31 of the Plan Year in which the Participant would have attained age 70 1/2 (or, if the Participant was already age 70 1/2 at death, December 31 of the Plan Year following the Participant's death) and will be made over a period not exceeding the life or life expectancy of the surviving Spouse.

(ii) If the surviving Spouse dies before distributions begin under (i), the surviving Spouse will be treated as the Participant for purposes of applying this subparagraph (b).

(iii) If the surviving Spouse dies after distributions began but before the entire Vested Percentage of the Participant's Account balances was distributed, or if the Participant's Beneficiary was not his or her surviving Spouse, the remainder of the Vested Percentage of the Participant's Account balances may be distributed to the Beneficiary over a period not exceeding the Beneficiary's life or life expectancy, provided that such distributions begin within one year after the end of the Plan Year following the Participant's (or surviving Spouse's) death.

(iv) All payments required under this paragraph will be determined and made in accordance with the Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Proposed Treasury Regulation ss. 1.401(a)(9)-2.

7.8. Required Minimum Distributions. The following rules apply to installment and annuity distributions, if the Plan provides for them, on and after the date described in section 7.3(d) for plans with no annuity distributions available or section 7.5(e) for plans with annuity distributions available:

(a) If distributions are to be made over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his or her Beneficiary or (ii) a period not extending beyond the life expectancy of the Beneficiary, the amount required to be paid for each calendar year, beginning with payments for the first calendar year for which a distribution is required, must at least equal the quotient obtained by dividing the undistributed amount of the Participant's Account balances by the life expectancy over which distributions are being made.

(b) The amount to be distributed each year, beginning with distributions for the first calendar year for which a distribution is required will not be less than the quotient of the Vested Percentage of the Participant's Account balances by the lesser of (i) the life expectancy over which distributions are being made or
(ii) if the Participant's Spouse is not the Beneficiary, the applicable divisor determined from the table in Q&A-4 of Proposed Treasury Regulation ss. 1.401(a)(9)-2. Distributions after the death of the Participant will be made using the life expectancy described in subparagraph (a) as the relevant divisor, without regard to Proposed Treasury Regulation ss. 1.401(a)(9)-2. Distributions under this section may be made as a lump sum, but in the case of a Participant who has not reached his or her Termination Date, distribution may not be made as a lump sum unless it is elected in the Adoption Agreement.

(c) If distribution to a Participant is made in the form of an annuity purchased from an insurance company, distributions under the annuity contract must be made in accordance with the requirements of Code Section 401(a)(9) and applicable Treasury Regulations.

(d) For purposes of this Article, "life expectancy" of a Participant and a Participant's Spouse (other than in the case of a life annuity) will not be redetermined unless it is elected in the Adoption Agreement either (i) that life expectancies will be redetermined annually in accordance with Treasury Regulations, or (ii) to allow a Participant to make an irrevocable election to have life expectancies redetermined annually in accordance with Treasury Regulations. If no election is made by the time distributions must begin, then life expectancy of the Participant and the Participant's Spouse will not be redetermined. Life expectancy and joint and last survivor expectancy will be computed using the return multiples in Tables V and VI of Treasury Regulation ss. 1.72-9, and the life expectancy of a nonspouse Beneficiary will not be recalculated.

         (e) Notwithstanding anything else in this section, if the value of the Participant's Accounts does not exceed $200, the amount to be distributed under this section will be the greater of (i) the distribution amount calculated under section 7.8(b) or (ii) the entire value of his or her Accounts. Distribution will be made in a lump sum, with no right to elect another form of distribution.

7.9.     Direct Rollovers.
         ----------------

         An Employee, former Employee, surviving Spouse of an Employee or former Employee, or former Spouse of an Employee or former Employee who is the alternate payee under a Qualified Domestic Relations Order (a "Distributee"), who receives a distribution from the Plan of $200 or more, may elect to have any portion of that distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover, subject to the following rules:

(a)   No direct rollover may be made of a distribution to the extent that it is:

(i) one of a series of at least annual installments paid for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more;

(ii)     a distribution required under section 7.3(e), 7.5(f), or 7.7;

(iii) attributable to a withdrawal after December 31, 1998, from a Participant's Salary Deferral Account because of Hardship under section 8.2; or

(iv)                       is not includable in gross income (determined without
                           regard   to  the   exclusion   for   net   unrealized
                           appreciation with respect to Employer securities).

(b) If the distribution is $500 or less, the Distributee must elect a direct rollover of the entire amount of his or her eligible rollover distribution or none at all.

(c) A direct rollover under this section may be made to an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified defined contribution plan trust described in Code Section 401(a), that accepts direct rollovers. However, in the case of a distribution to a surviving Spouse, a direct rollover may only be made to an individual retirement account or individual retirement annuity.

7.10.    Distributions in Cash or Other Property.
         ---------------------------------------

         All distributions under this Article will be made by check, unless a Participant has a self-directed brokerage account under section 6.3(c) in which case he or she may elect a direct rollover under section 7.9 of assets held under that self-directed brokerage option to a brokerage individual retirement account maintained by the same broker-dealer. 7.11. Forfeitures.

(a) If, at the earlier of the date when distributions from a Participant's Account begin or at the date he or she has five consecutive One-Year Breaks in Service, he or she has a Vested Percentage of less than 100% in any Account, there will be a Forfeiture equal to the amount in that Account in excess of the value of the Account multiplied by the Participant's Vested Percentage in the Account, unless it is elected in the Adoption Agreement that such Forfeiture will not occur until the date the Participant has five consecutive One-Year Breaks in Service, even if distributions had been made or begun before that date. Once a Participant has received distribution of the entire amount in each of his or her Accounts which is not a Forfeiture under this section, he or she will be deemed to have received a distribution of his or her entire interest in the Plan.

(b) Any Excess Aggregate Contributions forfeited under section 4.10 will not be treated as a Forfeiture under section 7.11(a), but will otherwise be treated as a Forfeiture under section 7.11.

(c) Forfeitures will first be applied to make and restoration of prior Forfeitures described in section 7.11(f) and then as follows:

(i) If the Plan is established using Adoption Agreement NS-1, Forfeitures will be applied to meet the Employer Money Purchase Contribution obligation, unless it is elected in the Adoption Agreement to instead or additionally apply Forfeitures in one or more of the following ways, in any order, as specified in the Adoption Agreement:


                           (A) As an additional Employer Money Purchase Contribution, to be allocated to Participants' Money Purchase Accounts in the same manner as other Employer Money Purchase Contributions under section 4.3.

                           (B) To reduce Plan expenses not paid by an Employer, in the same manner as if paid by an Employer under section 13.5.

                           (C) As an additional Employer Money Purchase Contribution, to be allocated to the Money Purchase Accounts of all Participants under section 4.3(e)(i).
(ii) If the Plan is established using Adoption Agreement NS-2, Forfeitures from Employer Profit Sharing Accounts will be applied to meet the Employer Profit Sharing Contributions obligation, and Forfeitures from Matching Contribution Accounts will be used to meet the Employer Matching Contribution obligation, unless it is elected in the Adoption Agreement to instead or additionally apply Forfeitures in one or more of the following ways, in any order, as specified in the Adoption Agreement:


                           (A) As an additional Employer Profit Sharing or Matching Contribution, to be allocated to Participants' Employer Profit Sharing Contribution or Matching Contribution Accounts under section 4.2 or 4.4, as applicable.

                           (B) To reduce Plan expenses not paid by an Employer, in the same manner as if paid by an Employer under section 13.5.

                           (C) As an additional Employer Profit Sharing or Matching Contribution, to be allocated to Participants' Employer Profit Sharing Contribution or Matching Contributions Accounts in the same manner as if they were Employer Profit Sharing Contributions being allocated under section 4.2(f)(i).

(d) All Forfeitures will be allocated under paragraph (c) among all Participants in the Plan who are otherwise eligible to receive an Employer contribution of the type that was forfeited, unless one or both of the following is elected in the Adoption Agreement:

(i) Forfeitures will only be allocated among Participants who are Nonhighly Compensated Employees.

(ii) Forfeitures from a Participant will be allocated only among otherwise eligible Participants employed by the Employer who employed that Participant.

(e) If a Participant suffered a Forfeiture under section 7.11(a), then becomes a Participant again, but after having five consecutive One-Year Breaks in Service, his or her Years of Vesting Service after that period of One-Year Breaks in Service will not be taken into account in determining his or her Vested Percentage in amounts allocated to his or her Accounts before that period of One-Year Breaks in Service.

(f) If a Participant suffered a Forfeiture on account of a distribution made before he or she had five consecutive One-Year Breaks in Service and then becomes a Participant again, when he or she has still not had five consecutive One-Year Breaks in Service, all his or her Years of Vesting Service will be counted in determining the Vested Percentage of his or her Account balances; however, those Account balances will not include any amount which was treated as a Forfeiture unless the Participant repays the Plan the entire amount which was distributed to him or her before the earlier of the fifth anniversary of his or her reemployment by an Employer or the date he or she has five consecutive One-Year Breaks in Service. If the Participant makes such a repayment an amount equal to the amounts previously forfeited from those Accounts will be restored to the Participant's Accounts from Forfeitures which are available for allocation under section 7.11(c). To the extent Forfeitures which are available for allocation under section 7.11(c) are not sufficient to satisfy such restoration, the Employer will make a special restoration contribution under section 4.15 to the Participant's Accounts. This allocation of Forfeitures or contribution, as applicable, must be made no later than the last day of the Plan Year following the Plan Year in which the Participant made the repayment of his or her prior distribution.

7.12.    Facility of Payment Provision.
         -----------------------------

         Whenever and as often as any person entitled to a distribution incurs a Disability or, in the opinion of the Plan Administrator, is otherwise unable to apply such distributions to his or her own best interest and advantage, whether because of his or her minority or otherwise, the Plan Administrator may, in its sole discretion, direct the Trustee to make distributions in one or more of the following ways:

(a)      directly to the person;

(b)      to the person's duly appointed legal guardian or conservator;

(c)      to the person's spouse;

(d) to a custodian under any applicable Uniform Gifts to Minors Act or Uniform Transfers to Minors Act; or

(e) to a relative or friend of the person pursuant to appropriate legal appointment for the benefit of the Participant or Beneficiary.


         The decision of the Plan Administrator will be final and binding on all interested persons, and the Plan Administrator will be under no duty to see to the proper application of the funds.

7.13.    Distribution When Payee's Address Is Unknown.
         --------------------------------------------

         Subject to all applicable laws relating to unclaimed property, if:

(a) The Plan Administrator mails by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notice that he or she is entitled to a distribution from the Plan; and

(b) The Plan Administrator has no knowledge of the Participant's or Beneficiary's whereabouts and the missing Participant or Beneficiary does not respond, then, on the Valuation Date coincident with or next succeeding the date on which the Participant incurs three consecutive One-Year Breaks in Service, the then-undistributed share of the missing Participant or Beneficiary shall be treated as Forfeitures under section 7.11. However, the forfeited amounts shall be restored to the proper Accounts upon a valid claim by the proper Participant or Beneficiary, with such restoration to be made, first, from Forfeitures in the Plan Year of the restoration or otherwise by a special Employer restoration contribution.

7.14.    Qualified Domestic Relations Orders.
         -----------------------------------

         Notwithstanding any other provision of the Plan, any distributions to a Participant, spouse, or Beneficiary will be adjusted to the extent necessary to comply with the terms of a "Qualified Domestic Relations Order," as that term is defined in Code Section 414(p) and ERISA Section 206(d)(3). The Plan Administrator will adopt a procedure to determine if a domestic relations order satisfies the requirements for Qualified Domestic Relations Orders and to further determine whether the court has proper jurisdiction over the Plan. The distributee and the form of distribution for purposes of the Qualified Domestic Relations Order will be determined by the terms of the Qualified Domestic Relations Order, which may include a requirement that a lump sum distribution be made to an "alternate payee" under the Qualified Domestic Relations Order at a time before distribution could otherwise be made under the terms of the Plan.

7.15.    Transitional Rule for Qualified Joint and Survivor Annuity.
         ----------------------------------------------------------

         If the Plan provides for annuity distributions, then any Participant who had not yet begun receiving distributions as of August 23, 1984, and who would otherwise not receive the forms of distribution required by this Article, must be given the opportunity to elect to have the Qualified Joint and Survivor Annuity requirements of the Plan apply if (i) the Participant is credited with at least one Hour of Service in a Plan Year beginning after 1975 and (ii) the Participant had at least 10 Years of Vesting Service when he or she separated from service.

         In addition, if the Participant is employed after attaining "Qualified Early Retirement Age," he or she will be given the opportunity to elect, during the "election period," to have a survivor annuity upon the Participant's death. If the Participant elects the survivor annuity, distributions under the annuity must not be less than the distributions that would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision may be changed by the Participant at any time. For this purpose, the "election period" begins on the later of (i) the 90th day before the Participant attains Qualified Early Retirement Age or (ii) the date on which participation begins, and ends on the date the Participant terminates service.

         For purposes of this section, "Qualified Early Retirement Age" is the latest of (i) the earliest date under the Plan on which the Participant may elect to receive payments, (ii) the first day of the 120th month period beginning before the Participant reaches Normal Retirement Age, or (iii) the date the Participant begins participation.

7.16.    Designated Beneficiary.
         ----------------------

         A married Participant's Beneficiary is his or her Spouse, subject to the Participant's right to designate a new Beneficiary under this Article VII. Subject to the rights of the Participant's Spouse as Beneficiary a Participant may designate one or more primary Beneficiaries and one or more contingent Beneficiaries. Each designation will become effective upon receipt by the Plan Administrator.

         If there is no designated Beneficiary, a Participant's Beneficiary will be his or her surviving Spouse or, if the Participant had no surviving Spouse, his or her estate.

         The contingent interest of any Beneficiary will cease upon his or her death, if his or her death occurs before the death of the Participant. Upon the death of a Participant's Beneficiary following the Participant's death but before the Beneficiary either made a claim for distributions or received all distributions to which he or she was entitled under the Plan, any remaining distributions under the Plan will be paid to the executors or administrators of the estate of the Participant, if the Participant had not designated a contingent Beneficiary.

VIII.    IN-SERVICE WITHDRAWALS AND LOANS
         --------------------------------

8.1.     General Rules for In-Service Withdrawals.
         ----------------------------------------

         All in-service withdrawals under sections 8.2, 8.3, or 8.4 are subject to the rules of this section:

(a) No in-service withdrawals are permitted, unless the Employer has elected in the Adoption Agreement to permit in-service withdrawals, and then only to the extent elected in the Adoption Agreement. In-service withdrawals must be requested under the rules and procedures established by the Plan Administrator and communicated to the Trustee. Any application for a withdrawal under this section will be deemed to be a consent by the Participant to the distribution.

(b) If the Participant is eligible to make a withdrawal under this Article from more than one Account, the amount of the withdrawal will be charged to each of those Accounts under rules adopted by the Plan Administrator. If the Account from which an in-service withdrawal is made is invested in more than one investment, the manner in which the withdrawal will be charged against those investments will be determined under rules adopted by the Plan Administrator and communicated to the Trustee.

(c) Subject to the other provisions of this Article, a Participant may make in-service withdrawals from an Account to the extent of his or her Vested Percentage in the Account, unless it is elected in the Adoption Agreement to permit in-service withdrawals from a type of Account only if the Participant's Vested Percentage in that Account is 100%.

(d) There are no limits on the frequency of withdrawals, unless it is elected in the Adoption Agreement, with respect to a particular type of withdrawal, that a Participant may make one withdrawal of a particular type in a Plan Year, or a specified number of withdrawals of a particular type in a Plan Year.

(e) In-service withdrawals must be made in a minimum amount of $500, unless it is elected in the Adoption Agreement to have no minimum withdrawal amount, or a different minimum withdrawal amount.

(f) If distributions under the Plan may be made in an annuity, or if otherwise required by an election in the Adoption Agreement, the Participant's Spouse must consent to any in-service withdrawal within the 90 day period ending on the date of the distribution, acknowledging the effect of the distribution, with the consent and acknowledgment to be witnessed by a notary public or Plan representative.

8.2.     Hardship In-Service Withdrawals.
         -------------------------------

(a) If the Plan is adopted using Adoption Agreement NS-2, the Adopting Employer may elect in the Adoption Agreement to permit in-service withdrawals on account of Hardship under any of the following Accounts as applicable: Employer Profit Sharing Account, Employer Matching Account, Salary Deferral Account, or Rollover Account.

(b) "Hardship" means, for this purpose, that the withdrawal is both (i) made on account of an immediate and heavy financial need of the Participant and (ii) is necessary to satisfy that need, with each of these conditions to be determined based on the following "safe harbor" criteria.

         Immediate and Heavy Financial Need: Safe Harbor. A financial need will not be considered immediate and heavy unless it is for: (i) expenses incurred or necessary for medical care, as described in Code Section 213(d), of the Participant, his or her spouse or dependents; (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents; or
(iv) the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, his or her principal residence.

         Necessary to Satisfy the Need: Safe Harbor. A distribution will not be considered necessary to satisfy an immediate and heavy financial need of the Participant unless the Participant demonstrates that: (i) the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); (ii) the Participant has obtained all distributions (other than distributions for Hardship) and all nontaxable (when made) loans available under the Plan and any other Qualified Plan maintained by the Employer; (iii) the Participant agrees, as a condition of the distribution, that Salary Deferral Contributions under the Plan and all other Qualified Plans maintained by the Employer for the Participant's next taxable year will be limited to the limit in Code Section 402(g), less his or her Salary Deferral Contributions in the taxable year of the withdrawal; and
(iv) the Participant agrees, as a condition of the distribution, that Salary Deferral Contributions and any other employee contributions under the Plan and any other plan maintained by the Employer (other than a health and welfare plan) will be suspended for him or her for 12 months after the receipt of the distribution.

(c) Hardship withdrawals from a Participant's Salary Deferral Account will not include any earnings on Salary Deferrals other than earnings credited to the Participant's Salary Deferral Account as of the latest of: (i) December 31, 1988, (ii) the end of the last Plan Year ending before July 1, 1989, or (iii) any later date applicable to a collectively-bargained or state and local government plan under Treasury Regulation ss. 1.401(k)-1(h).

8.3.     Age-Based In-Service Withdrawals.
         --------------------------------

         An Employer may elect in the Adoption Agreement to permit in-service withdrawals after the Participant attains age 59 1/2, or a later age (not more than 65) specified in the Adoption Agreement, from any of the following accounts, as applicable: Employer Profit Sharing Account, Employer Money Purchase Account, Employer Matching Account, Salary Deferral Account, Rollover Account, Safe Harbor Matching Contributions Account, and Safe Harbor Nonelective Contributions Account.

8.4.     Other In-Service Withdrawals.
         ----------------------------

         An Employer may elect in the Adoption Agreement to permit in-service withdrawals from a Participant's Rollover Account or After-Tax Account for any reason. Withdrawals from a Participant's After-Tax Account, if permitted, will not cause any Forfeiture under the Plan.

8.5. Loans from After-Tax Account, Employer Profit Sharing Account, Employer Matching Account, Salary Deferral Account, or Rollover Account.


(a) Loans are not permitted, unless it is elected in Adoption Agreement NS-2 to make them available from Participants' After-Tax Accounts, Employer Profit Sharing Accounts, Employer Matching Accounts, Salary Deferral Accounts, or Rollover Accounts, subject to the rules of paragraph (b). All such loans will also be subject to the payment and default rules of paragraph (c).

(b) If loans are permitted under the Plan, they will be subject to the following rules and procedures:

(i) Loans will be available, on a reasonably equivalent basis, to any Participant or a Beneficiary who is a "party in interest" (as defined in ERISA Section 3(14)), other than a Shareholder-Employee. Such a person to whom a loan has been made is referred to in this section as a "Borrower."

(ii) Loans will be available for any purpose, without regard to factors like "hardship" or "financial need," unless it is elected in the Adoption Agreement to condition loans on either "Safe Harbor Hardship" or "Facts and Circumstances Hardship," in which case the determination of Hardship will be made using the applicable rules set out in section 8.2(b).

(iii) Loans will be available from the Accounts specified in the Adoption Agreement on a pro rata basis, unless it is specified in the Adoption Agreement that loans are available from the specified Accounts in a particular order.

(iv) If the Account from which a loan is made is invested in more than one investment, the manner in which the loan will be charged against those investments will be determined under rules adopted by the Plan Administrator and communicated to the Trustee or the Trustee's designated agent.

(v) The maximum amount which a Borrower can borrow will be limited as follows, with these limits applied in the aggregate to loans under all Qualified Plans of the Employer:

                           (A) if the aggregate balance of the Vested Percentages of the Participant's Accounts from which loans are available is over $100,000, the limit is $50,000 (minus his or her highest outstanding loan balance in the 12-month period ending on the day before the loan);

                           (B) if the aggregate balance of the Vested Percentages of the Participant's Accounts from which loans are available is less than or equal to $100,000, the limit is 50% of the Vested Percentage of the balance in those Accounts.

(vi) The minimum loan is $1,000, unless it is elected in the Adoption Agreement to have no minimum loan amount, or a lower, specified minimum. If the minimum loan amount is in force, and a Borrower is not entitled under subparagraph (v) to a loan of at least that minimum amount, the Borrower is not entitled to a loan at all.

(vii)                      The maximum term of a loan will be five years, except
                           for  loans  to  purchase  the  Borrower's   principal
                           residence, which may be for a maximum of 30 years.

(viii) A Participant can have only one loan outstanding at a time, unless it is specified in the Adoption Agreement that some specific, greater number of loans may be outstanding at a time. Once a Participant has defaulted on a loan, he or she cannot receive another loan under the Plan until the default is cured.

(ix) A Participant can obtain a new loan immediately following payoff of his or her prior loan, unless it is elected in the Adoption Agreement to require a specified period of time before a new loan can be obtained.

(x) A Participant can obtain only one loan in each 12-month period, unless it is elected in the Adoption Agreement to permit a Participant to obtain more than one loan in a 12-month period.

(xi) Each loan must bear a rate of interest equal to the prime rate as published in the Wall Street Journal on the first business day of the month immediately preceding the month in which the loan is made, plus 1%, unless one of the following rates is elected in the Adoption Agreement:

                          (A) the prime rate as published in the Wall Street Journal on the first business day of the month immediately preceding the month in which the loan is made;
                          (B) the prime rate as published in the Wall Street Journal on the first business day of the month immediately preceding the month in which the loan is made, minus 1%;
                          (C) the prime rate as published in the Wall Street Journal on the first business day of the month immediately preceding the month in which the loan is made, adjusted as specified in the Adoption Agreement; or
                          (D) another  interest  rate  specified in the Adoption
                              Agreement.

(c) If loans are permitted under the Plan, they will be subject to the following rules:

     (i) The Participant must pledge a portion of his or her Vested Account balance(s) equal to the principal amount of the loan to secure repayment of it, and must consent at the time the loan is made to the Trustee's right to use the collateral to remedy any default on the loan, as well as to take any other steps in the event of such a default. These terms will be set out in the promissory note evidencing the loan. If distributions under the Plan may be made in an annuity, or if otherwise required by an election in the Adoption Agreement, the Participant's Spouse must consent to this pledge within the 90-day period ending on the date the pledge becomes effective, acknowledging the effect of the pledge, with the consent and acknowledgment to be witnessed by a notary public or Plan representative. All loans will be considered investments of the Trust Fund, with the promissory note for each loan treated as an asset of the Account(s) of the Borrower.

     (ii) Any loan must be repaid in substantially level payments, at least quarterly, over the term of the loan by deductions from the Participant's pay. Payments other than by deductions from the Participant's pay are permitted for Participants on a leave of absence or after their Termination Dates, to the extent elected in the Adoption Agreement or provided for in rules of the Plan Administrator which are consistent with Department of Labor regulations and applicable state law. A Participant may prepay a loan in full at any time without penalty, but partial prepayments are not permitted.

     (iii) If the Borrower fails to make a payment of principal or interest by the default date specified in the Adoption Agreement, the entire loan will be in default, and the Borrower will be deemed to have received a distribution of the unpaid loan balance, plus accrued, but unpaid, interest. Participant loan repayment obligations will be suspended during a period of qualified military service (as defined in Code Section 414(u)(5)) in accordance with Code Section 414(u).

     (iv) The provisions of this section 8.5 will apply to a Borrower on an approved leave of absence from his or her Employer, unless it is elected in the Adoption Agreement to allow such a Borrower to suspend loan repayments for up to one year without default or to make repayments during the leave of absence.

     (v) On the Borrower's Termination Date, the entire balance of the loan, plus accrued but unpaid interest, will automatically be treated as in default and the Trustee will then take actions consistent with the promissory note to remedy the default, unless it is elected in the Adoption Agreement to permit the Borrower to continue making repayments after his or her Termination Date.


IX.      LIMITATIONS ON ANNUAL ADDITIONS

9.1.     Basic Limitation.
         ----------------

(a) The amount of Annual Additions that may be allocated to a Participant under this Plan for a Limitation Year may not exceed the lesser of:

(i)      $30,000 (as adjusted under Code Section 415(d)); or

(ii)     25% of his or her 415 Compensation for that Limitation Year reduced by the sum of any Annual Additions allocated to the Participant for the same Limitation Year under Related Defined Contribution Plans, simplified employee pension plans, welfare benefit funds (as defined in Code Section 419(e)), and individual medical accounts (as defined in Code Section 415(l)(2)) maintained by an Employer or Related Employer. If the applicable limitation for a Participant is the one in subparagraph (ii) above, contributions treated as Annual Additions pursuant to Code Section 419A or 415(l)(1) will not be included in applying this section to the Participant. If the Limitation Year changes so that there is a short Limitation Year, the limitation in subparagraph (ii) will be $30,000, multiplied by a fraction whose numerator is the number of months in the short Limitation Year and whose denominator is 12.

Any Annual Additions for a Limitation Year in excess of this limit are "Excess Amounts."

(b) "Annual Additions" for a Participant under this Plan are the sum, for the Limitation Year, of (i) all contributions allocated to his or her Accounts (other than a Rollover Account), before any payments or Forfeitures out of such Accounts and (ii) all Forfeitures allocated to his or her Accounts.

         Annual Additions to a Related Defined Contribution Plan include the same items described as Annual Additions under the Plan, as well as: (i) amounts allocated after March 31, 1984 to the Participant's individual medical account under a pension or annuity plan maintained by the Employer or a Related Employer, (ii) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years of the Employer or a Related Employer ending after that date that are attributable to post-retirement medical benefits allocated to the account of a "key employee" (as defined in Code Section 419A(d)(3)) under a welfare benefit fund maintained by the Employer or a Related Employer, and (iii) allocations to the Participant under a simplified employee pension plan maintained by the Employer or a Related Employer.

(c) If a Participant has an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the amounts most recently allocated. Amounts contributed to a welfare benefit fund or an individual medical account will always be deemed to have been allocated before amounts allocated to a Qualified Plan (including the Plan).

         If Excess Amounts were allocated to a Participant under this Plan and another plan on the same day for the same Limitation Year, the Excess Amount attributed to this Plan will be the product of the total Excess Amount allocated as of such date, including any amount that would have been allocated except for the limitations of this section and the comparable provision of any other Qualified Plan, multiplied by the ratio that (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan bears to (ii) the total Annual Additions allocated as of such date under this Plan and all other plans, without regard to the limitations of this section and the comparable provision of any other Qualified Plan.

(d) If there is an Excess Amount for a Participant under the Plan for a Limitation Year, any Salary Deferral Contributions, along with earnings allocated to those Salary Deferral Contributions, will be paid to the Participant, to the extent necessary to eliminate the Excess Amount, with Salary Deferral Contributions for which no Matching Contributions were made to be paid before other Salary Deferral Contributions.

         If there is still an Excess Amount after returns of Salary Deferral Contributions (or if there are no Salary Deferral Contributions for the Limitation Year), the Excess Amount will be treated under one of the methods set forth in Treasury Regulation ss. 1.415-6(b)(6), as chosen by the Plan Administrator and applied on a uniform basis.

         If application of the previous sentence causes a suspense account to be in existence at any time during the Limitation Year under this section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any contributions (other than contributions to Rollover Accounts) may be made to the Plan for that Limitation Year. Excess suspense account amounts may not be paid directly to Participants or Former Participants.

(e) If the Participant is also, or ever was, a participant in a Related Defined Benefit Plan, the sum of the Participant's Defined Contribution Plan Fraction and Defined Benefit Plan Fraction will not exceed 1.0 in any Limitation Year. To the extent that such sum would exceed 1.0 for the Limitation Year, contributions, which would otherwise be made for the Participant under this Plan, will be reduced under paragraph (d), unless an alternate procedure is specified in the Adoption Agreement. This paragraph will not apply in Plan Years beginning after December 31, 1999.

         For purposes of this paragraph:

     (i) "Defined Benefit Plan Fraction" means a fraction whose numerator is the sum of the Participant's Projected Annual Benefits under all Related Defined Benefit Plans (whether or not terminated), and whose denominator is the lesser of 125% (or 100% in the case of Paired Plans, if applicable) of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and 415(d), and 140% of the average 415 Compensation for the Participant's three consecutive Plan Years of participation in the Related Defined Benefit Plan that produces the highest average, including any adjustments under Code Section 415(b).

     In the case of a Participant who was a Participant on the first day of the first Limitation Year beginning after December 31, 1986, in one or more Related Defined Benefit Plans that were in existence on May 6, 1986, the denominator of the Defined Benefit Plan Fraction will not be less than 125% of the aggregate Annual Retirement Benefits that the Participant had accrued under those Related Defined Benefit Plans as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the Related Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

     (ii) "Defined Contribution Plan Fraction" means a fraction whose numerator is the sum of the annual additions to the Participant's accounts under all Related Defined Contribution Plans or simplified employee pension plans maintained by an Employer or a Related Employer (whether or not terminated) for the current and all prior years (including any annual additions attributable to individual medical accounts, welfare benefit funds and the Participant's after-tax employee contributions to all Related Defined Benefit Plans, whether or not terminated), and whose denominator is the sum of the "maximum aggregate amounts" for the current Limitation Year and all of the Participant's prior Years of Vesting Service (regardless of whether a defined contribution plan was maintained by the Employer or a Related Employer in any such Limitation Year). For purposes of this definition, "maximum aggregate amount" means, for any Limitation Year, the lesser of 125% (or 100% in the case of Paired Plans, if applicable) of the dollar limitation (adjusted under Code Sections 415(b) and 415(d)) in effect under Code Section 415(c)(1)(A) and 35% of the Participant's Testing Compensation for the Limitation Year.

     If the Participant was a participant as of the end of the first day of the Limitation Year beginning after December 31, 1986, in one or more Related Defined Contribution Plans that were in existence on May 6, 1986, and the sum of his or her Defined Contribution Plan Fraction and his or her Defined Benefit Plan Fraction would otherwise exceed 1.0, the numerator of his or her Defined Contribution Plan Fraction will be reduced by an amount equal to the product of the excess of that sum over 1.0 and the denominator of his or her Defined Contribution Plan Fraction. The reduction under the preceding sentence will be computed on the basis of the fractions as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. For purposes of computing the Defined Contribution Plan Fraction, the Annual Addition for any Limitation Year beginning before January 1, 1987, will not be recomputed to treat all after-tax employee contributions as Annual Additions.

     (iii) "Projected Annual Benefit" means the annual retirement benefit (adjusted to an actuarially equivalent single-life annuity if the benefit is expressed in a form other than a single-life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the Plan, assuming that:

                           (A) The Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later); and

                           (B) The Participant's Testing Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

X.       "TOP-HEAVY" PROVISIONS

10.1.    Annual "Top-Heavy" Calculation.
         ------------------------------

(a) For any Plan Year, the Plan Administrator will determine whether it is necessary to make "top-heavy" calculations for the Plan. If it is determined to make these calculations, then, as of the last day of each Plan Year or, in the case of the Plan's initial Plan Year, the last day of that Plan Year (the "Determination Date"), the sum of the following will be calculated for all Key
Employees:

     (i) the aggregate balances of their Accounts under the Plan; and

     (ii) the aggregate balances of their accounts under any Related Defined Contribution Plan and the present values of their accrued benefits under any Related Defined Benefit Plan.

(b) As of each Determination Date, the sum of the following will be calculated for all Employees:

     (i) the balances of the Accounts under the Plan of all Participants;

     (ii) the  balances of the  accounts  or the  present  values of the accrued benefits, as applicable, of all participants under any Related Defined Contribution Plan or Related Defined Benefit Plan in which a Key Employee is a participant as of that Determination Date or which allows a plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) and 410; and

     (iii) the balances of the accounts or the present values of the accrued benefits, as applicable, of all participants in any Related Defined Contribution Plans or Related Defined Benefit Plans, which are not described in subparagraph
(ii), whose benefits are comparable to the benefits under this Plan and which the Plan Administrator elects to include in this calculation.

(c) In making the calculations under paragraphs (a) and (b), the following rules will apply:

     (i) Any amount held under a Related Defined Contribution Plan or a Related Defined Benefit Plan which is attributable to a rollover or direct transfer contribution to that plan after December 31, 1983, and was not attributable to a Related Defined Benefit Plan or a Related Defined Contribution Plan, and any amount attributable to Qualified Deductible Employee Contributions, will not be included.

     (ii) Any distributions to a Key Employee, Participant, former Participant, Beneficiary, participant, former participant, or beneficiary from the Plan, a Related Defined Contribution Plan, or a Related Defined Benefit Plan, made during the five-year period ending on a Determination Date will be treated as part of the account balance or accrued benefit, as applicable, to the extent the distribution(s) does (do) not exceed the account balance or accrued benefit.

     (iii) The Beneficiary of any Key Employee or person who is not a Key Employee will be treated, respectively, as a Key Employee or person who is not a Key Employee.

     (iv) If, as of any Determination Date, a person who was a Key Employee for a prior Plan Year is not a Key Employee for the Plan Year ending on that Determination Date, his or her account balance(s) or accrued benefit(s) will not be taken into account.

     (v) No account balance, accrued benefit, or distribution attributable to a person who has received no Compensation from an Employer or Related Employer during the five-year period ending on the Determination Date will be included.

     (vi) All accrued benefits and account balances taken into account must relate to the same Determination Date and the accrued benefits of persons other than Key Employees will be determined under the method, if any, that uniformly applies for accrual purposes under all Related Defined Benefit Plans maintained by an Employer or Related Employer or, if there is no such method, as if such benefit accrued at the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code. The present value of accrued benefits under a Related Defined Plan will be determined by using interest and mortality rates selected by the Plan Administrator.

(d) If the quotients of (a)(i) plus  (a)(ii),  divided by the sum of (b)(i) plus
(b)(ii),  and (a)(i) plus (a)(ii),  divided by the sum of (b)(i),  (b)(ii),  and
(b)(iii) both exceed 60% on any Determination Date, the Plan is top-heavy, and sections 10.2 and 10.3 will apply for the Plan Year which begins on the day following that Determination Date, notwithstanding any other provision of the Plan. In addition, if both quotients described in the preceding sentence exceed 90%, the provisions of Code Section 416(h) will be applicable.

10.2.    Minimum Contribution if Plan is "Top-Heavy."
         --------------------------------------------

(a) In any Plan  Year to  which  this  section  is  applicable  and  subject  to paragraph (b), an Employer Profit Sharing Contribution, Money Purchase Contribution, Qualified Nonelective Contribution or Safe Harbor Nonelective Contribution will be made for each Participant who is not a Key Employee and whose Termination Date did not occur during the Plan Year, in an amount equal to the lesser of the following, reduced by the aggregate of any other Employer
Profit Sharing Contributions, Money Purchase Contributions, Employer Matching Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, or Safe Harbor Nonelective Contributions allocated to that Participant for the Limitation Year:

     (i) the highest contribution received under the Plan or a Related Defined Contribution Plan for the Plan Year by any Key Employee; or

     (ii) 3% of his or her Testing Compensation for the Plan Year.

(b) Unless elected otherwise in the Adoption Agreement, the following rules apply to the Minimum Contribution if the Employer maintains more than one Qualified Plan:

     (i) If the Employer maintains both a profit sharing plan and a money purchase pension plan, it will make the Minimum Contribution to the money purchase pension plan for each Participant who is covered under only the money purchase plan or both plans and it will make the Minimum Contribution to the profit sharing plan for each Participant who is not covered under the money purchase pension plan.

     (ii) If the Employer maintains both a 401(k) plan and a money purchase pension plan, it will make the Minimum Contribution to the money purchase pension plan for each Participant who is covered under only the money purchase plan or both plans and it will make the Minimum Contribution to the 401(k) plan for each Participant who is not covered under the money purchase pension plan.

     (iii) If the Employer maintains this Plan and a defined benefit plan, the Employer will satisfy the Minimum Contribution requirement by causing the necessary accrual to be made under the defined benefit plan for each Participant covered under both plans. The Employer will make a contribution to this Plan for each Participant who is not covered under the defined benefit plan.

10.3.    Top-Heavy Vesting Schedule.
         --------------------------

(a) If the Plan is or becomes Top-Heavy, the Vested Percentage of each Participant's Employer Profit Sharing Account, Employer Matching Account, or Money Purchase Account, as applicable, will be determined in accordance with one of the following schedules, as designated by the Plan Administrator and applied to all Participants to the extent that it provides a greater Vested Percentage for a Participant:



     Years of Vesting Service                Vested Percentage
   --------------------------------- ------------------------------------
             0 - 1 year                             0%
                2 years                            20%
                3 years                            40%
                4 years                            60%
                5 years                            80%
                6 years                           100%

      Years of Vesting Service                Vested Percentage
   --------------------------------- ------------------------------------
            0 - 2 years                             0%
                3 years                           100%


(b) If, in any subsequent Plan Year, the Plan ceases to be a Top-Heavy Plan, the vesting schedule in paragraph (a) will continue to apply, unless the Plan is amended to include a Vesting Schedule which provides a greater Vested Percentage for a Participant.

XI.      AMENDMENT AND TERMINATION

11.1.    Amendments by Adopting Employer.
         -------------------------------

         The Adopting Employer may amend the Plan by executing a new Adoption Agreement, by adopting an amendment specifying one or more changes in the options available under the Adoption Agreement, or by attaching a statement to the Adoption Agreement setting forth (a) the method by which the Plan will conform to the requirements of Code Section 415 or (b) the method by which the Plan will avoid duplication of top-heavy minimum contributions or benefits required under Code Section 416. In addition, the Adopting Employer may adopt any model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as "individually designed." If the Adopting Employer makes any other amendment to the Plan (including a waiver of the minimum funding requirement under Code
Section 412(d)), the Adopting Employer will be considered to be maintaining an "individually designed plan" and no longer having adopted the American Century Prototype Defined Contribution Plan. The Adopting Employer must furnish the Trustee and the Prototype Sponsor with a copy of any amendment to the Plan within 30 days after it is adopted.

11.2.    Amendments by Prototype Sponsor.
         -------------------------------

         The Prototype Sponsor, as the sponsor of the American Century Prototype Defined Contribution Plan, may amend this Plan without the consent of the Adopting Employer, provided that such amendment will not change any of the elections made by the Adopting Employer in the Adoption Agreement unless the change is necessary for the Plan's continuing qualification under Code Section 401(a). 11.3. Prohibited Amendments.

         No amendment described in this Article may have the effect of:
(a) Reducing an Account balance of any Participant or reducing any vested right or interest to which any Participant or Beneficiary is then entitled under this Plan, except that a Participant's Accounts may be reduced to the extent permitted under Code Section 412(c)(8);

     (b)  Eliminating  any  optional  form  of  distribution   with  respect  to
Participants' current Account balances as of the date of amendment;

     (c) Vesting any interest or control over Plan assets in an Employer or Related Employer; or

     (d) Causing any assets of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries.

         An amendment that has the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy will be treated as reducing Account balances. In the case of a retirement-type subsidy, the preceding sentence will apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for such subsidy.

11.4.    Amendments Affecting Vested Percentage.
         --------------------------------------

         If an amendment to this Plan in any way directly or indirectly affects the computation of the Vested Percentage of a Participant's Accounts, each Participant with at least three Years of Eligibility Service may elect, within a reasonable period after the adoption of the amendment or change, to have the Vested Percentage of his or her Accounts computed under the Plan without regard to such amendment. The period for this election begins with the date the amendment is adopted and ends on the latest of the following: (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or
(iii) 60 days after the Participant receives notice of the amendment from the Employer or Plan Administrator.

         In addition, if the vesting schedule under the Plan is amended, then, in the case of an Employee who is a Participant as of the later of (i) the date the amendment is adopted or (ii) the date it becomes effective, the Vested Percentage of a Participant's Accounts (determined as of the same date) will not be less than the Vested Percentage of his or her Accounts computed under the Plan without regard to the amendment.

11.5.    Termination by Adopting Employer.
         --------------------------------

         The Adopting Employer may terminate the Plan by filing a written notice of termination with the Prototype Sponsor, along with satisfactory evidence that the termination is a legally binding action by the Adopting Employer. The Plan will also terminate upon: the merger, liquidation, or dissolution of the Adopting Employer; the death of the Adopting Employer who is a sole proprietor (provided that the person designated by the executor or administrator of the estate of the deceased sole proprietor will be treated as the Adopting Employer for the purpose of terminating the Plan); the sale of all or substantially all of the Adopting Employer's assets; or a judicial declaration that the Adopting Employer is insolvent or bankrupt, unless arrangements are made for the Plan to be continued by any successor-in-interest to the Adopting Employer.

11.6 Distribution of Participant Accounts on Termination or Partial Termination.
     --------------------------------------------------------------------------

(a) Upon termination or partial termination of the Plan, or complete discontinuance of contributions by all Employers, the right of each affected Participant to the amounts in his or her Accounts at such time will become 100% vested and nonforfeitable, and the Plan Administrator will direct the Trustee to distribute the Accounts of each affected Participant under the provisions of the Plan as soon as administratively feasible.

(b) If upon termination of the Plan an annuity purchased from a commercial provider is not offered as a distribution option, and there is no Related Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the balance in the Participant's Accounts may, without the Participant's consent, be distributed to the Participant. However, if there is a Related Defined Contribution Plan (other than an employee stock ownership plan within the meaning of Code Section 4975(e)(7), a simplified employee pension plan (defined in Code Section 408(k), or a SIMPLE IRA Plan (defined in Code Section 408(p)), then the balance in the Participant's Accounts will be transferred without the Participant's consent to the other plan if the Participant does not consent to an immediate distribution.

(c) Amounts in a Participant's Qualified Nonelective Contributions Account, Qualified Matching Contributions Account, and Salary Deferral Account may only be distributed under this section in a manner consistent with Code Section 401(k)(10). For purposes of this section, in the case of the complete termination of the Plan, an "affected Participant" will include each Former Participant who (i) terminated employment with an Employer while the Vested Percentage of his or her Accounts was less than 100%, (ii) had not incurred five consecutive One-Year Breaks in Service as of the effective date of the termination, and (iii) has not received a distribution of his or her entire interest under the Plan as of the date of the termination.

11.7.    Role of Trustee.
         ---------------

         No termination or partial termination of the Plan nor any discontinuance of contributions by an Employer will affect the validity of the Trust or the rights and duties of the Trustee to make distributions as provided in the Plan and Trust Agreement.

11.8.    Plan Merger, Consolidation, or Transfer.
         ---------------------------------------

         No merger or consolidation of a Plan with, or transfer of Plan assets or liabilities to, any other Qualified Plan will occur unless each Participant would (if such successor plan then terminated) receive a complete payment of his or her Accounts immediately after the merger, consolidation, or transfer that is equal to or greater than the complete distribution he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). In the event of such merger, consolidation, or transfer, the Trustee may transfer assets of the Plan to the trustee(s) or funding agent of the successor plan and will direct such trustee(s) or agent as to the amounts to be credited to the respective accounts of Participants participating in the successor Qualified Plan. Alternatively, if the Trust is used to fund such successor Qualified Plan, the Trustee will continue to hold such assets for the benefit of such Participants in accordance with the terms of the successor Qualified Plan.

XII.     THE TRUSTEE, THE TRUST, AND THE TRUST AGREEMENT
         -----------------------------------------------

12.1.    Existence of Trust Fund; Exclusive Benefit.
         ------------------------------------------

         The Adopting Employer has established the Trust Fund which will consist of the assets of the Plan held by the Trustee under the terms of the Trust Agreement. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

XIII.    ADMINISTRATION
         --------------

13.1.    Allocation of Responsibilities among Fiduciaries.
         ------------------------------------------------

(a)  Each   Fiduciary   will   have  only   those   specific   powers,   duties,
responsibilities, and obligations as are specifically allocated to it under the Plan and Trust Agreement.

(b) The Plan Administrator will have the duties with respect to the Plan provided under this Article.

(c) The Trustee will have such responsibility for the administration of the Trust and the management of the assets under the Trust, to the extent provided for in the Trust Agreement.

(d) Subject to ERISA Section 405(a), each Fiduciary may rely on any direction, information, or action of another Fiduciary as being proper under the Plan and Trust, without any requirement to inquire into the propriety of any such direction, information, or action, and each Fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan and Trust.

13.2.    Legal Status of Plan Administrator.
         ----------------------------------

         The complete authority to control and manage the operation and administration of the Plan is placed in the Plan Administrator. The Plan Administrator has the duties and obligations of an "administrator" (as defined in ERISA Section 3(16)(A)) and of a "Plan Administrator" (as defined in Code
Section 414(g)).

13.3.    Powers of Plan Administrator.
         ----------------------------

         The Plan Administrator has all the authority which is necessary or appropriate for the operation and administration of the Plan, including the following:

(a) To cause the summary plan description, summaries of material modifications, reports, notices, and other required information to be provided to Participants; to make annual reports to the Internal Revenue Service and U.S. Department of Labor; and to take any other administrative actions required by ERISA, the Code, or the Plan.

(b)      To interpret the provisions of the Plan.

(c) To adopt the rules, procedures, and forms necessary for the operation and administration of the Plan which are consistent with its provisions.

     (d) To determine all questions relating to the eligibility and other rights of Employees, Participants, and Beneficiaries under the Plan.

     (e) To authorize and direct all payments under the Plan.

     (f) To keep all records necessary for the operation and administration of the Plan, to the extent such records are not kept by the Trustee.

     (g) To designate or employ agents and counsel (who may also be persons employed by the Adopting Employer or the Trustee) and direct them to exercise any of the powers of the Plan Administrator.

     (h) To act as the named fiduciary within the meaning of ERISA with the sole authority to direct the Trustee as to all questions of voting, tender, and similar issues with respect to any securities (including shares of investment companies registered under the Investment Companies Act of 1940) held by the Trustee, subject to Participants' rights to direct the Trustee with respect to voting of Employer Stock, to the extent provided for in the Trust Agreement.

(i) To be responsible for withholding federal income taxes from distributions from the Plan, unless the Participant (or Beneficiary, where applicable) elects not to have such taxes withheld. However, the Trustee will act as agent for the Plan Administrator to withhold such taxes and to make the appropriate distribution reports, subject to the Plan Administrator's obligation to furnish to the Trustee all necessary information for such withholding.

13.4.    Reliance.
         --------

         The Plan Administrator may rely on any certificate, statement, or other representation made on behalf of the Adopting Employer which the Plan Administrator in good faith believes to be genuine, and on any certificate, statement, report, or other representation made to it by any agent, attorney, accountant, or other expert retained by the Plan Administrator or an Employer in connection with the operation and administration of the Plan.

13.5.    Expenses.
         --------

         Any expenses incurred by the Plan Administrator or the Trustee in the administration of the Plan and the Trust and all other proper charges and expenses of the Plan Administrator or the Trustee and of their agents will, unless paid by an Employer, or unless provided otherwise in the Trust Agreement, be paid out of the Trust Fund. All taxes of any and all kinds whatsoever which may be levied or assessed under existing or future laws upon the assets of the Trust or the income thereof will be paid from the Trust Fund.

13.6.    Bonding.
         -------

         No bond or other security will be required of the Plan Administrator except as provided by law.

13.7.    Denial of Claims; Appeals.
         -------------------------

         If any person (an "applicant") makes a claim for benefits under the Plan, and the claim is wholly or partially denied, the following procedures will apply:

(a) The Plan Administrator will give the applicant written notice of the denial. This notice will be written in a manner calculated to be understood by the applicant and will include the specific reasons for the denial and specific references to any facts or any provisions of the Plan on which the denial is based. If the claim was denied because specific material or information was not provided to the Plan Administrator, the notice will include a description of the additional material or information which the applicant must provide in connection with the claim, along with an explanation of why such material or information is necessary. The notice will also provide an explanation of the Plan's claims appeal procedure, as set out below.

(b) An applicant who wishes to use the Plan's claim appeal procedure must, within 60 days of receiving the Plan Administrator's notice of denial, notify the Plan Administrator that he or she wishes to appeal the claim denial. The applicant may review all relevant documents relating to his or her claim and submit issues and comments to the Plan Administrator.

(c) The Plan Administrator will review the record of the appeal of the claim denial and prepare its decision.

(d) The Plan Administrator will give the applicant notice of the decision on the appeal within 60 days after receipt of the applicant's notice of appeal, unless special circumstances require an extension of time for processing, but notice will in any event be given within 120 days after receipt of the applicant's notice of appeal. This notice of the decision on appeal will be written in a manner calculated to be understood by the applicant and will include the specific reasons for the denial and specific references to any facts or any provisions of the Plan on which the denial on appeal is based.

(e) The Plan Administrator may adopt rules for implementing this section which are consistent with Department of Labor Regulations ss. 2560.503-1.

13.8.    Fiduciary Duty.
         --------------

         Each Fiduciary will perform its duties under the Plan and Trust:

(a)      Solely in the interest of Participants and Beneficiaries;

(b) For the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of the Plan and Trust; and

(c) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

13.9.    Eligible Employee Omitted or Included in Error.
         ----------------------------------------------

         Any Eligible Employee who is omitted from participation in the Plan through administrative error will be eligible to participate in the Plan as of the date of his or her initial eligibility. If the discovery of the omission is made after contributions made by an Employer have been made and allocated, the Employer will make a contribution on behalf of the omitted Employee in an amount equal to the amount which the Employer would have contributed on his or her behalf (plus earnings) had he or she not been omitted. Any person who is included as a Participant in the Plan and who is not an Eligible Employee at the time of his or her inclusion will be ineligible to participate in the Plan as of the date such error is discovered. If the discovery of the mistaken inclusion is made after contributions made by an Employer have been made and allocated, the Employer may elect to treat the amount contributed on behalf of the ineligible person (plus any earnings thereon) as a Forfeiture for the Plan Year in which the discovery is made and apply such amount in the manner specified in the Plan.

         Notwithstanding the foregoing, to the extent that an omitted Eligible Employee enters into a salary reduction agreement, such election will not be effective for any time period prior to the date he or she actually participates in the Plan. Further, any person erroneously included in participation in the Plan who made Salary Deferral Contributions will have such amounts (adjusted for earnings, gains, or losses) returned to him or her as soon as administratively practicable; provided, however, that Matching Contributions relating to such deferrals must be forfeited in accordance with the terms of the Plan.

XIV.     MISCELLANEOUS
         -------------

14.1.    Rights in Trust.
         ---------------

         No person has any right to, or interest in, any assets of the Trust, except as provided under the Plan. All payments provided for in the Plan will be made solely out of the assets of the Trust and neither the Plan Administrator, the Trustee, nor the Employer assumes any liability or responsibility for such payments.

14.2.    Limitation of Participants' Rights.
         ----------------------------------

         The adoption and maintenance of the Plan and the Trust by an Employer will not be construed as giving any Participant or other person any legal or equitable right against an Employer or the Trustee other than his or her rights as a Participant, or as creating or modifying the terms of employment of any Participant.

14.3.    Non-Alienation.
         --------------

         Subject to the Plan's provisions concerning loans and Qualified Domestic Relations Orders:

(a) Amounts payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to such amount under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to payment under the Plan will be void; and

(b) The Trust Fund is not in any manner liable for, or subject to, the debts, contracts, liabilities, or torts of any person entitled to payments under the Plan.

14.4.    Notices.
         -------

         Any communication, statement, or notice addressed and mailed, postage prepaid, to a Participant or Beneficiary at his or her last Post Office address filed with the Plan Administrator will be effective notice upon such person for all purposes of the Plan, and neither the Plan Administrator, the Trustee, nor any Employer will be obligated to search for or locate any such person.

14.5.    Severability.
         ------------

         If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions; instead, each provision is fully severable and the Plan will be construed and enforced as if any illegal or invalid provision had never been included.

14.6.    Failure of Plan to Qualify.
         --------------------------

         If this Plan fails to obtain or retain the status of a Qualified Plan, the Plan will no longer be treated as an adoption of the American Century Prototype Defined Contribution Plan and will be treated for all purposes as an individually designed plan.

14.7.    Governing Law.
         -------------

         To the extent not superseded by federal law, the laws of the State or Commonwealth named in the Adoption Agreement will be controlling in all matters relating to the Plan.

                      Non-Standardized Profit Sharing/401(k) Plan
                            Adoption Agreement - NS2






I.   General Employer Information
         (Complete each of the following, as applicable)

         A.       Name of Adopting Employer:  Providence Energy Corporation
                                              ------------------------------


         B.       Name of Plan: Providence Energy Corporation Voluntary
                                Investment  Plan



         C.       Is this a new plan or a restatement?

                  |_| New (Complete item D)|X| Restated (Skip item D and complete item E)



         D.       If this is a new plan, what is the Effective Date?

                  (Skip item E and complete item F)


         E.       If this is a restatement, please answer each of the following:


                  1. What is the Prior Plan's name (if different)? ProvEnergy Corporation Voluntary Investment Plan

                  2. What is the Prior Plan's original Effective Date? January 1, 1979

                  3. What is the Effective Date of the Plan's restatement? January 1, 2000


         F.  Type of Plan (check each that applies): |X|401(k) |_|Profit Sharing



         G. Does the Adopting Employer maintain and/or has the Adopting Employer ever maintained another qualified plan?
                     |X| Yes         |_|  No


                  If yes, complete the following:
                      Name of plan(s): The Pension Plan of the Providence as Company for its Non-Bargaining Unit Employees and The Pension Plan of the Providence Gas Company for its Bargaining Unit Employees Date most recent determination letter received: September 13, 1995 (Non-Bargaining Plan) and June 20, 1995 (Bargaining Plan)


         H. The Plan Year is the calendar year, unless the following election is made:


               |_|  The Plan Year is the twelve month period ending on        .


         I. If the first Plan Year under this Adoption Agreement is a short Plan Year, state the beginning and ending dates: through


         J. The Limitation Year of the Plan is the same as the Plan Year, unless the following election is made:


               |_| The Limitation Year of the Plan is the twelve month period ending on.

II.  Definitions

         A. Compensation for purposes of determining contributions and allocations



                  1. Compensation is Form W-2 Wages, unless one of the following elections is made:

                    |_|    Internal Revenue Code Section 3401(a) Wages.

                    |_|    415 Safe Harbor Compensation.

                    |_| Other: (If the Adopting Employer has elected to Integrate the Plan in IV.D.4. of this Adoption Agreement, this definition must satisfy Internal Revenue Code Section 414(s).)
                  See Addendum.

                  2. Compensation will exclude Fringe Benefit Items, unless the following election is made:

                    |_| Compensation will include all Fringe Benefit Items.


                  3. Compensation will include overtime, commissions, Bonuses, and Salary Deferral Contributions made by the Employer to this Plan or another plan sponsored by the Employer, unless one or more of the following elections are made:


                    |_| Compensation will exclude overtime for:

                           |_|  all Participants.

                           |_|  Highly Compensated Employees only.



                    |_| Compensation will exclude commissions for:

                           |_|  all Participants.

                           |_|  Highly Compensated Employees only.



                    |_| Compensation will exclude Bonuses for:

                           |_|  all Participants.

                           |_|  Highly Compensated Employees only.



                    |_|    Compensation    will    exclude    Salary    Deferral
                           Contributions made by the Employer to this Plan or another plan sponsored by the Employer.



                    |_|    Compensation will exclude Compensation in excess of
                           $                .
                            ----------------



                  4. Compensation in an Employee's first year of participation will be recognized beginning on the date the Employee becomes a Participant under the Plan, unless the following election is made:

                    |_|    Compensation   in  an   Employee's   first   year  of
                           participation will be recognized beginning on the first day of the current Plan Year.



                  5. Compensation for Salary Deferral Contributions, Employer Matching Contributions, and, if applicable, After-Tax Contributions, will be determined on a payroll period basis, unless the following election is made:

                    |X| Compensation for Salary Deferral Contributions and Employer Matching Contributions and, if applicable, After-Tax Contributions, will be determined on a Plan Year basis.



         B. Disabled, for purposes of the Plan, means the Participant has been determined to be disabled under the Social Security Act, unless one of the following elections is made:


               |_| The Participant has been determined to be disabled by a physician appointed by the Plan Administrator.

               |_|  The Participant has been determined to be disabled under the
                    terms   of  the   __________________________________________
                    (name of plan) long-term disability plan.

               |_|  The Participant is disabled based on: .



         C. Early Retirement Age is not applicable, unless one of the following elections is made (Note: If the Plan provides for Early Retirement, the Participant will be fully vested upon attaining Early Retirement Age.):


               |X|  Early Retirement Age is age      55
                    (before Normal Retirement Age).

               |_| Early Retirement Age is age (before Normal Retirement Age) or older with at least Years of Vesting Service (not more than 7).



         D.       Highly Compensated Employee


                  1. For purposes of identifying Highly Compensated Employees, all Employees will be considered, unless the following election is made:

                    |X| Highly  Compensated  Employees will be identified  using
                        the Top-Paid Group Election.



                  2. The determination of who is a Highly Compensated Employee will be made on a Plan Year basis, unless the following election is made:

                    |_| Highly Compensated Employees will be determined on a calendar year basis (election only available for non-calendar year plans).



         E. Hours of Service is one hour for each credited Hour of Service unless one of the following elections is made:


               |_| A Year of Eligibility  Service is based on the equivalency of one hour during a day for 10 hours.

               |_| A Year of Eligibility  Service is based on the equivalency of one hour during a week for 45 hours.

               |_| A Year of Eligibility Service is based on the equivalency of one hour during a semi-monthly pay period for 95 hours.

               |_| A Year of Eligibility  Service is based on the equivalency of one hour during a month for 190 hours.



               The above election will apply to |X| all or |_| _____________________ (describe class) employees. If the above election applies only to a specific class of employees, the following will apply to all other employees:


               |_| One hour for each credited Hour of Service.

               |_| A Year of Eligibility  Service is based on the equivalency of one hour during a day for 10 hours.

               |_| A Year of Eligibility  Service is based on the equivalency of one hour during a week for 45 hours.

               |_| A Year of Eligibility Service is based on the equivalency of one hour during a semi-monthly pay period for 95 hours.

               |_| A Year of Eligibility  Service is based on the equivalency of one hour during a month for 190 hours.


         F. Normal Retirement Age is age 65, unless one of the following elections is made:


               |_| Normal Retirement Age is age (not more than 65).

               |_|  Normal Retirement Age is age               (not more than
                     65) with at least            Years of Service (five
                    years or under).



         G. A Participant's Normal Retirement Date is the date the Participant attains Normal Retirement Age, unless the following election is made:


               |_| A Participant's Normal Retirement Date is the first day of the month following the date the Participant attains Normal Retirement Age.



         H.       Predecessor Employer Service


               Service with a Predecessor Employer will not be recognized for purposes of calculating Eligibility Service and Vesting Service unless this is a Successor Plan or unless the following election is made:

               |_|Service with---------will be recognized for:

                    |_|    employment after            (insert date).
                                            ----------

                    |_| the entire period of employment with the above-named employer.



         I.       Vesting Service



                  1. A Year of Vesting Service is based on the attainment of 1,000 Hours of Service in a Plan Year, unless one of the following elections is made:

                    |X| There are no Vesting Service requirements.

                    |_|    A Year of Vesting Service is based on the attainment
                     of 1,000 Hours of Service in an Anniversary Year.

                    |_| A Year of Vesting Service is based on Elapsed Time.



                  2. Service prior to the Plan's Effective Date will be included for purposes of determining a Year of Vesting Service, unless the following election is made:

                    |_| Service prior to the Plan's Effective Date will be excluded.



                  3. Service prior to a Participant's 18th birthday will be included for purposes of determining a Year of Vesting Service, unless the following election is made:

                    |_| Service prior to a  Participant's  18th birthday will be
                        excluded.


III. Eligibility


         A. All Employees are eligible to participate in the Plan, unless eligibility is limited to one of the following:


               |_| Only salaried Employees are eligible to participate.

               |_| Only hourly Employees are eligible to participate.

               |_|  Only  Collectively   Bargained  Employees  are  eligible  to
                    participate.

               |_|  Only          Employees are eligible to participate. (Cannot
                  exclude Employees on the basis of a service-based requirement, i.e., "part-time" or "temporary" Employees.)



         B. All Employees, as elected in III.A. above, are eligible to participate with the following exclusions: Collectively Bargained Employees, non-resident aliens with no U.S. source income from the Employer, and Leased Employees, unless one or more of the following elections is made below:



               |_| Collectively Bargained Employees are eligible to participate.



               |_|  Non-resident aliens with no U.S. source income from the
                Employer are eligible to participate.



               |_| Leased Employees are eligible to participate.



         C. In addition to the above classifications of Employees, the Adopting Employer may elect one or more of the following exclusions:



               |_| Highly Compensated Employees are excluded from participation.



               |_| Employees who participate in the following qualified plan(s) of the Employer are excluded from participation: .



               |X| The following class of Employees is excluded from participation: Members of collective bargaining units with which retirement benefits have been the subject of good faith bargaining, except for those units which have bargained for participation in this Plan. Participation by members of such units will be at the contribution levels provided in the bargaining agreements, as they are in effect from time to time. As of August 1, 1999, participating units are Local 12431-01/Steelworkers and Local 12431-02/Steelworkers (cannot exclude Employees on the basis of a service-based requirement, i.e., "part-time" or "temporary" Employees).



         D. Employees of Related Employers are not eligible to participate in the Plan, unless the following election is made and a Related Employer Participation Agreement for each participating employer is completed:


               |X|  Employees of the following Related Employers are eligible
                    to participate in the Plan (list):   Providence Gas Company,
                    North Attleboro Gas, Providence Energy Services, Inc., and Providence Energy Oil Enterprises, Inc..



         E. An Employee is eligible to participate regardless of his or her age, unless the following election is made:


               |X|  An Employee is not eligible to participate before he or she
                    reaches age   21 (not to exceed age 21).




         F. The Eligibility Service requirement and definition selected in items 1(a) and (b) below will apply to Salary Deferral Contributions, Employer Matching Contributions and Profit Sharing Contributions (as applicable), unless the following election is made:


               |_| The Eligibility Service requirement and definition selected in items 1 (a) and (b) below will only apply to Salary Deferral Contributions. The Eligibility Service requirement for Employer Matching Contributions is set forth in items 2
                    (a) and (b), and the Eligibility Service requirement for Profit Sharing Contributions is set forth in items 3 (a) and
                    (b).



         1.(a) An Employee will be eligible to participate if he or she has completed one Year of Eligibility Service, unless one of the following elections is made:


                        |_| There is no Eligibility Service requirement. (Note: If this item is selected, the same item in

                              III.F.1(b). of this Adoption Agreement should also be selected.)

                        |_|      consecutive months of Eligibility Service (not
                               to exceed 12 months) are required for an

                              Employee to be eligible to participate.

                        |_|      (describe) is required for an Employee to be
                               eligible to participate.




               1.(b) A Year of Eligibility Service is based on the attainment of 1,000 Hours of Service during a Computation Period as defined in III.G. of this Adoption Agreement, unless one of the following elections is made:

                       |_|    There is no Eligibility Service requirement.(Note:
                              This item must be selected if the same item is selected in III.F.1(a). of this Adoption Agreement.)

                       |_| A Year of Eligibility Service is based on the attainment of _____ Hours of Service during a Computation Period (not to exceed 1,000).

                        |_| A Year of  Eligibility  Service  is based on Elapsed
                            Time.



                  2. If you elected above to only apply items 1(a) and (b) to Salary Deferral Contributions, complete the following for Employer Matching Contributions:


                      (a) A Participant will be eligible to receive Employer Matching Contributions if he or she met the Eligibility Service requirement for Salary Deferral Contributions as set forth in III.F.1.(a) of this Adoption Agreement, unless one of the following elections is made:

                             |_| consecutive months of Eligibility Service (not to exceed 12 months) are required for a Participant to be eligible to receive an Employer Matching Contribution.

                             |_| One Year of Eligibility Service is required for a Participant to be eligible to receive an Employer Matching Contribution.

                             |_| Two Years of Eligibility Service are required for a Participant to be eligible to receive an Employer Matching Contribution (available only with immediate 100% vesting).

                             |_| (describe) is required for a Participant to be eligible to receive an Employer

                                   Matching Contribution.



                      (b) A Year of Eligibility Service for Employer Matching Contributions is based on the attainment of 1,000 Hours of Service during a Computation Period as defined in III.G. of this Adoption Agreement, unless one of the following elections is made:

                             |_| A Year of Eligibility Service for Employer Matching Contributions is based on the attainment of _____ Hours of Service during a Computation Period (not to exceed 1,000).

                             |_| A Year  of  Eligibility  Service  for  Employer
                                Matching Contributions is based on Elapsed Time.



                  3. If you elected above to only apply items 1(a) and (b) to Salary Deferral Contributions, complete the following for Profit Sharing Contributions:


         (a)  A  Participant   will  be  eligible  to  receive   Profit  Sharing
Contributions if he or she has completed one Year of Eligibility Service, unless one of the following elections is made:

                             |_| consecutive months of Eligibility Service (not to exceed 12 months) are required for a Participant to be eligible to receive Profit Sharing Contributions.

                             |_| Two Years of Eligibility Service are required for a Participant to be eligible to receive Profit Sharing Contributions (available only with immediate 100% vesting).

                             |_|       (describe) is required for a Participant
                                   to be eligible to receive
                                   Profit Sharing Contributions.



                      (b) A Year of Eligibility Service for Profit Sharing Contributions is based on the attainment of 1,000 Hours of Service during a Computation Period as defined in III.G. of this Adoption Agreement, unless one of the following elections is made:

                             |_| A Year of Eligibility Service for Profit Sharing Contributions is based on the attainment of _____ Hours of Service during a Computation Period (not to exceed 1,000).

                             |_|  A  Year  of  Eligibility  Service  for  Profit
Sharing Contributions is based on Elapsed Time.



         G. If a Year of Eligibility Service is based on Hours of Service (not Elapsed Time), the Eligibility Computation Period will be the 12 month period beginning on the Employee's date of hire, and then each Plan Year commencing after the Employee's date of hire, unless the following election is made:


               |_| The Eligibility Computation Period will be the 12 month period beginning on the Employee's date of hire and each Anniversary Year thereafter.



         H. An Employee who has met the initial eligibility requirements will enter the Plan as of the first day of the calendar month following the date the Employee completes the eligibility requirements, unless one of the following entry date rules is elected:


               |_| The Employee's Entry Date will be the first day of the Plan Year following the date the Employee completes the eligibility requirements. (Note: This option is only available if the eligibility requirements do not exceed age 20 1/2 and six months of Eligibility Service.)

               |_| The Employee's Entry Date will be the earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year following the date the Employee completes the eligibility requirements.

               |_| The Employee's Entry Date will be the first day of the calendar quarter which commences immediately following the date the Employee completes the eligibility requirements.

               |_| The Employee's Entry Date will be the first day of the payroll period which commences immediately following the date the Employee completes the eligibility requirements.

               |_| The  Employee's  Entry  Date  will be the first day after the
                   Employee completes the eligibility requirements.

         I. In addition to the above Entry Dates, all Employees employed on the Plan's Effective Date will become Participants as of the Effective Date, unless the following election is made:


               |X| Only Employees who have met the eligibility requirements on the Effective Date will become Participants as of the Effective Date.

IV.  Contributions

         A.       Salary Deferral Contributions.



                  1. Salary Deferral Contributions will be permitted unless the following election is made:

                    |_| Salary Deferral Contributions will not be permitted. (If this is selected, skip to IV.C. of this Adoption Agreement.)



                  2. Salary Deferral Contributions can be made in the amount of 1% to 15% of Compensation, unless one of the following elections is made:

                    |X|    minimum election of       1% (1% increments) and
                           maximum election of  22% of Compensation.
                           See Addendum.

                    |_|    minimum election of $    and maximum election of $  .




                  3. There will be no Automatic Enrollment for Salary Deferral Contributions unless the following election is made:

                    |_|    An  Employee  will  be  Automatically  Enrolled  upon
                           initial   eligibility   at  a  rate   of   ____%   of
                           Compensation unless the Employee elects otherwise.



       4.           Salary Deferral Contribution elections can be changed
                     monthly, unless one of the following elections is made:

                    |_| Salary  Deferral  Contribution  elections can be changed
                         the first day of any quarter.

                    |_| Salary  Deferral  Contribution  elections can be changed
                         the first day of any week.

                    |_| Salary  Deferral  Contribution  elections can be changed
                         the first day of any payroll period.

                    |_|  Salary Deferral Contribution elections can be changed .



     5. Salary deferral elections made under item 1 above will apply to all of a Participant's Bonus payments (subject to the Compensation definition in II.A.3. of this Adoption Agreement) , unless the following election is made:

                    |_| Participants are permitted to make a special election to defer a portion of their Bonus to their Salary Deferral Accounts based on the following:

                           |_| minimum election of _____% (1% increments) and maximum election of ______% per (describe type of Bonus).

                           |_|  minimum election of $   and maximum election of
                                $___________ per (describe type of Bonus).



                  6. Salary Deferral Contributions and After-Tax Contributions, if permitted under IV.C. of this Adoption Agreement, are limited to a combined N/A % of a Participant's Compensation per Plan Year.


         B.       Employer Matching Contributions.
                  -------------------------------



                  1. Employer Matching Contributions will not be made, unless the following election is made:

               |X| Employer Matching Contributions are equal to (select one):


                    a.|X| 50% of a Participant's Compensation deferred as Salary Deferral Contributions up to a maximum for the Plan Year of:

                            |X|  6% of the Participant's Compensation.
                                 See Addendum.


                            |_|  $                   .
                                  -------------------

                    b.|_| a discretionary match as determined by the Employer.

                    c.|_| a tiered match:

                           |_| _____% on the first _____% of a Participant's Compensation deferred as Salary Deferral Contributions.

                           |_| _____% on the next _____% of a Participant's Compensation deferred as Salary Deferral Contributions.

                           |_|  _____% on the next _____% of a Participant's
                               Compensation deferred as Salary Deferral
                               Contributions.

                           |_|  _____% on the next _____% of a Participant's
                               Compensation deferred as Salary Deferral
                               Contributions.

                    d.|_| _____% on the first ____% of a Participant's Compensation deferred as Salary Deferral Contributions plus a discretionary match as determined by the Employer.

                    e.|_| the Matching Safe Harbor under Internal Revenue Code
                          Section 401(m)(11).  The contribution formula will be:

                            |_| as stated in the Internal Revenue Code ($1 for each $1 on the first 3% of Compensation and $.50 for each $1 on the next 2% of Compensation.)

                            |_| other (must be at least as generous as formula in Internal Revenue Code and cannot exceed 6% if intended to satisfy both ADP and ACP Safe Harbor):

                            (Note: Contributions made under this provision must be 100% vested and are not available for withdrawal. Elections under Section 3, 4, and 5 of this section IV.B are not available.)

                    f.|_|   another match (describe)



                  2.       Employer Matching Contributions will be allocated
                     every payroll period, unless one of the following elections is made:

                    |_| The allocation date for Employer Matching  Contributions
                        will be quarterly.

                    |_| The allocation date for Employer Matching  Contributions
                        will be annually.



                  3. A Participant (subject to the exception in IV.B.5. of this Adoption Agreement) is eligible to receive an allocation of the Employer Matching Contribution if the Participant makes Salary Deferral Contributions, unless one of the following elections for an employment requirement is made:

                    |_| A Participant must be employed on the last day of a calendar quarter to be eligible to receive an allocation of the Employer Matching Contribution made for that calendar quarter. (Note: This option is applicable only if the payroll or quarterly option is elected in IV.B.2. of this Adoption Agreement.)

                    |_| A Participant must be employed on the last day of the Plan Year to be eligible to receive an allocation of the Employer Matching Contribution for that Plan Year (Note: This option is applicable only if the annual option is elected in IV.B.2. of this Adoption Agreement.)



                  4. A Participant (subject to the exception in IV.B.5. of this Adoption Agreement) is eligible to receive an allocation of the Employer Matching Contribution if the Participant makes Salary Deferral Contributions, unless the following election for a service requirement is made (Note: The following option is available only if the Hours of Service method is elected in III.F. of this Adoption Agreement.):

                    |_| A Participant must complete 1,000 Hours of Service in a Plan Year to be eligible to receive an allocation of the Employer Matching Contribution for that Plan Year. (Note: This option is applicable only if the annual option is elected in IV.B.2. of this Adoption Agreement.)



                  5. A Participant who terminates employment during the contribution period due to retirement, Disability, or death will receive an allocation of the Employer Matching Contribution for that contribution period, unless one or more of the following elections is made:


                    |_| In the event of termination due to retirement (check all
                        that apply):



                           |_| The employment requirement, as selected in IV.B.3. of this Adoption Agreement, must be met.



                           |_| The service requirement, as selected in IV.B.4. of this Adoption Agreement, must be met.



                    |_| In the event of termination due to Disability (check all
                        that apply):



                           |_| The employment requirement, as selected in IV.B.3. of this Adoption Agreement, must be met.



                           |_|  The service requirement, as selected in IV.B.4.
                                 of this Adoption Agreement, must be met.



                    |_| In the event of termination due to death (check all that
                        apply):



                           |_|  The employment requirement, as selected in
                               IV.B.3. of this Adoption Agreement, must be met.



                           |_|  The service requirement, as selected in IV.B.4.
                               of this Adoption Agreement, must be met.



                  6. The Employer will not treat Employer Matching Contributions as Qualified Matching Contributions,
                            unless the following election is made:

                    |_| The Employer will treat Employer Matching Contributions as Qualified Matching Contributions, by subjecting them to the vesting and withdrawal provisions that are applicable to Salary Deferral Contributions (Note: If this election is made, 100% vesting must be elected under VI. of this Adoption Agreement and Employer Matching Contributions are not eligible for withdrawal.)



         C.       After-Tax Contributions.
                  -----------------------



                  1. After-Tax Contributions are not permitted, unless the following election is made:

                    |_| After-Tax Contributions are permitted.



                  2. If After-Tax Contributions are permitted, they may be made as follows:

                    |_|   minimum election of      % (1% increments)
                          and maximum election of _____% of Compensation.


                    |_|   minimum election of $ and maximum election of $____.



                  3.       After-Tax Contribution elections can be changed
                          monthly, unless one of the following elections is made
                  (Note: This item should be consistent with item IV.A.4. of this Adoption Agreement):


                    |_|   After-Tax   Contribution   elections  can  be  changed
                         quarterly.

                    |_| After-Tax Contribution elections can be changed weekly.

                    |_| After-Tax Contribution elections can be changed every payroll period.

                    |_|   After-Tax Contribution elections can be changed ____.



         D.       Profit Sharing Contributions.
                  ----------------------------



                  1. The Employer will be allowed to make a discretionary Profit Sharing Contribution based on Compensation, unless one of the following elections is made:

                    |_|  The  Employer   will  make  a  fixed   Profit   Sharing
                         Contribution based on:

                           |_|                 % of each Participant's
                              Compensation.


                           |_|  $_________ per Participant.



                  2.       The Employer will not make a 3% Non-Elective Safe
                          Harbor Contribution unless the following election has
                         been made:

                    |_| The  Employer  will make a 3%  Non-Elective  Safe Harbor
                         Contribution each Plan Year.

                    (Note:  Options 4-7 under this section are not available if this election is made. 100% vesting must be elected in section VI. of this Adoption Agreement.)



                  3.       The Profit Sharing Contributions will be allocated
                      annually, unless one of the following elections is made:

                    |_| The  allocation  date for Profit  Sharing  Contributions
                         will be every payroll period.

                    |_| The  allocation  date for Profit  Sharing  Contributions
                         will be quarterly.



                  4. The allocation of the Profit Sharing Contribution to Participants' accounts will be allocated pro-rata based on all eligible Participants' Compensation with no Integration, unless one of the following elections is made:

                    |_| The allocation of the Profit Sharing Contribution will be Integrated with Social Security (resulting in a higher allocation to those Participants with Compensation in excess of the Taxable Wage Base) using a Two Tiered Formula providing different allocation percentages for Participant Compensation above and below the Integration Level.

                        The allocation will use the following Integration Level:

                         |_| the Taxable Wage Base as in effect on the first day of the Plan Year.

                         |_|                % of the Taxable Wage Base in effect
                               on the first day of the Plan Year.


                         |_|    $_________ (not to exceed the Taxable Wage Base
                               as in effect on the first day of the Plan Year.)

                    |_| The Employer will make a Profit Sharing Contribution based on Safe Harbor Points. (Note: Set out formula in the Addendum.)



               5. A Participant (subject to the exceptions in IV.D.7. of this Adoption Agreement) will be eligible to receive an allocation of the Profit Sharing Contribution if the Participant is employed on the last day of the Plan Year (or, if Profit Sharing Contributions are made on a quarterly basis, the last day of the calendar quarter), unless one of the following elections for an employment requirement is made:


                    |_| A Participant must be employed on at least one day of the Plan Year to be eligible to receive a Profit Sharing Contribution for the Plan Year. (Note: This option is applicable only if the annual option is elected in IV.D.3. of this Adoption Agreement.)

                    |_| A Participant must be employed on at least one day of a calendar quarter to be eligible to receive an allocation of the Profit Sharing Contribution for that calendar quarter. (Note: This option is applicable only if the quarterly option is elected in IV.D.3. of this Adoption Agreement.)



                  6. A Participant (subject to the exceptions in IV.D.7. of this Adoption Agreement) will be eligible to receive an allocation of the Profit Sharing Contribution if the Participant completes 1,000 Hours of Service in a Plan Year, unless one of the following elections for a service requirement is made:

                    |_| A Participant will not be required to complete a specified number of hours to receive an allocation of the Profit Sharing Contribution.

                    |_| A Participant must complete ___________ Hours of Service (no more than 1,000) in a Plan Year to be eligible to receive an allocation of the Profit Sharing Contribution.



                  7. A Participant who terminates employment during the contribution period due to retirement, Disability, or death will receive an allocation of the Profit Sharing Contribution for that contribution period, unless one or more of the following elections is made:


                    |_| In the event of termination due to retirement (check all
                         that apply):



                          |_|   the employment requirement, as selected in
                              IV.D.5. of this Adoption Agreement, must be met.



                          |_|   the service requirement, as selected in IV.D.6.
                               of this Adoption Agreement, must be met.



                    |_| In the event of termination due to Disability (check all
                         that apply):



                          |_|   the employment requirement, as selected in
                          IV.D.5. of this Adoption Agreement, must be met.



                          |_|   the service requirement, as selected in IV.D.6.
                         of this Adoption Agreement, must be met.



                    |_| In the event of termination due to death (check all that
                         apply):



                          |_|   the employment requirement, as selected in
                         IV.D.5. of this Adoption Agreement, must be met.



                          |_|   the service requirement, as selected in IV.D.6.
                          of this Adoption Agreement, must be met.



                  8. Profit Sharing Contributions will be allocated among all adopting Related Employers' (as identified in III.D. of this Adoption Agreement) Employees, unless the following election is made:

                    |_| Profit Sharing Contributions by an adopting Related Employer will be allocated separately to each such adopting Related Employer's Employees.



         E.       Sign-On Matching Contribution.
                  -----------------------------


                  1.       No Sign-On Matching Contributions will be made,
                     unless one of the following elections is made:

                    |_| The Employer will make a one-time Sign-on Matching Contribution which will be equal to _____% of the Participant's Employee Salary Deferral Contributions.

                    |_| The  Employer  will  make a  one-time  Sign-on  Matching
                         Contribution which will be a flat dollar amount of
                         $          .



         F. Top-Heavy Contributions. If the Employer sponsors more than one plan and this Plan is Top-Heavy, the Top-Heavy contribution will be made under this Plan, unless the following election is made:


               |_| The Top-Heavy contribution will be made under the following plan: .


         G. Combined Plan Limit. For Plan Years beginning prior to December 31, 1999, if the Employer sponsors a defined benefit plan in addition to this Plan and the limits set forth in Internal Revenue Code Section 415(e) are exceeded, the adjustment will be made under this Plan, unless the following election is made:


               |X| The adjustment will be made under the following plan: The adjustment will first be made under any defined benefit plan in which the Participant has accrued benefits, and if the Participant has accrued benefits under more than one of the Employer's defined benefit plans, under the Plan which is not collectively bargained.



         H.       Limitations on Contributions.
                  ----------------------------


               For purposes of performing the Actual  Deferral  Percentage  test
               and  the  Actual   Contribution   Percentage   test,   Non-Highly
               Compensated Employee data will be calculated using:

               |_|  current year data.

               |X| prior year data. (Note: This option may be limited if the safe harbor contribution is elected in IV.D.2. of this Adoption Agreement. Consult section 4.9(a) of the Plan for further details.)

               (Note: If this Plan is adopted as a restatement of a Prior Plan, indicate in the addendum to this Adoption Agreement the method used in the 1996, 1997, 1998, and 1999 Plan Years.)

V.   Investments


         A. Participants will be permitted to direct the investment of all of their accounts among the investment choices designated for purposes of the Plan, unless one of the following elections is made:


               |_| Participants will not be permitted to direct the investment of their accounts.

               |_| Participants will only be permitted to direct the investment of the following accounts only: .


         B. Participants will not be permitted to invest in life insurance, unless the Plan allowed investment in life insurance prior to the adoption of this document and the following election is made:


               |_| Life  insurance  may continue to be held by the Plan,  but no new life insurance may be purchased.



         C. The Plan may not invest in qualifying employer securities, unless the following election is made:


               |X| The Plan may invest in Providence Energy Company Stock (See Stock Addendum for related Plan provisions) (enter name of qualifying employer securities).



         D. If the Plan invests in qualifying employer securities, as elected in V.C. of this Adoption Agreement, voting rights on employer securities will be passed through to Participants, unless the following election is made:


               |_| Voting rights will not be passed through to Participants.


VI.  Vesting


         A. All of a Participant's accounts will be fully vested at all times, unless the following election is made. (An alternative vesting schedule is not permitted if the Plan requires two Years of Eligibility Service for participation, the Matching Safe Harbor is elected under IV.B.1.e. or a 3% Non-Elective Safe Harbor Contribution is required under IV.D.2.):


               |_| A Participant's Profit Sharing Account and Employer Matching Account will vest in accordance with the schedule(s) elected in VI.B. and VI.C. of this Adoption Agreement, if applicable.



         B. The following Vesting Schedule will apply to a Participant's Profit Sharing Account and Employer Matching Account, unless a different vesting schedule is selected in VI.C. of this Adoption Agreement for a Participant's Employer Matching Account, in which case, the following schedule will only apply to a Participant's Profit Sharing Account:


               |X|  100% at all times


               |_|  Two to Six Year Graded

                          Years of               Vested
                       Vesting Service         Percentage
                            0-1                    0%
                              2                   20%
                              3                   40%
                              4                   60%
                              5                   80%
                              6                  100%

               |_|  Three to Seven Year Graded

                          Years of               Vested
                      Vesting Service          Percentage
                           0-2                     0%
                             3                    20%
                             4                    40%
                             5                    60%
                             6                    80%
                             7                   100%

               |_|  Three Year Cliff Vesting

                           Years of               Vested
                        Vesting Service         Percentage
                             0-2                   0%
                               3                 100%

               |_|  Five Year Cliff Vesting

                            Years of               Vested
                         Vesting Service         Percentage
                              0-4                   0%
                                5                 100%

               |_|  Other Vesting Schedule (describe below):

                             Years of              Vested
                          Vesting Service        Percentage



         C. The following vesting schedule will apply to a Participant's Employer Matching Account:


                    |_|   100% at all times

                    |_|   Two to Six Year Graded

                    |_|   Three to Seven Year Graded

                    |_|   Three Year Cliff Vesting

                    |_|   Five Year Cliff Vesting

               |_| Other (describe below):


                        Years of                    Vested
                     Vesting Service              Percentage


         D. If a Prior Plan's Vesting Schedule applies to a portion of a Participant's Accounts, please complete the following:


                  1.       Prior Plan's Vesting Schedule (describe below):

                             Years of                     Vested
                         Vesting Service               Percentage


                  2. The Prior Plan's Vesting Schedule applies to the following Participants:





                  3. The Prior Plan's Vesting Schedule applies to the following types of accounts:


VII. Withdrawals
A.       Hardship Withdrawals.
-----------------------------

               See Addendum.


                  1. No hardship withdrawals will be permitted, unless one or more of the following elections are made (Note: You must check each source you want available for hardship withdrawals.):


                    |_| Hardship withdrawals are available from a Participant's vested Employer Matching Account (Note:
                           This election is not available if the Matching Safe Harbor is elected in IV.B.1.e. of this Adoption Agreement.)



                    |_| Hardship withdrawals are available from a Participant's vested Profit Sharing Account (Note:
                           This election is not available if a 3% Non-Elective Safe Harbor Contribution is elected in IV.D.2. of this Adoption Agreement.)



                    |X| Hardship  withdrawals are available from a Participant's
                        Salary Deferral Account.



                    |X| Hardship  withdrawals are available from a Participant's
                        Rollover Account.



                  2. For  purposes of hardship  withdrawals,  hardships  will be
                  determined   on  the  basis  of  the  Safe   Harbor   Hardship
                  definition, unless the following election is made:

                    |_| Hardship  withdrawals will be determined on the basis of
                        the Facts and Circumstances Hardship definition.



                  3. The number of hardship withdrawals permitted in a Plan Year is unlimited, unless one of the following elections is made:

                    |_| Hardship  withdrawals  are limited to one withdrawal per
                        Plan Year.

                    |_|  Hardship   withdrawals  are  limited  to  _____________
                         withdrawal(s) per Plan Year.



                  4. The minimum amount for a hardship withdrawal is $500, unless one of the following elections is made:

                    |X| There is no minimum withdrawal amount on hardship withdrawals.

                    |_| The minimum withdrawal amount on hardship withdrawals is $_______.



                  5.       Spousal consent will not be required for hardship
                          withdrawals1, unless the following election is made:

                    |_| Spousal consent is required for hardship withdrawals.



         B.       Age-Based In-Service Withdrawals.
                  --------------------------------


                  1. No age-based in-service withdrawals are permitted, unless one or more of the following elections are made (Note: You must check each source you want available for age-based in-service withdrawals.):


                    |_| Age-based  in-service  withdrawals  are available from a
                        Participant's vested Employer Matching Account:



                           |_| if the Participant is fully vested in his or her Employer Matching Account.



                           |_|  regardless of the Participant's vested
                                percentage in his or her Employer Matching
                                Account.



                    |_| Age-based  in-service  withdrawals  are available from a
                        Participant's vested Profit Sharing Account:



                           |_| if the Participant is fully vested in his or her Profit Sharing Account.



                           |_|  regardless of the Participant's vested
                                percentage in his or her Profit Sharing Account.



                    |X| Age-based  in-service  withdrawals  are available from a
                        Participant's Salary Deferral Account.



                    |X| Age-based  in-service  withdrawals  are available from a
                        Participant's Rollover Account.



                  2. The minimum required age for age-based in-service withdrawals is 59 1/2, unless one of the following elections is made:

                    |_| The minimum required age for age-based in-service withdrawals is __________ (age greater than 59 1/2, but not greater than 65).

                    |_| The minimum required age for age-based in-service withdrawals is 62.

                    |_| The minimum required age for age-based in-service withdrawals is 65.



                  3. The number of age-based in-service withdrawals permitted in a Plan Year is unlimited, unless one of the following elections is made:

                    |_| Age-based in-service withdrawals are limited to one withdrawal per Plan Year.

                    |_| Age-based  in-service  withdrawals  are limited to _____
                         withdrawal(s) per Plan Year.



                  4. The minimum amount for an age-based in-service withdrawal is $500, unless one of the following elections is made:

                    |X| There is no minimum withdrawal amount on age-based in-service withdrawals.

                    |_| The minimum withdrawal amount on age-based in-service withdrawals is $____.



                  5. Spousal consent will not be required for age-based in-service withdrawal4, unless the following election is made:

                    |_| Spousal  consent is required  for  age-based  in-service
                         withdrawals.



         C.       Other In-Service Withdrawals.
                  ----------------------------



                  1. No in-service withdrawals are permitted unless one or both of the following elections is made: (Note: You must check each source you want available for in-service withdrawals.):


                    |X|   In-service    withdrawals   are   available   from   a
                          Participant's Rollover Account for any reason.



                    |_|   In-service    withdrawals   are   available   from   a
                          Participant's After-Tax Account for any reason.



                  2. The number of in-service withdrawals under this section permitted in a Plan Year is unlimited, unless one of the following elections is made:

                    |_| In-service withdrawals are limited to one withdrawal per
                        Plan Year.

                    |_|   In-service   withdrawals   are   limited  to  ________
                          withdrawal(s) per Plan Year.



                  3. The minimum amount for an in-service withdrawal under this section is $500, unless one of the following elections is made:

                    |X| There is no  minimum  withdrawal  amount  on  in-service
                        withdrawals.

                    |_| The minimum withdrawal amount on in-service withdrawals is $_____.



                  4.       Spousal consent will not be required for in-service
                    withdrawals5, unless the following election is made:

                    |_| Spousal consent is required for withdrawals.


VIII.    Loans


         A. Loans will not be permitted (go to IX. of this Adoption Agreement if loans are not permitted), unless one or more of the following elections are made:



               |X| Loans will be permitted for any reason.



               |_| Loans will be  permitted  only upon a  demonstration  of Safe
                   Harbor Hardship.



               |_| Loans will be permitted  only upon a  demonstration  of Facts and Circumstances Hardship.



         B. Loans are available from a Participant's (Note: You must check each source you want available for loans.):




               |X|  Salary Deferral Account.



               |X|  Rollover Account.



               |X|  Vested Employer Matching Account.



               |_|  Vested Profit Sharing Account.



               |_|  After-Tax Account.



         C. Spousal consent will not be required for loans6, unless the following election is made:


               |_| Spousal consent is required for loans.



         D. Loans will be made on a pro rata basis from the accounts selected in VIII.B. of this Adoption Agreement, unless the following election is made:


               |X| Loans are available from a Participant's available accounts in the following order: Salary Deferrals, Rollover, Vested Employer Match, ESOP



         E. The interest rate on loans will be based on the prime rate as published in the Wall Street Journal on the first business day of the month immediately preceding the month in which the loan is issued plus 1%, unless one of the following elections is made:

               |_| The interest rate will be based on the prime rate as published in the Wall Street Journal on the first business day of the month immediately preceding the month in which the loan is issued.

               |_| The interest rate will be based on the prime rate as published in the Wall Street Journal on the first business day of the month immediately preceding the month in which the loan is issued minus 1%.

               |_| The interest rate will be based on the prime rate as published in the Wall Street Journal on the first business day of the month immediately preceding the month in which the loan is issued, adjusted as follows: ________



               |_| The interest rate will be based on (describe): ________.



         F. The minimum amount of a loan is $1,000, unless one the following elections is made:


               |_| There is no minimum amount on loans.

               |_| The minimum loan amount is $ ________ (no more than $1,000).



         G. Only one loan can be taken in a 12-month period, unless the following election is made:


               |X| 2 (insert number) of loans are permitted to be taken in a 12-month period.




         H. Only one loan can be outstanding at a time, unless the following election is made:


            |X|  The following number of loans can be outstanding at a time:  2.




         I. A loan can be taken immediately upon the payoff of an existing loan, unless the following election is made:


               |_| The  following  period of time must pass  after the payoff of one loan prior to taking of another loan: ________.



         J. Loans will be deemed to be in default if a payment is more than 90 days past due, unless one of the following elections is made:


               |_| Loans will be in default if more than 30 days past due.

               |_| Loans will be in default if more than 60 days past due.

               |X| Loans will be in default if a payment remains delinquent at the end of the quarter following the quarter in which the payment was due.



         K. No special rules will apply to a Participant on an approved leave of absence unless one or more of the following elections is made:


               |_| Loan  repayments  will be suspended for a period of up to one year, with no resulting loan default.

               |X| A Participant  on a leave of absence may make regular  manual payments.



         L. Upon a Participant's termination of employment, any outstanding loan(s) will be immediately due and payable, unless the following election is made:


               |_| Participants will be permitted to continue making regularly scheduled payments after their termination of employment.

IX.  Distributions


         A. Distributions may be made upon a Participant's termination of employment, death, or Disability. Distributions will not be made upon a Participant's attainment of Normal Retirement Age, unless otherwise elected below:


               |X|  Distributions   may  be  made  upon   attainment  of  Normal
                    Retirement Age, even if the Participant is still employed by the Employer at that time.



         B. Distributions will be made as soon as administratively feasible after a Participant's termination of employment, death, or Disability, unless one of the following elections is made:


               |_| Distributions will be made after a one-year break in service.

               |_| Distributions will be made within ________ months after the Participant's termination of employment.

               |_| Distributions will be made on the one year anniversary date following the Participant's termination of employment.

         C. All distributions will be made in the form of a lump sum payment, unless the following additional form or forms of distribution are elected:


               |X| Distributions may be made in the form of installment payments.


               |X| Distributions may be made in the form of a Qualified Joint and Survivor Annuity/Qualified Preretirement Survivor Annuity. (Note: This option available only if 1) a Prior Plan permitted distributions in the form of an annuity OR 2) merger with another Plan that permitted distributions in the form of an annuity; and item F. below is completed.)


D. If installment payments are elected as an optional form of payment in IX.C. of this Adoption Agreement, the installments will be paid annually, unless one or more additional frequencies are elected below:


               |_|  Installments will be paid monthly.
               |_|  Installments will be paid quarterly.
               |_|  Installments will be paid semi-annually.

         E. If installment payments are elected as an optional form of payment in IX.C. of this Adoption Agreement, the installments will be paid over any period allowed by law, unless one of the following elections is made:


               |_| Installment payments will be paid over a period not exceeding
                    10 years.

               |X|  Installment   payments  will  be  paid  over  a  period  not
                    exceeding   either   the  joint  life   expectancy   of  the
                    Participant and the Beneficiary or 15 (more than 10) years.



         F. If this Plan is a restatement of a Prior Plan there are no forms of payment from a Prior Plan document which are protected under Internal Revenue Code Section 411(d)(6), unless they are listed below:


               |X| There are benefits payable under a form or forms available in a Prior Plan or Plans not available in IX.C. of this Adoption Agreement which are protected under Internal Revenue Code Section 411(d)(6). Describe the protected form(s) of distribution(s) and the benefits to which they relate: Participants may choose to take their distribution from the Plan in the form of a Qualified Joint and Survivor Annuity (QJSA) for married participants, or in the form of a single life annuity for single participants. Also, pursuant to the ESOP provisions in the Addendum, distributions may be made in a single payment of whole shares of Employer Stock for the portion of the Participant's total account invested in the Employer Stock Fund. Cash will be distributed for fractional shares of Employer Stock and for amounts not held in the Employer Stock Fund. The annuity benefits specified herein are available only with respect to vested account balances which are at least $5,000 prior to commencement of benefit payments. Notwithstanding any provision of the Plan to the contrary, the consent of a spouse is not required prior to the distribution of benefits in a non-annuity form. Only distributions in the form of an annuity require the consent of the Participant's spouse.



         G. For purposes of Minimum Required Distributions, life expectancies will be recalculated annually, unless one of the following elections is made:


                  |_| Life expectancies will not be recalculated annually.

                  |X| Life  expectancies  will be  recalculated  annually at the
                      Participant's election.


         H. Lump sum distributions are not available to pay Minimum Required Distribution amounts to active participants, unless the following election is made:


               |_| Minimum Required Distributions may be made in a lump sum regardless of the Participant's employment status.



         I. For Plan Years beginning after December 31, 1998, participants will commence payment of their Minimum Required Distributions as of the later of the April 1 of the calendar year following the calendar year in which (i) the Participant terminates employment, or (ii) the Participant attains age 70 1/2, provided, however, that 5% owners of the Employer must commence their distribution no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, unless one of the following elections is made:


               |_| Participants may elect to commence their distributions as of the April 1 of the calendar year following the calendar year in which they attain age 70 1/2, regardless of their employment status.

               |_| Participants are required to commence their distributions as of the April 1 of the calendar year following the calendar year in which they attain age 70 1/2, regardless of their employment status.



         J. If this Plan is adopted as a restatement of a Prior Plan, indicate in the addendum to this Adoption Agreement the method used to satisfy the age 70 1/2 minimum required distribution requirement for Plan Years beginning prior to January 1, 1999.


X.   Forfeitures
(Do not complete this section if all accounts are fully vested under VI.A. of this Adoption Agreement.)


         A. Forfeitures occur upon the earlier of (i) distribution of a Participant's vested percentage in the Plan, or (ii) when a Participant incurs a five year break in service unless the following additional election is made:


               |_| If distribution has not occurred, Forfeitures occur after a Participant incurs a five year break in service, even if the Participant has not received his or her distribution.



         B. Forfeitures of Employer Matching Contributions will be used to reduce future Employer Matching Contributions, unless one or more of the following elections are made:



               |_| Forfeitures will be used to increase future Employer Matching
                    Contributions.



               |_| Forfeitures will be used to reduce Plan expenses.



               |_| Forfeitures will be reallocated to Participants' accounts based on Compensation.



               If more than one election is made above, please state the order of application:





         C. Forfeitures of Profit Sharing Contributions will be used to reduce future Profit Sharing Contributions, unless one or more of the following elections are made:

               |_| Forfeitures will be used to increase future Profit Sharing Contributions.



               |_| Forfeitures will be used to reduce Plan expenses.



               |_| Forfeitures will be reallocated to Participants' accounts based on Compensation.

               If more than one election is made above, please state the order of application:




         D. If the option to reallocate Forfeitures to Participant's accounts is elected in X.B. and/or C. of this Adoption Agreement, such reallocation will be made to all Participants, unless the following election is made:


               |_|   Forfeitures   will  only  be   reallocated   to  Non-Highly
                    Compensated Employees.



         E. Forfeitures will be allocated among all adopting Related Employers' (as identified in III.D. of this Adoption Agreement) Employees, unless the following election is made:


               |_| Forfeitures of an adopting Related Employer's Employees will be allocated separately to that Related Employer's remaining Employees.

XI.  Administrative Information

         A. Plan Number: 014 (e.g., if Adopting Employer's first qualified plan - 001)
                  -----------


         B.       Adopting Employer Information

               Address:
               100 Weybosset Street (Street)
               --------------------
               Providence, RI  02903 (City/State/Zip)
               ---------------------

               Telephone Number:
               (401)272-5040


               Type of Entity (select one):


               |X|  C Corporation

               |_|  S Corporation

               |_|  Governmental Entity

               |_|  Tax exempt organization

               |_|  Partnership

               |_|  Sole proprietorship

               |_|  L.L.P.

               |_|  L.L.C.

               Tax identification number- 05-0203650
                                          ----------

               Last month of Adopting Employer's Fiscal Year:  September.
                                                               ---------



               Member of a controlled group of corporations?

               |X|  Yes

               |_|  No



               Part of an affiliated service group?

               |_|  Yes

               |X|  No



         C.       Trustee Information:
                  -------------------

               |X|  Institutional (Name:  UMB Bank, N.A.)
                                         ----------------
               |_|  Other (Name:                                             )

               Address (do not complete if same as Adopting Employer):

               1010 Grand Avenue    (Street)
               ---------------------

               Kansas City, MO  64141(City/State/Zip)
               ----------------------


               Telephone Number (do not complete if same as Adopting Employer):

               (816)860-7480



         D.       Investment Manager Information (if applicable):
                  ----------------------------------------------

               Name(s):


               The Investment Manager is appointed by the Adopting Employer, unless the following election is made:

               |_| The Investment Manager is appointed by the Trustee.



         E.       Plan Administrator Information:
                  ------------------------------

               The Plan Administrator is the Adopting Employer, unless the following election is made:

 |X|  Name: Voluntary Investment Plan Sub-Committee of the Human Resources and
            Planning Committee



               Address (do not complete if same as Adopting Employer):

                                    (Street)

                                (City/State/Zip)


               Telephone Number (do not complete if same as Adopting Employer):





         F.       Agent for Service of Legal Process:
                  ----------------------------------

               The agent for service of legal process is the Adopting Employer, unless the following election is made:

               |_|  Name:


               Address (do not complete if same as Adopting Employer):

                                    (Street)

                                (City/State/Zip)



         G.       Applicable Law:
                  ---------------

               To the extent not preempted by Federal law, the laws of the State or Commonwealth where the Adopting Employer has its address (as set forth in XI.B. of this Adoption Agreement) will be controlling, unless the following election is made:

               |_| The laws of ___________________ will control to the extent they are not preempted by Federal law.


The Adopting Employer may not rely on an opinion letter issued to the Prototype Sponsor by the National Office of the Internal Revenue Service as evidence that the Adopting Employer's Plan is qualified under Tax Code Section 401. In order to obtain reliance with respect to Plan qualification, the Adopting Employer must apply to the appropriate Key District Office for a determination letter.

This Adoption Agreement may be used only in conjunction with the basic Plan document #02.

Failure to complete this Adoption Agreement may result in disqualification of the Adopting Employer's Plan. American Century, as Prototype Sponsor, will inform Adopting Employers of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

The Adopting Employer is urged to consult with its tax advisor to be assured that adoption of these documents is appropriate. The Adoption Agreement may be used only together with the Prototype Plan, and is not considered complete until received and approved by American Century.

The Adopting Employer understands that this Adoption Agreement and the Prototype Plan have not yet been approved by the Internal Revenue Service. The Adopting Employer agrees, when the Internal Revenue Service has approved the final form of this Adoption Agreement and Prototype Plan, to readopt the approved form of these documents.

For inquiries regarding the adoption of this Adoption Agreement, the provisions of the American Century Prototype Plan, or the effect of an IRS Opinion Letter contact at or call (800)345-3533 extension .

IN WITNESS WHEREOF, the Adopting Employer hereby agrees to the provisions of the Plan and the Adopting Employer, by its duly authorized officer, hereby causes this Plan to be executed on this day of , .



                                                 ADOPTING EMPLOYER

                                                 By:

                         ADDENDUM TO ADOPTION AGREEMENT
This Addendum includes additional terms which the Plan Administrator will apply in interpreting the Adoption Agreement to the Plan. The provisions of this Addendum are considered to be Plan provisions.

I.E.   The amendment to the Plan was effective as of January 1, 2000, except that the following changes were effective as of August 1, 1999:
a. The entry dates for the Plan will be monthly, as provided in III.H. of the Adoption Agreement.
b. Transfer of Plan assets to the American Century Family of Funds for Participant self-direction among those investments and such other investments as the Plan Administrator selects are expressly approved. The Trust Agreement, effective August 1, 1999, with UMB Bank, N.A. is expressly approved as the trust agreement under which the Plan assets are to be held.

II.A.1.   The definition of Compensation will exclude:  severance pay, all forms of equity compensation, and deferred compensation
(both in year of accrual and year of payment).

III.C.   The following classifications would be deemed ineligible to participate in this Plan:
a. any person who renders services to the Employer under an arrangement or contract under which both parties acknowledge (in writing, by tax filings, or otherwise) that the person's status is be that of an independent contractor. In the event any such person is subsequently recharacterized as a common law employee (by written agreement, governmental determination, or administrative or judicial process) the person will be deemed to be in an eligible class of employees upon the later of (1) the date of the determination, or (2) the Employer's written acknowledgement that it will not contest the determination or the expiration of all appeals periods with respect thereto;
b. any member of a collective bargaining unit with which retirement benefits were the subject of good faith bargaining and which has not bargained for participation in the Plan;
c. any employee of a controlling or controlled affiliate which has not adopted this Plan.

III.F.1.(a). Twelve (12) months is an additional requirement, it being intended that an employee who completes one (1) year of eligibility service may not enter the Plan prior to the last day of the eligibility computation period.

IV.A.2. Effective January 1, 2001, the maximum Salary Deferral election allowed will be 20% of Compensation or such larger amount as may be permitted without violating the annual addition limitation of Section 415 of the Code.

IV.B.1.a. Effective January 1, 2001, the Employer Matching Contribution for non-bargaining unit employees will equal 50% of a Participant's Compensation deferred as Salary Deferral Contributions up to a maximum for the Plan Year of 10% of the Participant's Compensation (total match not to exceed 5% of Participant's Compensation).

However, for employees of North Attleboro Gas Company this provision will continue to equal 50% of a Participant's Compensation deferred as Salary Deferral Contributions up to a maximum for the Plan Year of 6% of the Participant's Compensation (total match not to exceed 3% of Participant's Compensation).

For members of the collective bargaining units which have bargained to participate in the Plan, the following contribution levels are in effect:

As of:                Participating Units              Match        Comp. Limit.

January 1, 2000       Local 12431-01/Steelworkers       50%              6%
January 1, 2000       Local 12431-02/Steelworkers       50%              6%
January 1, 2001       Local 12431-01/Steelworkers       50%             10%
June 1, 2001          Local 12431-02/Steelworkers       50%             10%

IV.H.   The plan used the following testing methods for ADP and ACP testing prior to this restatement:

           1996 - 1999:  Current year testing method.

VII.A. Participants who have terminated their employment with the Employer and have not removed their account balance from the Plan are eligible to take a Hardship withdrawal

IX.F.   The following special provisions are incorporated in the Plan to address the Plan's ownership of shares of Employer Stock.

1. "Employer Stock" means any stocks or other equity securities issued by the Employer or a controlled or controlling Affiliate which are described in Section 407(c) of ERISA.
2.               "Tax Restricted Shares" are shares of Employer Stock acquired by the Plan under the provisions of legislation providing for so-called "PAYSOP's" and "TRASOP's."
3. "Participant" includes any Beneficiary who has survived the Participant's death.
4. When eligible for payment, a Participant shall have the right to demand distribution of the Employer Stock in his account entirely in shares of Employer Stock (with the value of any fractional share paid in cash).

5. The Plan Administrator shall establish a mechanism so that each Participant is entitled on a confidential basis to direct the exercise of voting rights or other rights with respect to the shares of Employer Stock allocated to the Account. The Employer (or Plan Administrator) shall provide to each such person materials pertaining to the exercise of such rights, containing substantially the same information distributed to shareholders at approximately the same time as the distribution of such materials is made to shareholders.
                  The Participant shall have the opportunity to exercise any such rights within the same time period as shareholders of the Employer. In the exercise of voting rights, shares of stock which are not voted will be voted in the same proportion as shares which were voted.
6. A Participant or Beneficiary may elect at any time to instruct the Trustee to purchase or sell shares of Employer Stock for his account without limitation, except for Tax Restricted Shares. The rights of "reporting persons" to purchase or sell Employer Stock will be governed by rules of the Securities and Exchange Commission, as interpreted in the sole discretion of the Plan Administrator.
7. Cash dividends will be applied to purchase additional shares of Employer Stock, unless the Plan Administrator determines that the dividends are to be available for the purchase of other permitted Plan investments.

8. Any Participant who has attained age 55 and completed 10 years of Plan participation shall have the right to make an election to direct the Plan as to investment of the Tax Restricted Shares in his Account. Such a Participant may elect within 90 days after the close of each Plan Year in the qualified election period (as defined below) to diversify 25% of the Tax Restricted Shares in his Account, less any amount to which a prior election applies. In the case of the last year to which an election applies, 50% shall be substituted for 25%. At any time when the Plan does not offer at least 3 investment options (with at least one of those calculated to preserve principal) the Plan shall also then permit the Participant who has diversified to elect a distributions (in cash or as direct rollover in cash) of the value of the Tax-Restricted Shares which he has elected to diversify. The qualified election period means the 6 Plan Year period beginning with the Plan Year in which the Participant satisfies the requirements hereof.
9. If at any time the Employer Stock is not readily tradable on a public exchange, the following additional provisions will apply:

     a. The Employer shall issue a "put option" to each person upon receiving a distribution of Employer Stock from the Plan. The put option shall permit such person to sell such Employer Stock to the Employer, at any time during two option periods, at the then fair market value. The fist put option shall be a period of at least sixty (60) days beginning on the date of distribution of Employer Stock to the Participant. The second put option period shall be a period of at least sixty (60) days beginning after the new determination of the fair market value of Employer Stock by the Plan Administrator, based on an appraisal (at least annual) by an independent appraiser. The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised. The notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law. The Plan Administrator may be permitted by the Employer to direct the Trustee to purchase Employer Stock tendered to the Employer under a put option. The payment for Employer Stock sold pursuant to a put option shall be made in a lump sum or in substantially equal annual installments over a period not exceeding five (5) years, with interest payable at a reasonable rate on any unpaid installment balance, as determined by the Plan Administrator. If paid in installments, adequate security must be provided. The Employer or the Plan Administrator (on behalf of the Trust) may offer to purchase any shares of Employer Stock (which are not sold pursuant to a put option) from any former Participant (or Beneficiary) at any time in the future, at their then fair market value. These put provisions apply only while the Employer Stock is not readily tradable on an established market. Otherwise, any put option required hereunder shall be non-terminable within meaning of Treasury Regulations ss.54.4975-(11)(a)(ii). Shares of Employer Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable Federal and state securities laws. Except as otherwise provided herein, no shares of Employer Stock held or distributed by the Trustee may be subject to any other put, call or other option, or buy-sell or similar arrangement. The provisions of this Section shall continue to be applicable to shares of Employer Stock regardless of the Plan ceasing to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

     b.  Participants  will be provided  the same voting  rights as described in
Section 5.


IX.J.   For Plan Years 1996, 1997 and 1998, Participants of the Employer who
were eligible to receive a Minimum Required Distribution had the same options as indicated in Section IX.I. of the Adoption Agreement.

                                GLOSSARY OF TERMS
Adopting Employer means the Employer adopting this Prototype Plan.  See Plan section 2.4.

After-Tax Account means the account set up to hold a Participant's After-Tax Contributions. See Plan section 2.1(a).

Anniversary Year means twelve consecutive months of a Participant's service beginning with his or her date of hire and anniversaries of his or her date of hire.

AutomaticEnrollment  means  that each  Employee  who  becomes  eligible  to make
         Salary  Deferral  Contributions  will be  deemed  to have made a salary reduction agreement for the percent indicated in this Adoption Agreement, subject to the notice and disclosure requirements of Plan section 2.67.

Bonus means a supplemental payment made at the Adopting Employer's discretion.

Collectively Bargained Employees means Employees covered by a collective bargaining (union) agreement. See Plan section 2.9.

Compensation means the compensation used for determining a Participant's contributions and allocations under the Plan. Compensation is all compensation which is actually paid to a Participant during a Plan Year, subject to any exclusions selected in the Adoption Agreement. See Plan section 2.10. The Plan contains two additional definitions of Compensation used for other purposes: 415 Compensation, Plan section 2.32, and Testing Compensation, Plan section 2.75.

Designated Beneficiary means the person, estate or trust designated by the Participant to receive such Participant's vested benefit under the Plan. If a Participant is married, his or her spouse is the Designated Beneficiary unless the spouse consents to a designation of another beneficiary. See Plan section 7.16.

Elapsed Time means service credited from date of hire to date of termination without regard to the number of hours worked. See Plan section 2.82.

Eligibility Service means an Employees' service with the Employer or Predecessor
         Employer, beginning on the date the Employee first performs an Hour of Service, which is credited to the Employee for eligibility purposes. See Plan section 2.83.

Employer means the Adopting Employer and all participating Related Employers. See Plan section 2.20.

Employer Matching  Account  means the account set up to hold  Employer  Matching
         Contributions allocated to a Participant. See Plan section 2.1(b).

Facts and Circumstance Hardship means the Participant must demonstrate the hardship is for an immediate and heavy financial need, which will be reviewed based on the facts and circumstance. See Plan section 8.2.

Forfeitures means the deduction from a Participant's Accounts of the portion that is not vested at his or her termination of employment. See Plan section 2.33.

Form W-2 Wages means wages, tips, and other compensation as reported on the Participant's Form W-2. See Plan section 2.10(a).

415 Safe Harbor Compensation means wages, salaries, and fees for professional services and other amounts received (whether or not paid in cash) for personal services rendered in the course of employment with the Adopting Employer to the extent such amounts are included in gross income. For a detailed explanation of the inclusions and exclusions of this definition of Compensation, see Plan section 2.10(a)(ii).

Fringe Benefit Items means those fringe benefit items covered by Section 1.414(s)-1(c)(3) of the Treasury Regulations.

Highly Compensated Employees means active and former Employees of the Adopting Employer who (a) were 5% owners at any time during the current or preceding Plan Year, or (b) had Compensation from the Adopting Employer in excess of $80,000 in the preceding Plan Year. See Plan section 2.35.

Hours of Service means each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Adopting Employer as well as certain other hours for which he or she is paid, for reasons including illness or vacation. Hours of Service are based on actual hours worked or an equivalency method (i.e., 45 hours per week) as determined by the Employer. See Plan section 2.36 for a detailed definition of Hours of Service.

Integrated refers to the  Two-Tiered  Formula used by the  Adopting  Employer to allocate contributions. Plans that are integrated allocate contributions at a higher rate on Compensation above the "Integration Level" (see below) than on other Compensation. Plans that are non-integrated allocate contributions proportionately based on Compensation. See Plan section 4.2.

Integration  Level  means a  level  of  Compensation  selected  in the  Adoption
         Agreement, not more than the Social Security Taxable Wage Base for the year.

Internal Revenue Code Section 3401(a) Wages means wages subject to income tax withholding. See Plan section 2.10(a)(i).

Leased Employees means any person who provides services to the Adopting Employer where: (i) such services are provided pursuant to an agreement; (ii) such person has provided services to the Adopting Employer on a substantially full-time basis for at least one year; and
         (iii) such services are performed under the direction or control of the Adopting Employer. See Plan section 2.39.

Limitation Year means the measuring period used for performing Tax Code Section 415 testing. See Plan section 2.40.

Matching Safe  Harbor   means  the   Employer   will  make   Employer   Matching
         Contributions  subject to certain  requirements,  as  described in Plan section 2.67, in order to eliminate the need for the Employer to perform ADP and ACP tests. All Employer Matching Contributions made under a Matching Safe Harbor formula are 100% vested at all times and not eligible for withdrawal.

Minimum Required Distribution means the minimum amount required to be distributed on an annual basis to a Participant or Designated
         Beneficiary pursuant to Section 1.401(a)(9) of the Treasury Regulations. See Plan section 7.8.

Plan Year means the period used for administering the Plan.

Predecessor Employer means an employer who was not previously a member of the Adopting Employer's controlled group of corporations. See Plan section 2.83.

Profit Sharing Account means the account set up to hold Profit Sharing Contributions allocated to a Participant. See Plan section 2.1(c).

QualifiedJoint  and  Survivor   Annuity   means,   in  the  case  of  a  married
         Participant, an annuity payable for the life of the Participant with a survivor portion payable to such Participant's spouse or, in the case of a single Participant, an annuity purchased for the life of the Participant. See Plan section 2.59.

QualifiedPreretirement Survivor Annuity means an annuity payable for the life of a surviving spouse where the Participant has died prior to receiving his or her distribution. See Plan section 2.52.

Related Employers means all employers related to the Adopting Employer as: (i) a member of a controlled group of corporations; or (ii) a member of an affiliated service group. See Plan section 2.66.

Rollover Account means the account set up for a Participant's rollover contributions. See Plan section 2.1(g).

Safe Harbor Hardship means a Participant must demonstrate that the distribution will be for: (i) medical expenses; (ii) the purchase of his or her primary residence; (iii) the payment of tuition; or (iv) the payment of fees necessary to prevent the eviction of the Participant from his or her primary residence. In addition, the distribution must satisfy the following criteria: (i) the withdrawal must not exceed the immediate and heavy financial need; (ii) the Participant must have obtained all distributions available under all plans maintained by the Adopting Employer; (iii) the Participant's Salary Deferral Contributions for purposes of Tax Code Section 402(g) in the next taxable year must include the amount of such Participant's Salary Deferral Contributions in the year of the hardship distribution; and
         (iv) the Participant is prohibited under the Plan and all other plans of the Adopting Employer from making Salary Deferral Contributions for one year. See Plan section 8.2.

Safe Harbor Points means the Profit Sharing Contribution is allocated proportionately based on the Participant's points for age, service and compensation. See Plan section 4.2.

Salary Deferral Account means the account set up for a Participant's Salary Deferral Contributions. See Plan section 2.1(j).

Salary Deferral Contributions means those contributions made by the Adopting Employer on behalf of a Participant to this Plan and to other plans governed by one of the following Tax Code Sections: 125, 401(k), 402(h), 403(b), 414(h)(2), and 457(b). See Plan section 2.69.

Sign-on Matching Contributions means the one-time Employer contributions meant to encourage participation in the Plan. They are treated as a matching contribution for ACP testing purposes. See Plan section 2.72.

Spousal  Exception  means the  surviving  spouse  has the  option  of  deferring
         commencement  of  the   distribution   until  the  year  in  which  the
         Participant would have attained age 70 1/2. See Plan section 7.7.

Successor  Plan  means  the  Adopting   Employer  has  adopted  the  Plan  as  a
restatement.

Taxable Wage Base means the maximum amount of Compensation subject to OASDI under the Social Security Act on an annual basis. See Plan section 2.27.

3% Non-Elective Safe Harbor Contribution means the Employer will make a 3% non-elective contribution subject to certain requirements as described in Plan section 2.68, in order to eliminate the need for the Employer to perform ADP and ACP tests. All non-elective contributions made under a 3% Non-Elective Safe Harbor formula are 100% vested at all times and not eligible for withdrawal.

Top-Paid Group Election means the Adopting Employer will determine who is a Highly Compensated Employee based on a group consisting of the top 20% of Employees when ranked based on compensation.

Top-Heavymeans the key employees of the Adopting Employer have 60% or more of the account balances under the Plan. If a plan is Top-Heavy, special contribution and vesting rules apply. See Plan section 10.

Two-Tiered Formula  means the Profit  Sharing  Contribution  will be made at the maximum permitted disparity. Maximum permitted disparity is the percentage by which allocations (as a percentage of Compensation) above the Integration Level may exceed the percentage of allocations up to the Integration Level. Maximum permitted disparity is equal to the lesser of:

         (a)      5.7%; or
         (b) the applicable percentage determined in accordance with the following table:

  If the integration level is:       Then the applicable
                                     % is

         Taxable Wage Base                   5.7%

 At least 80% of the Taxable Wage            5.4%
  Base, but less than the Taxable
             Wage Base

At least the greater of $10,000 or           4.3%
20% of Taxable Wage Base, but less
   than 80% of Taxable Wage Base


Vesting Service means an Employee's service with the Employer or Predecessor Employer, beginning on the date the Employee first performs an Hour of Service for the Employer, which is credited to such Employee for vesting purposes. See Plan section 2.84.

                    RELATED EMPLOYER PARTICIPATION AGREEMENT

         The undersigned Related Employer, by executing this Agreement, elects to become a participating Related Employer in the Plan described in the attached Adoption Agreement, as if the Related Employer were a signatory to that Adoption Agreement. The Related Employer accepts, and agrees to be bound by, all of the elections selected in the Adoption Agreement as made by the Adopting Employer.


Dated:
         -----------------------------------


                                                     Related Employer

                           RELATED EMPLOYER PARTICIPATION AGREEMENT

         The undersigned Related Employer, by executing this Agreement, elects to become a participating Related Employer in the Plan described in the attached Adoption Agreement, as if the participating Related Employer were a signatory to that Adoption Agreement. The participating Related Employer accepts, and agrees to be bound by, all of the elections selected in the Adoption Agreement as made by the Adopting Employer.

1.       Name of Related Employer:

2. Related Employer's Tax-Identification Number: Tax identification number:


Dated:
         -----------------------------------


                                                     Related Employer

                                  AMENDMENT TO

                          PROVIDENCE ENERGY CORPORATION
                            VOLUNTARY INVESTMENT PLAN


         WHEREAS, the Providence Energy Corporation Voluntary Investment Plan (the "Plan") consists of (1) those provisions of the American Century Prototype Defined Contribution Plan (the "Prototype Plan") that were selected by Providence Energy Corporation ("Providence") in the Non-Standardized Profit Sharing/401(k) Plan Adoption Agreement (the "Adoption Agreement") relating to the Prototype Plan that was executed by Providence; and

         WHEREAS, effective September 28, 2000, Providence is being merged into Southern Union Company ("Southern Union"); NOW, THEREFORE, pursuant to
         Section 11.1 of the Plan, Southern Union, as successor in interest to Providence, hereby amends the Plan as set forth below:

1.      Section I.B. of the Adoption Agreement is amended to read as follows:
        Name of Plan:Southern Union Company ProvEnergy Voluntary Investment Plan


2. Under Section III.C. of the Adoption Agreement, and at the end of the box selected thereunder, which begins with the phrase "[t]he following class of Employees is excluded from participation," one sentence is added to the Adoption Agreement, to read as follows:

                  Individuals employed by Southern Union Company at work sites, other than those previously owned and operated by Providence Energy Corporation, The Providence Gas Company or North Attleboro Gas Company, are excluded from participation in the Plan.
a. The text following the box selected under Section III.D. of the Adoption Agreement is amended to read as follows:

                  Employees of the following Related Employers are eligible to participate in the Plan (list): Providence Energy Services, Inc. and Providence Energy Oil Enterprises, Inc. Individuals employed by Southern Union Company at work sites previously owned and operated by Providence Energy Corporation, The Providence Gas Company or North Attleboro Gas Company are also eligible to participate in the Plan.


         Executed to be effective September 28, 2000.


                                             SOUTHERN UNION COMPANY

                                         By:_NANCY CAPEZZUTI
                                             --------------------------------
                                             Nancy Capezzuti
                                             Senior Vice President


         1       If the application of this condition would, for any Plan Year, result in the failure of the Plan to meet the requirements of Code Sections 401(a)(4) or 410(b), then, with respect to all Participants whose Termination Date was in that Plan Year, "500 Hours of Service" will be substituted for any higher Hours of Service requirement in this subparagraph. In the case of a "short" Plan Year of fewer than 12 months, for purposes of this paragraph, the Hours of Service requirement will be reduced by multiplying 1,000 or 500, as applicable, by a fraction whose numerator is the number of full months in such "short" Plan Year and whose denominator is 12.

         2       If the application of this condition would, for any Plan Year, result in the failure of the Plan to meet the requirements of Code Sections 401(a)(4) or 410(b), then, with respect to all Participants whose Termination Date was in that Plan Year, "500 Hours of Service" will be substituted for any higher Hours of Service requirement in this subparagraph. In the case of a "short" Plan Year of fewer than 12 months, for purposes of this paragraph, the Hours of Service requirement will be reduced by multiplying 1,000 or 500, as applicable, by a fraction whose numerator is the number of full months in such "short" Plan Year and whose denominator is 12. If Employer Money Purchase
Contributions are allocated on a quarterly basis, the 500 Hours of Service requirement will be prorated accordingly.


         3       If the application of this condition would, for any Plan Year, result in the failure of the Plan to meet the requirements of Code Sections 401(a)(4) or 410(b), then, with respect to all Participants whose Termination Date was in that Plan Year, "500 Hours of Service" will be substituted for "1,000 Hours of Service" in the preceding sentence. In the case of a "short" Plan Year of fewer than 12 months, for purposes of this paragraph, the Hours of Service requirement will be reduced by multiplying 1,000 or 500, as applicable, by a fraction whose numerator is the number of full months in such "short" Plan Year and whose denominator is 12.

         4        If the Plan is subject to the Qualified Joint and Survivor
Annuity/Qualified Preretirement Survivor Annuity rules pursuant to item IX.F. of this Adoption Agreement, spousal consent will be required.

         5        If the Plan is subject to the Qualified Joint and Survivor
Annuity/Qualified Preretirement Survivor Annuity rules pursuant to item IX.F. of this Adoption Agreement, spousal consent will be required.

         6        If the Plan is subject to the Qualified Joint and Survivor
Annuity/Qualified Preretirement Survivor Annuity rules pursuant to item IX.F. of this Adoption Agreement, spousal consent will be required.